                                                                     EXHIBIT 4.5

                            ASSET PURCHASE AGREEMENT

                                      among

                              FINISAR CORPORATION,

                             a Delaware corporation,

                               DATA TRANSIT CORP.,

                             a Delaware corporation,

                                       AND

                        DALE T. SMITH and JANIS H. SMITH,
                individual residents of the State of California.

                                      DATED

                                 AUGUST 4, 2004

                                TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
ARTICLE I. DEFINITIONS...................................................................      2
  1.1      "Acquisition Proposal"........................................................      2
  1.2      "Affiliates"..................................................................      2
  1.3      "Agreement"...................................................................      2
  1.4      "Allocation Schedule".........................................................      2
  1.5      "Analyzer Business"...........................................................      2
  1.6      "Ancillary Agreements"........................................................      2
  1.7      "Article IV Losses"...........................................................      3
  1.8      "Article V Losses"............................................................      3
  1.9      "Assigned Agreements".........................................................      3
  1.10     "Assumed Liabilities".........................................................      3
  1.11     "Basket Amount"...............................................................      3
  1.12     "Bill of Sale and Assumption Agreement".......................................      3
  1.13     "Books and Records"...........................................................      3
  1.14     "Business"....................................................................      3
  1.15     "Business Day"................................................................      3
  1.16     "Closing".....................................................................      4
  1.17     "Closing Date"................................................................      4
  1.18     "COBRA".......................................................................      4
  1.19     "Code"........................................................................      4
  1.20     "Confidentiality Agreement"...................................................      4
  1.21     "Contract"....................................................................      4
  1.22     "Copyright Assignment"........................................................      4
  1.23     "Covenant Not to Compete".....................................................      4
  1.24     "Current Customer Backlog "...................................................      4
  1.25     "Defenses and Claims".........................................................      5
  1.26     "Domain Name Assignment"......................................................      5
  1.27     "Documentation"...............................................................      5
  1.28     "ERISA".......................................................................      5
  1.29     "Employee Plan"...............................................................      5
  1.30     "Employee" and "Employees"....................................................      5
  1.31     "Encumbrances"................................................................      5
  1.32     "Environmental Laws"..........................................................      5
  1.33     "Exchange Act"................................................................      6
  1.34     "Excluded Assets".............................................................      6
  1.35     "Excluded Liabilities"........................................................      6
  1.36     "Expiration Date".............................................................      6
  1.37     "Facilities ".................................................................      6
  1.38     "Founder Shares ".............................................................      6
  1.39     "GAAP"........................................................................      6
  1.40     "Governmental Authority"......................................................      6
  1.41     "Governmental Permit".........................................................      6

1.42     "Hazardous Substances"........................................................      7
1.43     "Indemnifiable Losses"........................................................      7
1.44     "Indemnified Party"...........................................................      7
1.45     "Indemnifying Party"..........................................................      7
1.46     "Indemnitor" and "Indemnitee".................................................      7
1.47     "Indemnification Claim".......................................................      7
1.48     "Intellectual Property Rights"................................................      7
1.49     "Inventory"...................................................................      8
1.50     "I-Tech Agreement"............................................................      8
1.51     "Key Business Employees"......................................................      8
1.52     "Lease".......................................................................      8
1.53     "Lease Assignment"............................................................      8
1.54     "Liabilities".................................................................      8
1.55     "Losses"......................................................................      9
1.56     "Trademark Rights Assignment "................................................      9
1.57     "Material Adverse Effect".....................................................      9
1.58     [Reserved]....................................................................      9
1.59     "New Purchaser Employees".....................................................      9
1.60     "NNM".........................................................................      9
1.61     "Note Amount".................................................................      9
1.62     "Note Term"...................................................................      9
1.63     "Patent Assignment"...........................................................      9
1.64     "Paying Party"................................................................      9
1.65     "Permitted Encumbrances"......................................................      9
1.66     "Person"......................................................................      9
1.67     "Prepaid Assets"..............................................................     10
1.68     "Products"....................................................................     10
1.69     "Promissory Note".............................................................     10
1.70     "Purchased Assets"............................................................     10
1.71     "Purchaser Common Stock"......................................................     12
1.72     "Purchaser Group "............................................................     12
1.73     "Purchaser Preferred Stock "..................................................     12
1.74     "Purchaser SEC Reports".......................................................     12
1.75     "Purchaser Securities"........................................................     12
1.76     "Purchaser Share Price".......................................................     12
1.77     "Registrable Securities"......................................................     12
1.78     "Registration Period".........................................................     12
1.79     "Registration Statement"......................................................     12
1.80     "Reimbursing party"...........................................................     12
1.81     "SEC".........................................................................     12
1.82     "Section 1060 Purchase Price".................................................     13
1.83     "Securities Act"..............................................................     13
1.84     "Seller Agreements"...........................................................     13
1.85     "Seller Balance Sheet"........................................................     13
1.86     "Seller Customers"............................................................     13
1.87     "Seller Customer Assets"......................................................     13

  1.88     "Seller Financial Statements".................................................     13
  1.89     "Seller Group"................................................................     13
  1.90     "Seller IP Rights"............................................................     13
  1.91     "Seller IP Rights Agreements".................................................     13
  1.92     "Seller Losses"...............................................................     13
  1.93     "Seller Product"..............................................................     13
  1.94     "Seller Shares"...............................................................     14
  1.95     "Seller Tangible Personal Property"...........................................     14
  1.96     "Seller Technology"...........................................................     14
  1.97     "Seller Technology Assets"....................................................     14
  1.98     "Seller Unaudited Financial Statements".......................................     14
  1.99     "Seller-Licensed IP"..........................................................     14
  1.100    "Seller-Licensed IP Rights"...................................................     14
  1.101    "Seller-Owned IP Rights"......................................................     14
  1.102    "Stock Resale Agreement"......................................................     14
  1.103    "Stockholder Consulting Agreement"............................................     14
  1.104    "Straddle Period".............................................................     15
  1.105    "Suspension Right"............................................................     15
  1.106    "Tax".........................................................................     15
  1.107    "Tax-Exempt Use Property".....................................................     15
  1.108    "Tax Return"..................................................................     15
  1.109    "Third Party Claim"...........................................................     15
  1.110    "Transfer Taxes"..............................................................     15
  1.111    "Transfer Tax Return".........................................................     15
  1.112    "WARN Act"....................................................................     15
  1.113    "2003 Financial Statements"...................................................     16

ARTICLE II. PURCHASE AND SALE OF PURCHASED ASSETS; ASSUMPTION OF LIABILITIES.............     16
  2.1      Purchase and Sale.............................................................     16
  2.2      Excluded Assets...............................................................     16
  2.3      Asset Transfer; Passage of Title; Delivery....................................     16
  2.4      Assumption of Liabilities; Excluded Liabilities...............................     17
  2.5      Payment of Purchase Price.....................................................     20
  2.6      Unassignable Assets...........................................................     20
  2.7      Stockholder Consulting Agreement..............................................     21
  2.8      Private Placement.............................................................     21

ARTICLE III. THE CLOSING.................................................................     22
  3.1      The Closing...................................................................     22
  3.2      Closing Deliveries by Seller and Stockholder..................................     22
  3.3      Closing Deliveries by Purchaser...............................................     23

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDER.....................     24
  4.1      Organization..................................................................     24
  4.2      Seller Capital Structure......................................................     24

  4.3      Subsidiaries..................................................................     24
  4.4      Authorization.................................................................     24
  4.5      No Conflicts; Consents........................................................     25
  4.6      Financial Statements..........................................................     26
  4.7      Absence of Undisclosed Liabilities............................................     26
  4.8      Absence of Certain Changes or Events..........................................     26
  4.9      Taxes.........................................................................     28
  4.10     Title to and Condition of Assets; Sufficiency of Assets; Warranties...........     29
  4.11     Intellectual Property.........................................................     30
  4.12     [Reserved]....................................................................     33
  4.13     Inventory.....................................................................     33
  4.14     Litigation and Claims.........................................................     34
  4.15     Compliance with Laws and Regulations, Governmental Licenses, Etc..............     34
  4.16     Employees.....................................................................     34
  4.17     No Representations to Employees...............................................     36
  4.18     Environmental Compliance......................................................     36
  4.19     Product Liability.............................................................     36
  4.20     Contracts; Customers..........................................................     37
  4.21     Sale of Products; Services....................................................     39
  4.22     I-Tech Agreement..............................................................     40
  4.23     Certain Transactions and Agreements...........................................     40
  4.24     No Brokers....................................................................     40
  4.25     Restrictions on Business......................................................     40
  4.26     Fairness of Consideration.....................................................     41
  4.27     No Other Negotiations.........................................................     41
  4.28     Investment Representations....................................................     41
  4.29     Accuracy of Material Facts; Copies of Materials...............................     42
  4.30     Warranty Disclaimer...........................................................     42

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PURCHASER...................................     43
  5.1      Organization..................................................................     43
  5.2      Purchaser Capital Structure...................................................     43
  5.3      Authorization.................................................................     44
  5.4      No Conflicts; Consents........................................................     44
  5.5      SEC Filings...................................................................     45
  5.6      Absence of Certain Changes or Events..........................................     45
  5.7      Litigation and Claims.........................................................     45
  5.8      Brokers.......................................................................     46
  5.9      Accuracy of Material Facts....................................................     46

ARTICLE VI. COVENANTS OF SELLER AND STOCKHOLDER..........................................     46
  6.1      Advice of Changes.............................................................     46
  6.2      Conduct of Business...........................................................     46
  6.3      Access to Information.........................................................     48
  6.4      Regulatory Approvals..........................................................     48
  6.5      Satisfaction of Conditions Precedent..........................................     48
  6.6      Exclusive Dealings............................................................     48

  6.7      Books and Records.............................................................     49
  6.8      Discharge of Excluded Liabilities.............................................     49
  6.9      Stockholder Proxies and Consents..............................................     49
  6.10     Other Obligations of Seller...................................................     49

ARTICLE VII. COVENANTS OF PURCHASER......................................................     51
  7.1      Advice of Changes.............................................................     51
  7.2      Regulatory Approvals..........................................................     51
  7.3      Satisfaction of Conditions Precedent..........................................     51
  7.4      Discharge of Assumed Liabilities..............................................     51
  7.5      SEC Filings...................................................................     51

ARTICLE VIII. ADDITIONAL AGREEMENTS......................................................     52
  8.1      Confidentiality...............................................................     52
  8.2      Publicity.....................................................................     52
  8.3      Restrictions on Transferability of Purchaser Securities.......................     52
  8.4      Form S-3 Registration Statement...............................................     53
  8.5      Tax Allocation................................................................     57
  8.6      Taxes and Facility Costs......................................................     57
  8.7      Advance to Seller.............................................................     59
  8.8      New Purchaser Employees.......................................................     59
  8.9      NASDAQ Quotation..............................................................     60

ARTICLE IX. CONDITIONS TO CLOSING........................................................     61
  9.1      Conditions to Each Party's Obligations........................................     61
  9.2      Conditions to Obligations of Seller...........................................     61
  9.3      Conditions to Obligations of Purchaser........................................     62

ARTICLE X. POST-CLOSING MATTERS..........................................................     64
  10.1     Further Assurances of Seller..................................................     64
  10.2     Further Assurances of Purchaser...............................................     64
  10.3     Covenant not to Compete.......................................................     65
  10.4     Name Change...................................................................     66
  10.5     Collection of Accounts Receivable.............................................     66
  10.6     Post Closing Retention........................................................     66

ARTICLE XI. TERMINATION OF AGREEMENT.....................................................     67
  11.1     Termination by Purchaser......................................................     67
  11.2     Termination by Seller.........................................................     67
  11.3     Mutual Consent................................................................     68
  11.4     Effect of Termination.........................................................     68

ARTICLE XII. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.................     68
  12.1     Survival of Representations and Warranties....................................     68
  12.2     Indemnification by Seller and Stockholder.....................................     68
  12.3     Indemnification by Purchaser..................................................     70

  12.4     Procedures for Indemnification................................................     72
  12.5     Defense of Third Party Claims.................................................     72
  12.6     Settlement of Third Party Claims..............................................     73

ARTICLE XIII. GENERAL....................................................................     73
  13.1     Governing Law.................................................................     73
  13.2     Bulk Sales....................................................................     73
  13.3     Assignment; Binding upon Successors and Assigns...............................     74
  13.4     Severability..................................................................     74
  13.5     Entire Agreement..............................................................     74
  13.6     Counterparts..................................................................     74
  13.7     Expenses......................................................................     74
  13.8     Other Remedies................................................................     75
  13.9     Amendment.....................................................................     75
  13.10    Waiver........................................................................     75
  13.11    Notices.......................................................................     75
  13.12    Construction and Interpretation of Agreement..................................     76
  13.13    No Rights of Set Off..........................................................     77
  13.14    No Joint Venture..............................................................     77
  13.15    Absence of Third Party Beneficiary Rights.....................................     77
  13.16    DISPUTE RESOLUTION............................................................     77

                  EXHIBITS AND SCHEDULES

Exhibit                                Description
-------                    -------------------------------------
A                          Promissory Note
B                          Stockholder Consulting Agreement
C                          Bill of Sale and Assumption Agreement
D                          Lease Assignment Agreement
E                          Patent Assignment
F                          Copyright Assignment
G                          Domain Name Assignment
H                          Trademark Rights Assignment
I                          Stock Resale Agreement

Schedule                                          Description
--------                   ----------------------------------------------------------
  1.24                     Customer Sales Backlog
  1.34                     Excluded Assets
  1.49                     Inventory
  1.51                     Key Business Employees
  1.65                     Permitted Encumbrances
  1.68                     Products
1.71(g)                    Contracts
1.71(h)                    Prepaid Assets
1.71(k)                    Other Tangible Assets
  1.97                     Seller Technology Assets
   4.5                     Required Approvals, Consents, etc.
   4.6                     Accounting Adjustments
   4.7                     Undisclosed Liabilities
4.10(b)                    Leased Realty and Leases
4.10(c)                    Other Intellectual Property Rights, Licenses and Royalties
4.11(b)                    Patents, etc.
4.11(c)                    Royalties, etc.
4.11(d)                    Employee Agreements
  4.13                     Inventory Defects
  4.14                     Litigation and Claims
  4.15                     Noncompliance
4.16(a)                    Employees
4.16(c)                    Employee Agreements and Employee Plans
4.16(d)                    Employee Visas
4.16(e)                    Employee Plan Changes
4.20(a)                    Seller Agreements
4.20(b)                    Material Contracts and Defaults, Disputes and Claims

4.20(c)                    Clients
4.20(d)                    Unresolved Claims
4.20(e)                    Orders Outside Ordinary Course
  4.21                     Product Defects, Claims, Etc.
  4.29                     Undisclosed Contracts
 9.3(c)                    Required Consents
  10.1                     Post-Closing Conveyances
   --                      Allocation Schedule

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of August 4, 2004 by and among FINISAR CORPORATION, a Delaware corporation ("Purchaser") DATA TRANSIT CORP., a Delaware corporation ("Seller"), and, DALE
T. SMITH and JANIS H. SMITH, individual residents of San Jose, California (collectively "Stockholder").

                                    RECITALS

         A. Seller is engaged, among other things, in the business of researching, developing, manufacturing, selling and servicing advanced computer system interconnect analysis systems known generally as "BusDoctor(TM) Protocol Analyzers" and the "BusDoctor(TM) Rx Protocol Analyzers" in support of, or that otherwise work with, the following protocols:

            i.      ATA/ATAPI/UDMA;

            ii.     Serial ATA (SATA);

            iii.    Serial Attached SCSI (SAS);

            iv.     IEEE 1394a (Firewire);

            v.      SCSI including SCSI-1 320;

            vi.     InfiniBand;

            vii.    Ethernet including Gigabit Ethernet;

            viii.   iSCSI;

            ix.     PCMCIA;

            x.      CardBus;

            xi.     Fibre Channel including 1 & 2 Gb/s;

            xii.    Compact Flash;

            xiii.   USB including USB 1.1 & USB 2.0;

            xiv.    Logic;

            xv.     PCI/X; and

            xvi.    PCI Express;

and future versions or successors to one or more of such protocols (collectively, the "Analyzer Business");

         B. In addition to the Analyzer Business, Seller is engaged in other businesses, including but not necessarily limited to the business of researching, developing, manufacturing, selling and servicing the PacketMaker(TM) traffic generator product line and in addition has acquired the dormant business known as Bus Probes(TM), formerly a sole proprietorship of Stockholder which was engaged in the business of researching, developing, manufacturing, selling and servicing interface pods for certain Tektronix branded analyzers (such other businesses, collectively, with the Analyzer Business, the "Business");

         C. Seller desires to sell and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, substantially all the assets of Seller related to the Business, excluding cash and certain other assets as more particularly provided herein, and Purchaser agrees to assume certain of the liabilities of Seller related to the Business on the terms and conditions set forth in this Agreement;

         D. Stockholder also joins in this Agreement for the purposes of making warranties and representations and of agreeing not to compete and as otherwise set forth herein.

         NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

                  1.1 "Acquisition Proposal"

   shall have the meaning set forth in Section 6.6 hereof.

                  1.2 "Affiliates"

   shall mean, with respect to any specified person, any other person that directly or indirectly controls, is controlled by, or is under common control with, such specified person (where, for purposes of this definition, "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as an officer, director, trustee or executor, by contract or otherwise).

                  1.3 "Agreement"

   shall have the meaning set forth in the introductory paragraph of this Agreement.

                  1.4 "Allocation Schedule"

   shall have the meaning set forth in Section 8.5 hereof.

                  1.5 "Analyzer Business"

   shall have the meaning set forth in Paragraph A of the Recitals to this Agreement.

                  1.6 "Ancillary Agreements"
   shall mean all assignments, certificates, documents or agreements required to be executed and delivered by either party hereto pursuant to this Agreement. "Purchaser Ancillary Agreements" means all of the certificates and documents that Purchaser is required to execute and deliver pursuant to this Agreement. "Seller Ancillary Agreements" means all of the assignments, certificates and documents that Seller or Stockholder is required to execute and deliver pursuant to this Agreement.

                  1.7 "Article IV Losses"

   shall have the meaning set forth in Section 12.2(b) hereof.

                  1.8 "Article V Losses"

   shall have the meaning set forth in Section 12.3(b) hereof.

                  1.9 "Assigned Agreements"

   shall have the meaning set forth in Section 1.70 hereof.

                  1.10 "Assumed Liabilities"

   shall have the meaning set forth in Section 2.4(a) hereof.

                  1.11 "Basket Amount"

   shall have the meaning set forth in Section 12.2(b) hereof.

                  1.12 "Bill of Sale and Assumption Agreement"

   shall have the meaning set forth in Section 3.2(a) hereof.

                  1.13 "Books and Records"

   shall mean, to the extent not already included in the Documentation, all books, records, books of account, financial records, financial statements, files, data and papers, whether in hard copy or computer format, used or held for use by Seller (other than the corporate minute books and Tax Returns of Seller), including engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former personnel.

                  1.14 "Business"

   shall have the meaning set forth in Paragraph B of the Recitals of this Agreement

                  1.15 "Business Day"

   shall mean any day on which national banks are open for business in Sunnyvale, California.

                  1.16 "Closing"

   shall mean the closing of the sale of the Purchased Assets, subject to the terms and conditions of this Agreement.

                  1.17 "Closing Date"

   shall mean August 4, 2004 or if the conditions set forth in Sections 9.1, 9.2 or 9.3 applicable to the Purchased Assets have not been satisfied and/or waived in accordance with this Agreement on or before such day then the Business Day on which Closing occurs and which is two (2) Business Days after all the conditions set forth in Sections 9.1, 9.2 or 9.3 applicable to the Purchased Assets have been satisfied and/or waived in accordance with this Agreement, or at such other time and date, and at such other place, as may be agreed to by Purchaser and Seller.

                  1.18 "COBRA"

   shall mean Section 4980B of the Code.

                  1.19 "Code"

   shall mean the Internal Revenue Code of 1986, as amended.

                  1.20 "Confidentiality Agreement"

   shall mean the Confidentiality Agreement, dated January 6, 2004, between Purchaser and Seller, as amended by an amendment thereto dated February 3, 2004.

                  1.21 "Contract"

   shall mean any written, oral or other agreement, contract, subcontract, lease, sublease, mortgage, instrument, indenture, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, memorandum of understanding, letter of intent, promise, arrangement, commitment or undertaking of any nature of Seller.

                  1.22 "Copyright Assignment"

   shall have the meaning set forth in Section 3.2(c) hereof.

                  1.23 "Covenant Not to Compete"

   shall mean, collectively, the covenants of the Stockholder and Seller set forth in Section 10.3 hereof.

                  1.24 "Current Customer Backlog "

   shall mean the total dollar amount of Seller's accepted Product purchase orders from Customers at any specified date; at the date of this Agreement, the Current Customer Backlog is set forth on Schedule 1.24.

                  1.25 "Defenses and Claims"

   shall have the meaning set forth in Section 2.4(b) hereof.

                  1.26 "Domain Name Assignment"

   shall have the meaning set forth in Section 3.2(c) hereof.

                  1.27 "Documentation"

   shall mean, collectively, all programmers' notes or logs, source code annotations, user guides, manuals, instructions, software architecture designs, layouts, any know-how, and any other designs, plans, drawings, documentation, materials, supplier lists, software source code and object code, photographs, development tools, blueprints, media, memoranda and records of Seller, that are primarily related to or otherwise necessary for the use and exploitation of any Seller Technology Assets, whether in tangible or intangible form.

                  1.28 "ERISA"

   shall mean the Employment Retirement Income Security Act of 1974, as amended.

                  1.29 "Employee Plan"

   shall mean each employment and consulting Contract, pension, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation agreement, stock, option, bonus or other incentive plan, vacation, sick, holiday or other paid leave plan, severance plan or other similar employee benefit plan, including all "employee benefit plans" as defined in Section 3(3) of ERISA maintained by Seller or any of its affiliates, which covers any Employee.

                  1.30 "Employee" and "Employees"

   shall have the meanings set forth in Section 4.16 hereof.

                  1.31 "Encumbrances"

   shall mean, other than for purposes of Section 4.11, any restrictions on or conditions to transfer or assignment, claims, liabilities, liens, pledges, title retention devices, collateral assignments, mortgages, deeds of trust, or security interests of any kind, or any charge, adverse claim of title or ownership or any other encumbrance whatsoever, whether accrued, absolute, contingent, or otherwise. For purposes of Section 4.11, "Encumbrances" shall mean Encumbrances as defined in the immediately preceding sentence and also licenses, restrictions on receipt of income derived from any asset or on the possession, exercise or transfer of any other attribute of ownership of any asset or an adverse claim of a right to use any asset.

                  1.32 "Environmental Laws"
   shall mean all U.S. and non-U.S. federal, state and local laws and regulations relating to pollution, the protection of human health or the environment (including without limitation ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, disposal, transport or handling of Hazardous Substances.

                  1.33 "Exchange Act"

   shall mean the Securities Exchange Act of 1934, as amended.

                  1.34 "Excluded Assets"

   shall mean cash at Closing and other assets of Seller listed on Schedule
1.34.

                  1.35 "Excluded Liabilities"

   shall have the meaning set forth in Section 2.4(c) hereof.

                  1.36 "Expiration Date"

   shall have the meaning set forth in Section 6.3 hereof.

                  1.37 "Facilities "

   shall have the meaning set forth in Section 4.10(b) hereof.

                  1.38 "Founder Shares "

   shall have the meaning set forth in Section 6.9 hereof.

                  1.39 "GAAP"

   shall have the meaning set forth in Section 4.6 hereof.

                  1.40 "Governmental Authority"

   shall any (a) nation, province, state, county, city, town, district or other jurisdiction of any nature; (b) federal, provincial, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing power of any nature.

                  1.41 "Governmental Permit"

   shall have the meaning set forth in Section 4.16 hereof.

                  1.42 "Hazardous Substances"

   shall mean any pollutant, contaminant, toxic, hazardous or noxious substance or waste which is regulated by the laws of any state, local, federal or other governmental authority or jurisdiction, including but not limited to the United States and the State of California, and includes but is not limited to (a) any oil or petroleum compounds, flammable substances, explosives, radioactive materials, or any other materials or pollutants which pose a hazard to persons or cause any real property to be in violation of any Environmental Laws, (b) to the extent so regulated, asbestos or any asbestos-containing material of any kind or character, (c) polychlorinated biphenyls, as regulated by the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., (d) any materials or substances designated as "hazardous substances" pursuant to (1) Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq., or (2) Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601 et seq., (e) "chemical substance," "new chemical substance" or "hazardous chemical substance or mixture" pursuant to Sections 3, 6 and 7 of the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and (f) any "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.

                  1.43 "Indemnifiable Losses"

   shall have the meaning set forth in Section 12.2(a) hereof.

                  1.44 "Indemnified Party"

   shall have the meaning set forth in Section 8.4(k) hereof.

                  1.45 "Indemnifying Party"

   shall have the meaning set forth in Section 8.4(k) hereof.

                  1.46 "Indemnitor" and "Indemnitee"

   shall have the respective meanings set forth in Section 12.4(a) hereof.

                  1.47 "Indemnification Claim"

   shall have the meaning set forth in Section 12.4(b) hereof.

                  1.48 "Intellectual Property Rights"

   shall mean any rights exercisable or available in any jurisdiction of the world constituting industrial or intellectual property rights or protections, whether owned, licensed or otherwise used or held, including without limitation all of the following: (i) all patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or resubmitted); (ii) all trademarks, service marks, trade dress, trade names, brand names, Internet domain names and URLs, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof; (iii) all copyrights, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights and moral rights;
(iv) all trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection); (v) all computer software programs, including all source code, object code and documentation related thereto; and (vi) all databases and data collections and rights therein.

                  1.49 "Inventory"

   shall mean all of the inventory, including all raw materials, work-in-progress and finished goods, of Seller, including the inventory described on Schedule 1.49 hereto, as such Schedule shall be amended as of the Closing Date to reflect changes therein occurring in the ordinary course of the Business prior to the Closing.

                  1.50 "I-Tech Agreement"

   shall have the meaning set forth in Section 4.23 hereof.

                  1.51 "Key Business Employees"

   shall mean those Employees identified as either "Individual Key Employees" or "Group Key Employees" on Schedule 1.51 hereto.

                  1.52 "Lease"

   shall mean that certain Lease dated May 1, 2003 by and between Bassett Street, LLC, a California limited liability company, and Seller, which was assigned to San Ignacio LLC by Bassett Street, LLC.

                  1.53 "Lease Assignment"

   shall have the meaning set forth in Section 3.2(a) hereof.

                  1.54 "Liabilities"

   shall mean debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including those arising under any law (under law or equity and under any theory of liability), action or governmental order and those arising under any Contract.

                  1.55 "Losses"

   shall mean any and all loss, demand, action, cause of action, assessment, damage, liability, cost or expense, including without limitation, interest, penalties and, subject to Section 12.5 hereof, reasonable attorneys' and other professional fees and expenses incurred in the investigation, prosecution, defense or settlement thereof.

                  1.56 "Trademark Rights Assignment"

   shall have the meaning set forth in Section 3.2(c) hereof.

                  1.57 "Material Adverse Effect"

   shall have the meaning set forth in Section 13.12(c) hereof.

                  1.58 [Reserved]

                  1.59 "New Purchaser Employees"

   shall mean the Employees who are offered and accept employment by Purchaser from and after the Closing pursuant to Section 8.6(d) hereof.

                  1.60 "NNM"

   shall have the meaning set forth in Section 8.9 hereof.

                  1.61 "Note Amount"

   shall have the meaning set forth in Section 2.5(a) hereof.

                  1.62 "Note Term"

   shall have the meaning set forth in Section 2.5(a) hereof.

                  1.63 "Patent Assignment"

   shall have the meaning set forth in Section 3.2(c) hereof.

                  1.64 "Paying Party"

   shall have the meaning set forth in Section 8.6(a) hereof.

                  1.65 "Permitted Encumbrances"

   shall mean those items listed on Schedule 1.65 hereto.

                  1.66 "Person"
   shall mean an individual, corporation, company, partnership, limited liability company, joint venture, joint stock company, association, business trust, unincorporated business, unincorporated organization, governmental authority, or other entity of whatever nature.

                  1.67 "Prepaid Assets"

   shall have the meaning set forth in Section 1.70(h) hereof.

                  1.68 "Products"

   shall mean all of the products of Seller, including those products listed on
Schedule 1.68 hereto, and "Product" shall mean any of the Products.

                  1.69 "Promissory Note"

   shall have the meaning set forth in Section 2.5(a) hereof.

                  1.70 "Purchased Assets"

   shall mean, collectively, all of the following:

                  (a) all of the Seller Technology Assets in intangible form;

                  (b) all Documentation in intangible form;

                  (c) any and all copies in tangible medium and any and all other tangible embodiments of all of the Seller Technology Assets and of all of the Documentation;

                  (d) all Intellectual Property Rights owned by Seller, including all patents, rights in patent applications and invention rights listed in the Patent Assignment, all copyrights listed in the Copyright Assignment, all marks listed in the Trademark Rights Assignment and all domain names listed in the Domain Name Assignment, including the Intellectual Property Rights listed or otherwise described on Schedule 4.11(b);

                  (e) all Books and Records, other than those relating exclusively to Excluded Assets;

                  (f) to the extent lawfully transferable, all Governmental Permits;

                  (g) (i) all of Seller's rights under the Contracts listed or described on Schedule 1.70(g) attached hereto (as such Schedule shall be amended as of the Closing Date to reflect changes therein occurring in the ordinary course of the Business prior to the Closing), which Contracts shall include any schedule, exhibit, appendix, or similar attachment thereto, any side letter or written modification or extension thereof (collectively, the "Assigned Agreements"), and (ii) to the extent any Contract related to the Business existing on the date of this Agreement the terms of which have not been disclosed in all material respects to Purchaser is discovered or otherwise disclosed to Purchaser after the date of this Agreement or after the Closing, Purchaser will have the right to elect whether or not such Contract shall be deemed an Assigned Agreement; Assigned Agreements will also include any Contract related to the Business entered into after the date of this Agreement without violation of Section 6.2 of this Agreement;

                  (h) all prepaid expenses, deposits and similar prepaid items of Seller existing on the Closing Date, including the prepaid items described on
Part I to Schedule 1.70(h) (collectively, the "Prepaid Assets"), which Schedule will be updated to reflect the Prepaid Assets as of the Closing Date at least one Business Day prior to the Closing Date, other than such items of the type set forth on Part II to Schedule 1.70(h) attached hereto;

                  (i) a complete list of all Seller Customers and prospect lists (whether current or prior), and Seller Customer account histories, correspondence, notes and plans for Seller Customers or prospective customers, including all data regarding such Seller Customers, and all other marketing, promotional, Seller Customer and sales information, whether stored in written form, magnetic or electronic media or in any other form (collectively, the "Seller Customer Assets");

                  (j) all rights, claims, credits, causes of action or rights of setoff of Seller against third parties, whether liquidated or unliquidated, fixed or contingent, and all rights of Seller, under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties, other than those related exclusively to the Excluded Assets;

                  (k) all Inventory and other tangible assets, including the tangible assets identified on Schedule 1.70(k) attached hereto (as such Schedule shall be amended as of the Closing Date to reflect changes therein occurring in the ordinary course of the Business prior to the Closing) and all warranties and guaranties, express or implied, issued to or in favor of Seller, or any of Seller's predecessors in title, from any contracts, contractors, subcontractors, materialmen, suppliers or vendors relating to such assets, (collectively, the "Seller Tangible Personal Property");

                  (l) all policy rights and proceeds payable under any insurance policy covering the Purchased Assets with respect to damage to the Purchased Assets or other insurable or covered event affecting the condition of the Purchased Assets that occurred prior to the Closing; provided, however that to the extent any policy rights and proceeds payable under any insurance policy covering the Purchased Assets for damage to the Purchased Assets also relate to any Excluded Assets, then such policy rights and proceeds will be apportioned based on the value of the Purchased Assets covered under any such insurance policy versus the value of the Excluded Assets covered under any such insurance policy;

                  (m) all goodwill and going concern value of Seller, including without limitation, all rights of Seller in the name "Data Transit", together with the right to represent to third parties that Purchaser is the successor to the Business; and

                  (n) any and all other property rights of Seller (real, personal, mixed, tangible or intangible) used in the conduct of the Business (including, without limitation, post office boxes and telephone and facsimile numbers).

                  1.71 "Purchaser Common Stock"

   shall mean the common stock, $0.001 par value, of Purchaser.

                  1.72 "Purchaser Group "

   shall have the meaning set forth in Section 12.2(a) hereof.

                  1.73 "Purchaser Preferred Stock "

   shall have the meaning set forth in Section 5.2(a) hereof.

                  1.74 "Purchaser SEC Reports"

   shall have the meaning set forth in Section 5.5 hereof.

                  1.75 "Purchaser Securities"

   shall have the meaning set forth in Section 2.8 hereof.

                  1.76 "Purchaser Share Price"

   shall mean, as of any date, the average closing trading price per share of the Purchaser Common Stock on the NNM for the ten (10) trading days ending two
(2) Business Days prior to (i) each date on which this Agreement provides for shares of Purchaser Common Stock to be issued to Seller or, if such date is delayed for any reason, (ii) the date on which such shares are actually delivered.

                  1.77 "Registrable Securities"

   shall have the meaning set forth in Section 8.4(a) hereof.

                  1.78 "Registration Period"

   shall have the meaning set forth in Section 8.4(c) hereof.

                  1.79 "Registration Statement"

   shall have the meaning set forth in Section 8.4(a) hereof.

                  1.80 "Reimbursing party"

   shall have the meaning set forth in Section 8.6(a) hereof.

                  1.81 "SEC"
   shall mean the United States Securities and Exchange Commission.

                  1.82 "Section 1060 Purchase Price"

   shall have the meaning set forth in Section 8.5 hereof.

                  1.83 "Securities Act"

   shall mean the Securities Act of 1933, as amended.

                  1.84 "Seller Agreements"

   shall have the meaning set forth in Section 4.20(a) hereof.

                  1.85 "Seller Balance Sheet"

   shall have the meaning set forth in Section 4.6 hereof

                  1.86 "Seller Customers"

   shall have the meaning set forth in Section 4.20(c) hereof.

                  1.87 "Seller Customer Assets"

   shall have the meaning set forth in Section 1.70(i) hereof.

                  1.88 "Seller Financial Statements"

   shall have the meaning set forth in Section 4.6 hereof.

                  1.89 "Seller Group"

   shall have the meaning set forth in Section 12.3 hereof.

                  1.90 "Seller IP Rights"

   shall have the meaning set forth in Section 4.11(a) hereof.

                  1.91 "Seller IP Rights Agreements"

   shall have the meaning set forth in Section 4.12(c) hereof.

                  1.92 "Seller Losses"

   shall have the meaning set forth in Section 12.3 hereof.

                  1.93 "Seller Product"

   shall have the meaning set forth in Section 4.20(c) hereof.

                  1.94 "Seller Shares"

   shall have the meaning set forth in Section 4.2 hereof.

                  1.95 "Seller Tangible Personal Property"

   shall have the meaning set forth in Section 1.70(k) hereof.

                  1.96 "Seller Technology"

   shall mean all of Seller's computer software (including software programs, objects, modules, routines, algorithms and any other software code) in both source code and object code form, copyrightable works, inventions (whether or not patentable), trade secrets (including Seller's customer lists), know-how, processes, designs, techniques, confidential business information and other proprietary information and technologies, including without limitation any of the above related to software programs and updates, upgrades, new versions and new releases of such software programs currently under development by or for Seller; "Seller Technology" also includes the above-described assets of Stockholder used in the Business.

                  1.97 "Seller Technology Assets"

   shall mean all of the Seller Technology including without limitation the Seller Technology described on Schedule 1.97 attached hereto as such Schedule shall be amended as of the Closing Date to reflect changes therein occurring in the ordinary course of the Business prior to the Closing.

                  1.98 "Seller Unaudited Financial Statements"

   shall have the meaning set forth in Section 4.6 hereof.

                  1.99 "Seller-Licensed IP"

   shall have the meaning set forth in Section 4.12(b) hereof.

                  1.100 "Seller-Licensed IP Rights"

   shall have the meaning set forth in Section 4.11(a) hereof.

                  1.101 "Seller-Owned IP Rights"

   shall have the meaning set forth in Section 4.11(a) hereof.

                  1.102 "Stock Resale Agreement"

   shall have the meaning set forth in Section 3.2(a) hereof.

                  1.103 "Stockholder Consulting Agreement" shall have the meaning set forth in Section 2.7 hereof.

                  1.104 "Straddle Period"

   shall have the meaning set forth in Section 8.6(b) hereof.

                  1.105 "Suspension Right"

   shall have the meaning set forth in Section 8.4(h) hereof.

                  1.106 "Tax"

   or, collectively, "Taxes" shall mean any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  1.107 "Tax-Exempt Use Property"

   shall have the meaning set forth in Section 4.9(j) hereof.

                  1.108 "Tax Return"

   shall mean any returns, estimates, information statements, declarations, reports, statements and any other document required to be filed in respect of any Tax.

                  1.109 "Third Party Claim"

   shall have the meaning set forth in Section 12.5 hereof.

                  1.110 "Transfer Taxes"

   shall mean all sales taxes, use taxes, conveyance taxes, transfer taxes, value-added taxes, filing fees, recording fees, reporting fees, fees for clearing customs, customs duties and other similar duties, taxes and fees, if any, imposed upon, or resulting from, the transfer of the Purchased Assets to Purchaser hereunder, except federal, state or local income or similar taxes based upon or measured by revenue, income, profit or gain from the transfer of the Purchased Assets or the operation of the Business prior to the Closing.

                  1.111 "Transfer Tax Return"

   shall mean a Tax Return prepared and filed pursuant to Section 8.6(a) hereof.

                  1.112 "WARN Act"
   shall mean The Worker Adjustment and Retraining Notification Act, as amended through the date hereof.

                  1.113 "2003 Financial Statements"

   shall have the meaning set forth in Section 4.6.

                                  ARTICLE II.

                     PURCHASE AND SALE OF PURCHASED ASSETS;
                            ASSUMPTION OF LIABILITIES

                  2.1 Purchase and Sale.

   Subject to and upon the terms and conditions of this Agreement, effective as of the Closing, Seller agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller's right, title and interest in and to the Purchased Assets. The Purchased Assets shall be sold, assigned, transferred and conveyed to Purchaser on the Closing Date, free and clear of all Encumbrances other than Permitted Encumbrances.

                  2.2 Excluded Assets.

   All Excluded Assets will be retained by Seller and will not be sold, assigned, transferred or conveyed to Purchaser.

                  2.3 Asset Transfer; Passage of Title; Delivery.

                     (a) Upon the Closing, all of the right, title and interest of Seller in and to all of the Purchased Assets shall pass to Purchaser, and Seller shall deliver to Purchaser possession or control of all of the Purchased Assets and shall further deliver to Purchaser proper assignments, conveyances and bills of sale sufficient to convey to Purchaser good (and in the case of tangible assets, marketable) title to all of the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances, as well as such other instruments of conveyance as Purchaser may reasonably determine are necessary (both at and after the Closing) to effect or evidence the transfers contemplated hereby.

                     (b) At the Closing, Seller shall deliver or cause to be delivered to Purchaser all of the Purchased Assets, which shall be delivered to Purchaser in the form and to the location to be determined by Purchaser in its reasonable discretion before the Closing Date at Purchaser's cost and expense; provided, that (i) Seller shall deliver possession of all of Seller's tangible personal property at 6399 San Ignacio Avenue, Suite 100, San Jose, California 95119-1206 at that location and (ii) all other Purchased Assets, shall be delivered in a manner reasonably acceptable to Purchaser. Except as otherwise provided in Section 10.6, Seller shall not retain any copy of any Purchased Asset following the Closing. Purchased Assets not located at 6399 San Ignacio Avenue are listed on Schedule 2.3(b).

                     (c) At the Closing, Seller shall deliver possession and control of the premises at 6399 San Ignacio Avenue, Suite 100, San Jose, California 95119-1206 in accordance with Seller's current lease of such premises.

                  2.4 Assumption of Liabilities; Excluded Liabilities.

                     (a) Subject to and upon the terms and conditions of this Agreement, effective as of the Closing, Purchaser agrees to assume from Seller and to pay, perform and discharge according to their terms all of the following liabilities and obligations of Seller (the "Assumed Liabilities"):

                           (i) liabilities and obligations (including Taxes)
related to the Purchased Assets or the Business, but only to the extent accruing or arising from and after the Closing;

                           (ii) liabilities or obligations with respect to New
Purchaser Employees, arising from and after the Closing;

                           (iii) liabilities and obligations for repair or
ongoing support with respect to the installed base of the BusDoctor(TM) Protocol Analyzer product platform, the PacketMaker(TM) traffic generator product line and the BusProbe business, in accordance with, but only to the extent of, Seller's current support efforts and provided that any such liabilities or obligations (A) shall not have accrued or arisen as a result of or otherwise constitute any breach by Seller or Stockholder of any representation or warranties contained in Article IV of this Agreement when made on the date hereof or at Closing or as a result of the infringement of any Intellectual Property Right of any other Person, (B) shall not relate to any Excluded Asset,
(C) arose under a Contract with a Customer listed on Schedule 4.20(c), and (D) do not require a refund, payment under a warranty provision or any similar payment of a portion or all of the purchase price therefor; provided, however, that with respect to any Liability for the repair of products sold or services provided prior to the Closing that would otherwise become an Excluded Liability pursuant to clause (A) or (D) of this Section 2.4(a)(iii), Purchaser must first use its commercially reasonable efforts to repair such products or services before such Liability will be deemed to be an Excluded Liability, provided that such repair would not constitute an unpermitted infringement of any Intellectual Property Right of any other Person, and provided further that such repair shall not affect Seller's or Stockholder's obligations concerning any breach of any provision in this Agreement;

                           (iv) Seller's existing lease of the premises located
at 6399 San Ignacio Avenue, Suite 100, San Jose, California 95119-1206, such assumption to be documented as either an assignment or sublease, at Purchaser's option, but only to the extent accruing or arising from and after the Closing, but only up to an aggregate amount of $250,000, plus any liability arising from damages to the Premises that occur during Purchaser's possession thereof;

                           (v) subject to Section 2.6, the obligation to perform
Seller's or Stockholder's obligations under the Assigned Agreements, but only to the extent that (A) such Liabilities accrued or arose after the Closing for reasons other than any breach, violation or default by Seller of any of the terms of any of the Assigned Agreements (other than by reason of Seller's performance under Section 6.10(h), provided Seller provides Purchaser prompt written notice of any obligation arising with respect thereto), and (B) any such obligation did not accrue or arise as a result of the infringement of any Intellectual Property Right of any other Person with respect to Products shipped prior to Closing;

                           (vi) Liabilities of Seller arising from the
termination of Seller's distributorship agreements and manufacturers representative agreements contemporaneously with Closing in accordance with the terms of such agreements; provided, however, that Purchaser shall not assume any other Liabilities accruing or arising before Closing concerning any of such distributorship agreements or manufacturers representative agreements or other obligations of Seller to its distributors or manufacturer's representatives other than obligations to fulfill open purchase orders reflected on Schedule 1.24; and

                           (vii) Seller's trade accounts payable at Closing that
are attributable to Inventory purchases, up to an aggregate amount not exceeding $500,000, provided that such accounts payable (A) do not include any commissions payable or any obligations to Purchaser and (B) are not more than 30 days old at Closing.

                     (b) Nothing herein shall be deemed to deprive Purchaser of any defenses, set-offs or counterclaims which Seller may have had or which Purchaser shall have with respect to any of the Assumed Liabilities (the "Defenses and Claims"). Upon Purchaser's request, Seller agrees to assign, transfer and convey to Purchaser any Defenses and Claims and agrees to cooperate with Purchaser to share, maintain, secure, perfect and enforce such Defenses and Claims, including the execution of documents, the giving of any testimony or the taking of any such other action as is reasonably requested by Purchaser in connection with such Defenses and Claims. In the event Seller fails to assign, transfer or convey any such Defenses and Claims, or fails to cooperate with Purchaser in maintaining, securing, perfecting and enforcing such Defenses and Claims, Seller shall indemnify Purchaser against any losses or damages arising out of such failure in accordance with Section 12.2(a)(ii) hereof.

                     (c) Purchaser does not assume, and Seller does not transfer or assign, any Liabilities, whether or not related to the Business, and whether presently fixed and determined, contingent or otherwise, other than the Assumed Liabilities to be expressly assumed by Purchaser pursuant to Section 2.4 hereof. All such Liabilities not expressly assumed by Purchaser ("Excluded Liabilities") shall remain Liabilities of Seller, which shall be solely liable to perform and discharge such liabilities and obligations. Excluded Liabilities shall include, without limitation, the following:

                           (i) any Liabilities related to any of the Purchased
Assets or the operation of the Business arising or accruing prior to the Closing other than those liabilities and obligations described in Section 2.4(a)(iii) and (a)(vi) hereof and Taxes as set forth in Section 8.6 hereof;

                           (ii) any Liabilities for continued health care
coverage for any M&A Qualified Beneficiary (as defined in Treasury Regulation
Section 54.4980B-9, Q&A 4(a)) under COBRA;

                           (iii) any Liabilities with respect to Employees
through the Closing Date;

                           (iv) except as provided in Section 2.4(a)(iii), any
and all Liabilities now or hereafter arising from or with respect to the sale, license, provision, performance or delivery of any products or services of, by or for Seller or any of its Affiliates, including, but not limited to, all past sales and licenses of the products and services in connection with the Business by Seller or any of its Affiliates; or any Liability arising or accruing prior to Closing under claims based on rights of privacy and/or copyrights in third-party content sourced from the World Wide Web (including claims of contributory infringement);

                           (v) any and all Liabilities arising from any breach
or default by Seller or any of its Affiliates of any Contract of Seller or any of its Affiliates that occurred prior to Closing, including, but not limited to, any breach, violation or default by Seller or any of its Affiliates of any of the Assigned Agreements that occurred prior to the Closing;

                           (vi) any and all Liabilities under any Contract that
is not an Assigned Agreement;

                           (vii) any and all Liabilities arising under the
Employee Plans of Seller and any and all Liabilities to current or former employees or consultants of Seller related to or arising from or with respect to any act or omission of Seller, including any Liabilities to such employees and consultants for the payment of any and all wages or accrued and unused vacation time or for the reimbursement of any expenses incurred by such employees and consultants;

                           (viii) any and all Liabilities arising from the
termination by Seller or any of its Affiliates of the employment of any current, former or future employees or consultants of Seller, any other claims brought against Seller arising from the employment by Seller or any of its Affiliates of any person, or arising from any duties or obligations under any Employee Plans of Seller or any of its Affiliates;

                           (ix) any and all present or future Liabilities of
Seller or any of its Affiliates to employees or consultants of Seller under ERISA, the WARN Act or the rulings and regulations promulgated thereunder, or any severance pay obligations of Seller;

                           (x) any and all Liabilities relating to or arising
out of any of the Excluded Assets;

                           (xi) any and all Liabilities arising from any claim,
action, demand, lawsuit, investigation or proceeding instituted by or against Seller or from the

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

actual or alleged infringement or misappropriation by Seller of any Intellectual Property Rights of a third party with respect to Products shipped prior to Closing;

                           (xii) all costs and expenses, including fees and
disbursements of counsel, financial advisors and accountants, incurred by Seller in connection with this Agreement and the transactions contemplated hereby;

                           (xiii) any Liabilities under Environmental Laws;

                           (xiv) any and all Liabilities arising from the
violation (or alleged violation) by Seller or any of its Affiliates of any statute, law, ordinance, regulation, order, judgment or decree of any Governmental Authority or any jurisdiction (other than Assumed Liabilities); and

                           (xv) any and all Liabilities arising as a result of
any failure of Seller to pay its trade accounts payables, except those accounts payable expressly assumed by Purchaser in Section 2.4(a)(vi).

                  2.5 Payment of Purchase Price.

   In consideration for the sale and purchase of the Purchased Assets and Seller's and Stockholder's agreements set forth herein, including without limitation the Covenant Not to Compete, at the Closing, Purchaser shall (i) execute and deliver a convertible and adjustable promissory note (the "Promissory Note") substantially in the form of Exhibit A hereto, in the aggregate amount of Sixteen Million Two Hundred Seventy Thousand Dollars ($16,270,000) (the "Note Amount"), payable in full at the end of the two-year period beginning on the Closing Date (the "Note Term"), and (ii) assume the Assumed Liabilities. The Promissory Note shall bear simple interest at a rate of eight percent (8%) and shall be convertible into shares of Purchaser Common Stock as more specifically provided in the Promissory Note.

                  2.6 Unassignable Assets.

                     (a) Notwithstanding any other provision of this Agreement or any of the Ancillary Agreements, but subject to Section 9.3(c) hereof, to the extent that any of the Purchased Assets are not assignable or otherwise transferable to Purchaser, or if such assignment or transfer would constitute a breach thereof or a violation of any applicable law, then neither this Agreement nor such Ancillary Agreements shall constitute an assignment or transfer (or an attempted assignment or transfer) thereof until such consent, approval or waiver of such party or parties has been duly obtained. With respect to each such Purchased Asset, each of Seller and Purchaser shall use its respective commercially reasonable efforts to obtain the consent, approval or waiver of the consenting, approving or waiving party to the assignment or transfer of Seller's rights and obligations thereunder as promptly as practicable, but in any event prior to the Closing Date. The parties agree to cooperate with each other and to supply relevant information to such third party in order to assist each other in its obligations under this Section. Notwithstanding the foregoing, nothing contained herein shall obligate Seller or Purchaser to expend or pay any amount to third parties to obtain any consents, approvals or waivers.

                     (b) If, within 30 days after Closing (or such longer period as Purchaser in its sole discretion may determine), the other party to any Assigned Agreement shall not consent (on terms reasonably satisfactory to Purchaser) to the assignment of the rights of Seller thereunder to Purchaser, then Seller and Purchaser shall cooperate with each other in reasonable and lawful arrangements designed to provide the benefits of such Assigned Agreement to the greatest extent possible to Purchaser, including the enforcement by Seller at the expense of Purchaser and for the benefit of Purchaser of any and all rights of Seller against a third party thereunder; provided, however, that if Purchaser determines that the other party's consent is not required and waives the consent requirement set forth in this Section 2.6, the Contract shall thereupon be considered an Assigned Agreement).

                     (c) If, within 30 days after Closing (or such longer period as Purchaser in its sole discretion may determine), the other party to any Assigned Agreement shall not consent (on terms reasonably satisfactory to Purchaser) to the assignment of the rights of Seller thereunder to Purchaser (but Seller is permitted to subcontract with Purchaser for Purchaser to perform the work under such Contract), Purchaser shall enter into a subcontract with Seller for that purpose.

                     (d) If, within 30 days after Closing (or such longer period as Purchaser in its sole discretion may determine), the other party to any Assigned Agreement concerning Seller-Licensed IP shall not consent (on terms reasonably satisfactory to Purchaser) to the assignment of the rights of Seller thereunder to Purchaser (but Seller is permitted to sublicense Purchaser for the purpose of enabling Purchaser to perform the work under such Contract), Seller shall enter into a sublicense with Seller for that purpose.

                     (e) If, within 30 days after Closing (or such longer period as Purchaser in its sole discretion may determine), the other party to any Assigned Agreement concerning Seller's Product distribution arrangements shall not consent (on terms reasonably satisfactory to Purchaser) to the assignment of the rights of Seller thereunder to Purchaser, then Seller shall agree to act on Purchaser's behalf pursuant to such Contract.

                  2.7 Stockholder Consulting Agreement.

   At Closing, Purchaser shall also agree to engage Dale T. Smith pursuant to a consulting agreement, in substantially the form attached hereto as Exhibit B (the "Stockholder Consulting Agreement"), for a one-year period beginning on the day following Closing at the compensation rate of $200,000 annually, payable monthly in arrears.

                  2.8 Private Placement.

   The Promissory Note and the Purchaser Common Stock issuable under the Promissory Note (collectively, the "Purchaser Securities") will be exempt from registration requirements of the Securities Act pursuant to the private placement exemption provided by Rule 506 of Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act, and applicable state securities laws. Seller hereby agrees to take all actions and execute all documents necessary to assist Purchaser to qualify issuance of the Purchaser Securities for such exemptions.

                                  ARTICLE III.

                                   THE CLOSING

                  3.1 The Closing.

   The Closing shall take place at the offices of Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, California 94089-1113, or at such other location as Seller and Purchaser may agree, at 10:00 a.m., Pacific Time, on the Closing Date.

                  3.2 Closing Deliveries by Seller and Stockholder.

   At the Closing, in addition to Seller's and Stockholder's delivery of the items, documents and certificates to be delivered by Seller and Stockholder at the Closing pursuant to Section 9.3, Seller and Stockholder will deliver or cause to be delivered to Purchaser the following items, documents and certificates, against delivery to Seller of the items, payments, documents and certificates to be delivered to Seller by Purchaser at the Closing pursuant to
Section 3.3 and Section 9.2:

                     (a) counterparts of each of the Bill of Sale and Assumption Agreement, in substantially the form of Exhibit C attached hereto (the "Bill of Sale and Assumption Agreement"), the Lease Assignment Agreement, in substantially the form of Exhibit D attached hereto (the "Lease Assignment"), the Stock Resale Agreement, insubstantially the form of Exhibit I attached hereto (the "Stock Resale Agreement"), all executed on Seller's behalf by an authorized officer of Seller, and the Stockholder Consulting Agreement, executed by the Stockholder;

                     (b) possession of the Purchased Assets, which shall be delivered to Purchaser in accordance with Section 2.3;

                     (c) assignments from Seller to Purchaser of any and all patent rights, rights in patent applications and invention rights, registered and unregistered copyrights, trademarks, service marks and domain names included in the Purchased Assets and all pending applications for registration or recordation of any copyrights, trademarks, service marks and domain names included in the Purchased Assets, duly executed on behalf of Seller by an authorized officer of Seller and notarized, in a form acceptable for recording with the United States Patent and Trademark Office, the United States Copyright Office, or InterNIC Registration Services (or other applicable registrar), as applicable, and in substantially the forms of Exhibit E attached hereto (the "Patent Assignment"), Exhibit F attached hereto (the "Copyright Assignment"), Exhibit G attached hereto (the "Domain Name Assignment") or Exhibit H attached hereto (the "Trademark Rights Assignment"), as applicable;

                     (d) copies of resolutions of the board of directors of Seller authorizing the execution, delivery and performance by Seller of this Agreement, each of the Seller

Ancillary Agreements, and the consummation of the sale, assignment and delivery of the Purchased Assets hereunder and all other transactions contemplated hereby and thereby, certified as true and correct on the Closing Date by the Secretary of Seller;

                     (e) certificates from the Secretary of State of the State of California and Delaware, dated as of a date that is no more than three Business Days before the Closing Date regarding the corporate good standing of Seller with each such agency as of such date, in each case with such good standing confirmed verbally with each such agency on the Closing Date; and

                     (f) evidence of Seller's receipt of all consents, waivers and approvals from third parties and Governmental Authorities, if any, that are necessary to effect the assignment and transfer to Purchaser of good (and, in the case of tangible assets, marketable) title to all of the Purchased Assets, and the assignment to Purchaser of all Assigned Agreements, in each case free and clear of all Encumbrances other than Permitted Encumbrances; all such consents, waivers and approvals shall be set forth on Schedule 9.3(c).

                  3.3 Closing Deliveries by Purchaser.

                     (a) At the Closing, in addition to Purchaser's respective delivery of the items, documents and certificates to be delivered by it at the Closing pursuant to Section 9.2, Purchaser will deliver or cause to be delivered to Seller the following items, documents and certificates, against delivery to Purchaser of the items, documents and certificates to be delivered to it at the Closing pursuant to Section 3.2 and Section 9.3:

                           (i) the Promissory Note duly executed by Purchaser;

                           (ii) counterparts of each of the Bill of Sale and
Assumption Agreement, the Lease Assignment and the Stock Resale Agreement, each executed on Purchaser's behalf by an authorized officer of Purchaser, as the case may be;

                           (iii) a copy of resolutions of the board of directors
of Purchaser authorizing the execution, delivery and performance by Purchaser of this Agreement and each of the Purchaser Ancillary Agreements, certified as true and correct on the Closing Date by the Secretary of Purchaser, respectively; and

                           (iv) certificates from the Secretary of State of the
States of Delaware and California, as applicable, dated as of a date that is no more than three Business Days before the Closing Date, regarding the corporate good standing of Purchaser with that agency as of such date, in each case with such good standing confirmed verbally with each such agency on the Closing Date.

                     (b) At the Closing, Purchaser will deliver or cause to be delivered to Dale T. Smith, against delivery to Purchaser of the items, documents and certificates to be delivered to it at the Closing pursuant to
Section 3.2, the Stockholder Consulting Agreement, executed on Purchaser's behalf by an authorized officer of Purchaser.

                                  ARTICLE IV.

            REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDER

         Seller and Stockholder hereby jointly and severally represent and warrant to Purchaser as follows as of the date of this Agreement and again as of the Closing Date:

                  4.1 Organization.

   Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and to conduct all of its businesses as they are currently being conducted. Seller is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on the Business or the Purchased Assets. Seller has made available to Purchaser and Purchaser's legal counsel copies of its Certificate of Incorporation and Bylaws, each as currently in effect. Seller is not in violation of its Certificate of Incorporation or Bylaws, each as currently in effect.

                  4.2 Seller Capital Structure.

   The authorized capital stock of Seller consists of 10,000,000 shares of Common Stock, $0.001 par value, of which 8,500,000 shares are issued and outstanding, and all of which are duly authorized and validly issued and fully paid and nonassessable (the "Seller Shares"). Stockholder owns 100% of the Seller Shares, free and clear of any Encumbrances.

                  4.3 Subsidiaries.

   Seller does not own any equity interest, directly or indirectly, in any corporation, partnership, limited liability company, joint venture, business, trust or other entity, whether or not incorporated.

                  4.4 Authorization.

   This Agreement and all of the Ancillary Agreements to which Seller is or will be a party have been, or upon their execution and delivery hereunder will have been, duly and validly executed and delivered by Seller and constitute, or will constitute, valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms. Seller has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which Seller is or will be a party and, at the time of the Closing will have the requisite corporate power and authority to sell the Purchased Assets and carry out all other transactions contemplated by this Agreement and the Ancillary Agreements. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements, and the sale of the Purchased Assets, have been duly and validly approved and authorized by Seller's Board of Directors and Stockholder. This Agreement and all of the Ancillary Agreements to which Stockholder is or will be a party have been, or upon their execution and delivery hereunder will have been, duly and validly executed and delivered by Stockholder and constitute, or will constitute, valid and binding agreements of Stockholder, enforceable against Stockholder in accordance with their respective terms. Each Stockholder is an individual fully competent with full power and authority to execute and deliver and perform his or her obligations under this Agreement and to consummate the transactions contemplated hereby.

                  4.5 No Conflicts; Consents.

   The execution and delivery by Seller of this Agreement and the Ancillary Agreements to which Seller is or will be a party do not, and the consummation of the transactions contemplated hereby and thereby, including the sale of the Purchased Assets, and compliance by Seller with the provisions hereof and thereof will not, contravene, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any Encumbrance pursuant to, (i) any provision of the Certificate of Incorporation or Bylaws of Seller, (ii) any judgment, order, decree, rule, law or regulation of any court or Governmental Authority, foreign or domestic, applicable to Seller or to any of Seller's assets or properties except where any such contravention, conflict, breach or default would not have an adverse affect on Purchaser's ownership or use of the Purchased Assets, or Purchaser's ability to operate the Business as currently conducted or proposed to be conducted, or (iii) except as otherwise provided in
Schedule 4.5, any provision of any Assigned Agreement or any other agreement, instrument or understanding to which Seller is a party or by which Seller or any of the Purchased Assets is bound, nor will such actions give to any other person or entity any interests or rights of any kind, including rights of termination, acceleration or cancellation, in or with respect to any of the Purchased Assets, or result in the creation of any Encumbrance on any of the Purchased Assets. The execution and delivery by Stockholder of this Agreement and the Ancillary Agreements to which Stockholder is or will be a party do not, and the consummation of the transactions contemplated hereby and thereby, including the sale of the Purchased Assets, and compliance by Stockholder with the provisions hereof and thereof will not, contravene, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any Encumbrance other than a Permitted Encumbrance pursuant to (i) any judgment, order, decree, rule, law or regulation of any court or Governmental Authority, foreign or domestic, applicable to Stockholder or to any of Stockholder's assets or properties except where any such contravention, conflict, breach or default would not have an adverse affect on Purchaser's ownership or use of the Purchased Assets, or Purchaser's ability to operate the Business as currently conducted or proposed to be conducted, or (ii) any provision of any Assigned Agreement or any other agreement, instrument or understanding to which Stockholder is a party or by which Stockholder is bound, nor will such actions give to any other person or entity any interests or rights of any kind, including rights of termination, acceleration or cancellation, in or with respect to any of the Purchased Assets, or result in the creation of any Encumbrance on any of the Purchased Assets. Except as set forth on Schedule 4.5, no consent, approval, order or authorization of, or registration, declaration or filing with, any third party or any Governmental Authority is required to be obtained on the part of Seller or Stockholder to permit the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

                  4.6 Financial Statements.

   Seller has delivered to Purchaser (i) its audited consolidated financial statements for the years ended December 31, 2001, 2002 and 2003 (the December 31, 2003 audited financial statements being referred to as the "2003 Financial Statements"), and (ii) its unaudited consolidated financial statements, including balance sheet as of June 30, 2004 (the "Seller Balance Sheet") and statements of operations and cash flows for the three-month period ended June 30, 2004 (the "Seller Unaudited Financial Statements") (collectively, the financial statements described in (i) and (ii) shall be referred to as the "Seller Financial Statements"). The Seller Financial Statements present fairly, in all material respects the consolidated financial position of Seller as of the respective dates and the consolidated results of its operations and cash flows for the periods indicated in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, subject, in the case of Seller Unaudited Financial Statements, to the absence of notes thereto and the adjustments described on Schedule 4.6. Seller maintains, and until the Closing will continue to maintain, a standard system of accounting established and administered in accordance with GAAP.

                  4.7 Absence of Undisclosed Liabilities.

   Seller has no liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, other than (i) liabilities reflected or provided for on the Seller Balance Sheet, (ii) liabilities contemplated by this Agreement or described in Schedule 4.7, (iii) normal or recurring liabilities incurred since March 31, 2004 in the ordinary course of business consistent with past practices and (iv) Liabilities under the Assigned Agreements and the Contracts listed on Schedule 4.20(a).

                  4.8 Absence of Certain Changes or Events.

   Since March 31, 2004, Seller has conducted its business in the ordinary course and in a manner consistent with past practices and, since such date, Seller has not:

                     (a) suffered any event or occurrence that has had or could reasonably be expected to have a Material Adverse Effect on Seller, the Business or the Purchased Assets;

                     (b) suffered any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect on Seller, the Business or the Purchased Assets;

                     (c) granted any material increase in the compensation payable or to become payable by Seller to any of its officers or employees or in any bonus, pension, severance, retention, insurance or other benefit payment or arrangement (including stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers or employees, or any other change in the terms of employment of any such officer or employee;

                     (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares other than as necessary to enable Stockholder to make required estimated individual federal and state income tax deposits;

                     (e) issued any shares of its capital stock or any warrants, rights, or options for, or entered into any commitment relating to such capital stock;

                     (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

                     (g) sold, leased, abandoned or otherwise disposed of any real property, machinery, equipment or other operating property other than in the ordinary course of business;

                     (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible assets;

                     (i) amended, relinquished, terminated or failed to renew any Assigned Agreement, other than such Assigned Agreements as may expire pursuant to their own terms, or a right or obligation set forth in any Assigned Agreement, or received any written or, to Seller's actual knowledge, oral indication or assertion by the other party thereto of any material problems with Seller's products, services or performance under any Assigned Agreement or its desire to so amend, relinquish, terminate or not renew any Assigned Agreement (or a right or obligation set forth therein);

                     (j) entered into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) or failed to take action other than in the ordinary course of business;

                     (k) incurred any material liability, except in the ordinary course of business and consistent with past practice;

                     (l) permitted or allowed any of its property or assets to be subjected to any Encumbrance, except for Permitted Encumbrances;

                     (m) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $10,000, or, in the aggregate, in excess of $50,000;

                     (n) paid, loaned or advanced any amounts to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its officers, directors or stockholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business;

                     (o) agreed or committed to take any action described in this Section 4.8; or

                     (p) taken any other action that would have required the consent of Purchaser pursuant to Section 6.2 (and which has not been obtained) had such action occurred after the date of this Agreement.

                  4.9 Taxes.

                     (a) Seller has prepared and timely filed all Tax Returns relating to any and all Taxes concerning or attributable to Seller or its operations, such Tax Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

                     (b) As of the Closing Date, Seller (i) will have paid all Taxes it is required to pay prior to the Closing Date and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

                     (c) Seller is not delinquent in the payment of any Tax. There is no Tax deficiency outstanding or assessed or proposed against Seller that is not reflected as a liability on the Seller Balance Sheet, nor has Seller executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

                     (d) The liability of Seller for unpaid Taxes (whether actual or contingent) for all periods through the date hereof and the Closing Date does not and will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes that reflect differences between financial accounting income and taxable income) reflected on the Seller Balance Sheet (other than Taxes which have accrued or will accrue after the date of such Seller Balance Sheet).

                     (e) Seller is not a party to any tax-sharing agreement or similar arrangement with any other party, and Seller has not assumed or agreed to pay any Tax obligation of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

                     (f) No Tax Returns of Seller have been audited by a government or taxing authority, nor is any such audit in process or pending, and Seller has not been notified of any request for such an audit or other examination.

                     (g) Seller has not ever been a member of an affiliated group of corporations filing a consolidated federal income tax return.

                     (h) Seller has made available to Purchaser copies of all Tax Returns filed by Seller for all periods since its inception.

                     (i) Seller has not ever filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by it.

                     (j) None of Seller's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code ("Tax-Exempt Use Property").

                     (k) Seller is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A of the Code and the regulations thereunder.

                     (l) Seller has not ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

                     (m) There are (and immediately following the Effective Time there will be) no Encumbrances on the assets of Seller relating or attributable to Taxes other than Permitted Encumbrances.

                  4.10 Title to and Condition of Assets; Sufficiency of Assets; Warranties.

                     (a) The Seller Tangible Personal Property constitutes all tangible assets and properties that are necessary to conduct the Business as currently conducted. The Seller Tangible Personal Property collectively constitutes all tangible assets and properties which are reflected on the Seller Balance Sheet or acquired since March 31, 2004. The Seller Tangible Personal Property is in good operating condition and repair, ordinary wear, tear and calibration excepted. Seller has good and marketable title to all the Seller Tangible Personal Property (except properties, interests in properties and assets sold or otherwise disposed of since March 31, 2004 in the ordinary course of business), free and clear of all Encumbrances other than Permitted Encumbrances. Upon consummation of the transactions contemplated hereby, Purchaser will have acquired good (and, in the case of tangible assets, marketable) title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances or any Encumbrances created by Purchaser. The Purchased Assets shall include all assets reflected on the Seller Balance Sheet other than (i) Excluded Assets, (ii) assets acquired since March 31, 2004 and (iii) assets disposed of in the ordinary course of the Business consistent with the past practices of Seller.

                     (b) Seller owns no real property. Schedule 4.10(b) sets forth a true and complete list of all real property leased or occupied by Seller during the previous five (5) years (collectively, the "Facilities"). The Facilities are not subject to any Encumbrances, encroachments, building or use restrictions, exceptions, reservations or limitations, except those which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect on Seller or the Business or prevent any continued use of any of the Facilities in the usual and normal conduct of Seller business. Seller is not in default under or in breach or violation by Seller of, any such lease. To

Seller's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any such party under, or breach or violation by any such party of, any such lease. All such real property leases for Facilities currently occupied by Seller are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity. Schedule 4.10(b) sets forth a list of all such leases, and true and correct copies of all such real property leases for Facilities currently occupied by Seller have been provided to Purchaser.

                     (c) Except as set forth in Schedule 4.10(c), the Purchased Assets constitute all the Intellectual Property Rights that are necessary to conduct the Business as currently being conducted and all the other assets, properties and rights that are necessary to conduct the Business as currently being conducted and to continue to sell and otherwise use and create derivative works based on the products and services that are provided in connection with the Business in the same manner as Seller as of the Closing Date without: (i) the need for Purchaser to acquire or license any other intangible asset, intangible property or Intellectual Property Right and (ii) the breach or violation of any Contract or commitment. Except as set forth in Schedule 4.10(c), none of the Purchased Assets is licensed or leased from any third party, and no royalties, license fees or similar payments are due or payable (or may become due or payable) to any third party under any license, lease or other agreement of, to or affecting the Purchased Assets and none of the Purchased Assets are licensed to any third party other than pursuant to standard non-exclusive licenses to Seller's customers, clients and business partners granted in the ordinary course of business.

                  4.11 Intellectual Property.

   Except as set forth in Schedule 4.11, the following representations and warranties are true and correct:

                     (a) Seller owns, or is licensed or otherwise possesses legally enforceable rights to use, without future payment to any person, all Intellectual Property Rights that are necessary to conduct the Business as currently being conducted (all of which are referred to as the "Seller IP Rights"), free and clear of all Encumbrances other than Permitted Encumbrances. The foregoing definition and representation, as it relates to Seller-Licensed IP Rights (as defined below), is limited to Seller's interest pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants Seller such rights to such intellectual property as are necessary to conduct the Business of Seller as currently conducted, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and
(ii) general principles of equity. As used herein, the term "Seller-Owned IP Rights" means Seller IP Rights that are owned by or exclusively licensed to Seller; and "Seller-Licensed IP Rights" means Seller IP Rights that are not Seller-Owned IP Rights.

                     (b) Schedule 4.11- Part (b) contains an accurate and complete list of (i) all patents, patent applications, registered trademarks, registered trade names, registered service marks, unregistered trademarks, unregistered trade names and unregistered services marks currently in use by Seller, and registered copyrights and applications therefor included in the Seller IP Rights, including (except in the case of unregistered trademarks, trade names and service marks) the jurisdiction in which each such Seller IP Right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all licenses, sublicenses, distribution agreements, options, rights (including marketing rights), and other agreements to which Seller is a party and pursuant to which any person is authorized to use any Seller IP Rights or has the right to manufacture, reproduce, market or exploit any product of Seller (a "Seller Product") or any adaptation, translation or derivative work based on any Seller Product or any portion thereof, (iii) all licenses, sublicenses and other agreements to which Seller is a party and pursuant to which Seller is authorized to use any right, claim or invention under any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("Seller-Licensed IP"), which is used in the manufacture of, incorporated in or forms a part of any Seller Product (other than joint development agreements to which Seller is a party), and (iv) all agreements with Governmental Authorities or other third parties pursuant to which Seller has obtained funding for research and development activities. To Seller's knowledge, all registered patents, copyrights, trademarks, service marks and rights in Internet or World Wide Web domain names or URLs or addresses owned by Seller are valid, enforceable and subsisting. Neither Seller nor Stockholder holds any patents related directly or indirectly to the Business issued by any jurisdiction outside the United States and neither has applied for any such patents.

                     (c) The execution and delivery of this Agreement, compliance with its terms and the consummation of the transactions contemplated hereby do not and will not (i) conflict with, or result in any forfeiture, termination, violation or breach of, or default (with or without notice or lapse of time or both) or give rise to any right, license or Encumbrance relating to any Contract affecting Seller IP Rights (collectively, "Seller IP Rights Agreements"), or the loss or encumbrance of any Seller IP Rights or material benefit related thereto, or result in or require the creation, imposition or extension of any Encumbrance upon any Seller IP Rights, or (ii) materially impair the right of Seller (prior to Closing), and following the Closing, Purchaser or any of their respective subsidiaries, to use, possess, sell or license any Seller-Owned IP Right or to use, possess, or license any Seller-Licensed IP Rights (other than commercially available software with a retail purchase price of five hundred dollars ($500) or less) or portion thereof included in or related to the development, operation or maintenance the Purchased Assets in the same manner as such Seller IP Rights are currently being used by Seller or the customers of Seller, or to be able to hold and use the Purchased Assets. Except as set forth in Schedule 4.11 - Part (c), there are no royalties, honoraria, fees or other payments payable by Seller to any third person (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, sale, marketing, advertising or disposition of any Seller IP Rights by Seller to the extent necessary for Purchaser to continue to conduct the Business in the same manner as Seller is currently conducting the Business or for Purchaser to hold and use the Purchased Assets in the same manner as Seller is currently holding and using the Purchased Assets, and none will become payable as a result of the consummation of the transactions contemplated hereby.

                     (d) The use, development, manufacture, marketing, license, sale, or furnishing of the Purchased Assets by Seller, including portions of the Purchased Assets under development, does not violate any Contract between Seller and any third party or, to Seller's knowledge, infringe or misappropriate any Intellectual Property Right of any other party, including copyrights in third-party content sourced from the World Wide Web. There is no pending or, to Seller's actual knowledge, threatened claim or litigation contesting the validity, ownership or right of Seller to exercise any Seller IP Right, nor to Seller's knowledge, is there any legitimate basis for any such claim, nor has Seller received any written notice or, to Seller's actual knowledge, any oral notice asserting that any Seller IP Right or the proposed (as stated or represented to Purchaser or any third party) use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to Seller's knowledge, is there any legitimate basis for any such assertion. There is no pending or, to Seller's actual knowledge, threatened claim or litigation with respect to or relating to the Purchased Assets or the Business asserting infringement (including contributory infringement) of any copyrights in third-party content that is posted or distributed through Seller's websites before the Closing. All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporated, embodied or reflected in any Seller Product at any state of its development were written, developed and created solely and exclusively by (i) employees of Seller without the assistance of any third party, (ii) employees of Seller with the assistance of third parties who assigned ownership of the rights with respect thereto to Seller by means of valid and enforceable agreements which are listed and described in the Schedule 4.11- Part (d) and copies of which have been provided to Purchaser, or (iii) third parties who assigned ownership of their rights with respect thereto to Seller by means of valid and enforceable agreements which are listed and described in the Schedule 4.11 - Part (d) and copies of which have been provided to Purchaser.

                     (e) Seller is not, and, to the knowledge of Seller, no other party to any licensing, sublicensing, distributorship or other similar arrangements with Seller relating to the Seller IP Rights is, in breach of or default under any material obligations under such arrangements.

                     (f) To the knowledge of Seller, no person is infringing on or otherwise violating any right of Seller with respect to any Seller IP Rights.

                     (g) Seller has not assigned, sold or otherwise transferred ownership of, or granted an exclusive license or right to use, any patent, patent application, trademark, mask work right, service mark or copyright.

                     (h) Neither Seller nor any of its current or former officers, employees or consultants has any patents issued or patent applications pending for any device, process, method, design or invention of any kind now used or needed by Seller in the furtherance of its business operations as currently being conducted by Seller, which patents or applications have not been assigned to Seller with such assignment duly recorded in the United States Patent Office or with the applicable foreign Governmental Authority. No current or former employee, officer, director, stockholder, consultant or independent contractor of Seller has any right, claim or interest in or with respect to any Seller IP Rights.

                     (i) Seller has taken all reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Seller IP Rights (except Seller IP Rights whose value would not be impaired by disclosure). Without limiting the generality of the foregoing, (i) all current and former employees of Seller who are or were involved in, or who have contributed to, the creation or development of any material Seller IP Rights have executed and delivered to Seller an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is materially the same as the form of confidential information and invention assignment agreement previously delivered by Seller to Purchaser, and (ii) all current and former consultants and independent contractors to Seller who are or were involved in, or who have contributed to, the creation or development of any material Seller IP Rights have executed and delivered to Seller an agreement (containing no material exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of consultant confidential information and invention assignment agreement previously delivered to Purchaser. Neither the execution or delivery of any such agreement by any such person, nor the carrying on by any such person, as an employee, consultant or independent contractor, of Seller's business as currently conducted has or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

                     (j) Seller has commercially released Seller's 3G Wide Port SAS, 3G Wide Port, SATA pod, and BusDoctor Rx(TM) Analyzer in a manner that does not infringe any third party rights.

                     (k) To the knowledge of Seller, no component or product from a supplier infringes or misappropriates any intellectual property of a third party. This subsection (k) is the only representation and warranty made by Seller and Stockholder relating to components or products from suppliers.

                  4.12 [Reserved].

                  4.13 Inventory.

   Schedule 1.49 is an accurate and complete detailed listing and description of the Inventory as of July 31, 2004 and such Schedule shall be updated as of Closing. Seller owns, and has good and valid title to, the Inventory, free and clear of any Encumbrances other than Permitted Encumbrances. Except as provided in Schedule 4.13, the Inventory is of such quality and quantity as to be usable and saleable by Seller in the ordinary course of the Business, and, to Seller's knowledge, is in all material respects free of any defect or deficiency.

                  4.14 Litigation and Claims.

   Except as provided in Schedule 4.14, there are no claims, actions, suits, proceedings or, to Seller's knowledge, investigations in progress or pending before any Governmental Authority, against Seller that relate to the Business or any of the Purchased Assets, nor, to Seller's knowledge, any threat thereof. Seller is not a party to any judgment, decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any Governmental Authority) with respect to the Business, or any of the Purchased Assets.

                  4.15 Compliance with Laws and Regulations, Governmental Licenses, Etc.

   Except as provided in Schedule 4.15, Seller is in compliance in all material respects with all statutes, laws, rules and regulations with respect to or affecting the Business or the Purchased Assets or which could reasonably be expected to affect Purchaser's conduct of the Business as currently proposed to be conducted by Seller, including, without limitation, laws, rules and regulations relating to anticompetitive or unfair pricing or trade practices, false advertising, consumer protection, export or import controls, occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious and age discrimination. Seller is not subject to any order, injunction or decree issued by any Governmental Authority which could reasonably be expected to impair the ability of Seller to consummate the transactions contemplated hereby or which could reasonably be expected to adversely affect Purchaser's conduct of the Business as currently conducted by Seller. Seller possesses all licenses, permits and governmental or other regulatory approvals and authorizations which are required in order for Seller to operate the Business as presently conducted (each, a "Governmental Permit"), except where the failure to possess such Governmental Permits would not reasonably be expected to have an adverse effect on Purchaser's conduct of the Business as currently conducted by Seller, and Seller is in compliance in all material respects with all such Governmental Permits.

                  4.16 Employees.

                     (a) Schedule 4.16(a) contains a list of all employees of Seller engaged in the Business (each an "Employee" and collectively the "Employees"). Seller has provided to Purchaser a list that correctly reflects, in all material respects, such employees' salaries or wages, other compensation, dates of employment and positions.

                     (b) Seller is in compliance in all material respects with all applicable statutes, laws, rules and regulations that are applicable or relevant to the Business regarding employment practices, terms and conditions of employment, and wages and hours (including ERISA, the WARN Act or any similar national, state or local law) and has correctly classified Employees as exempt employees and non-exempt employees under the Fair Labor Standards Act. Seller has no Contract with Employees currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

Each of the Employees is legally permitted to be employed by Seller in the jurisdiction in which such Employee is employed. Seller, with respect to the
Business: (i) has never been and is not now subject to a union organizing effort; (ii) is not subject to any collective bargaining agreement with respect to any Employee; (iii) is not subject to any other Contract with any trade or labor union, employees' association or similar organization and (iv) has no current labor disputes and has had no material labor disputes or claims of unfair labor practices. To Seller's knowledge, Seller has good labor relations with the Employees, and Seller has no knowledge of any facts indicating that the consummation of the transactions provided for herein will adversely affect such labor relations, and Seller has no knowledge that any Employee intends to leave Seller's employ or to decline to accept employment with Purchaser following the Closing. No Employee has given written notice that such Employee intends to terminate his or her employment with Seller. There are no strikes, material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any Employees.

                     (c) Schedule 4.16(c) contains a list of all employment and consulting agreements and Employee Plans. Seller has made available true and complete copies or descriptions of all the Employee Plans to Purchaser's legal counsel. No Employee Plan is a "multiemployer plan" within the meaning of
Section 3(37) or ERISA, and no Employee Plan is subject to Title IV of ERISA or
Section 412 of the Code. Neither Seller nor any of its Affiliates has incurred any Liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA or Section 412 of the Code that could become, after the Closing, an obligation of Purchaser or any of its Affiliates. Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code. No Employee will become entitled to any retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby. In addition, within the past five years, Seller has never been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which it sponsors as employer or in which it participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise Tax under the Code. No Employee Plan provides, or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and Seller has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute. Each Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Employee Plan. The full text of Seller's 2004 Data Transit Severance Plan is included in Schedule 4.16(c).

                     (d) Except as provided in Schedule 4.16(d), no Employee holds any visa from the United States government, and Seller is not sponsoring any Employees with respect to any visa or other authorization. All Employees were hired in compliance with all laws, statutes, regulations and requirements for the lawful hiring of employees who are not citizens of the United States of America.

                     (e) Except as provided in Schedule 4.16(e) and as otherwise expressly contemplated by this Agreement, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                     (f) To Seller's knowledge, no Employee is in material violation of any term of any employment Contract or any restrictive covenant relating to the right of any such Employee to be employed by Seller or to use trade secrets or proprietary information of others, and the employment of any Employee does not subject Seller to any liability to any third party.

                     (g) The group health plans (as defined in Section 4980B(g) of the Code) that benefit Employees are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code. There are no material outstanding, uncorrected violations under COBRA with respect to any of the Employee Plans that could materially adversely affect the Business or the Purchased Assets after the Closing.

                  4.17 No Representations to Employees.

   Seller has made no representation to any employee (including any Employee), consultant or contractor of Seller, or any subsidiary or other affiliate of Seller, that Purchaser will hire or retain as a consultant any of its employees, consultants or contractors.

                  4.18 Environmental Compliance.

   The Purchased Assets have at all times been operated in compliance with all approvals, permits, licenses, clearances, consents and other authorizations required under all Environmental Laws for the conduct of the Business and in a manner that would not result in liability to Purchaser or adversely affect Purchaser's operation of the Purchased Assets under any Environmental Law. The Purchased Assets will be delivered to Purchaser free of all Hazardous Substances the presence of which constitutes a violation of any Environmental Law.

                  4.19 Product Liability.

   Except as provided in Schedule 4.21, to Seller's knowledge, Seller has no liability (and there is no reasonably meritorious basis for, or threat of, any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Seller reasonably expected to give rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any Seller Product or prototype of any Seller Product manufactured or delivered by Seller or any subsidiary or other affiliate of Seller prior to the Closing Date.

                  4.20 Contracts; Customers.

                     (a) Schedule 4.20(a) sets forth a list of each of the following types of Contracts (other than the Assigned Agreements) to which Seller is a party and which relates to any of the Purchased Assets or the Business (the "Seller Agreements"), a true and correct copy of each of which Seller has delivered to Purchaser:

                           (i) any Contract providing for payments (whether
fixed, contingent or otherwise) by or to Seller in an aggregate amount of $10,000 or more;

                           (ii) any Contract with any dealer, distributor, OEM
(original equipment manufacturer), VAR (value added reseller), sales representative or similar party under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, service or technology of Seller which is included in the Purchased Assets or which relates to the Business;

                           (iii) any Contract providing for the development of
any software, content (including textual content and visual, photographic or graphics content), technology or intellectual property for (or for the benefit or use of) Seller, or providing for the purchase or license of any software, content (including textual content and visual, photographic or graphics content), technology or intellectual property to (or for the benefit or use of) Seller, which software, content, technology or intellectual property is in any manner used or incorporated (or is presently contemplated by Seller to be used or incorporated) in connection with any aspect or element of any product, service or technology of Seller which is included in the Purchased Assets or which relates to the Business (other than software generally available to the public at a per copy license fee of less than $500 per copy);

                           (iv) any joint venture, investment or partnership
Contract that has involved, or is reasonably expected to involve, a sharing of profits, expenses or losses with any other party or the joint development of any product, service, software or other technology with any third party;

                           (v) any Contract with any Employee, including any
Contract for or relating to the employment of such Employee or providing for any bonus or severance payment to such Employee;

                           (vi) any Contract under which Seller is lessee of or
holds or operates any items of tangible personal property or real property owned by any third party;

                           (vii) any Contract (i) that restricts Seller from
freely setting prices for Seller's products, services or technologies (including most favored customer pricing provisions) or that grants any exclusive rights to any party or (ii) containing any covenant (A) limiting in any respect the right of Seller to engage in any line of business, to make use of any Intellectual Property Rights, develop, market or distribute products or services or compete with any person or (B) otherwise limiting the right of Seller to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any computer software or any services;

                           (viii) any Seller IP Rights Agreement, other than
standard non-exclusive licenses to Seller's customers granted in the ordinary course of business;

                           (ix) any Contract with or commitment to any labor
union;

                           (x) any Governmental Permit;

                           (xi) any Contract obligating Seller to indemnify any
person, except for any licenses of commercial off-the-shelf computer software under shrink-wrap agreements and standard form agreements and except for standard non-exclusive licenses to Seller's customers granted in the ordinary course of business;

                           (xii) any website hosting, co-location, linking,
content or data sharing, data feed, information exchange, order or transaction processing or similar arrangement relating to the Business; and

                           (xiii) any other Contract or other instrument not
specified above which is material to the Purchased Assets or the Business.

                     (b) Except as disclosed in Schedule 4.20(b), other than as expressly listed in (a) above and the Assigned Agreements, Seller is not a party to or otherwise bound by the terms of any Contract which could reasonably be expected to materially affect the Business or the Purchased Assets. Except as disclosed in Schedule 4.20(b), neither Seller nor, to Seller's knowledge, any other party is in default under any Assigned Agreements. Furthermore, except as disclosed in Schedule 4.20(b), there are no existing disputes or claims of default relating thereto or to any Contracts, or any facts or conditions known to Seller which, if continued, will result in a default or claim of default thereunder, which default could reasonably be expected to have a Material Adverse Effect on the Seller or the Business. Except as disclosed in Schedule 4.20(b), to Seller's knowledge, no party to any Assigned Agreement intends to cancel, withdraw, modify or amend such Assigned Agreement.

                     (c) Schedule 4.20(c), which Schedule will be updated as of the Closing Date at least one Business Day prior to the Closing Date, is a true and complete list of each customer, client or licensee of the Business for which Seller is currently performing services, or has provided services or sold or licensed products to since January 1, 2002 (the "Seller Customers") and, with respect to each such Seller Customer, states what products or services were sold, licensed or provided to and the fees charged for each such Seller Customer through the date of this Agreement. The Seller Customer

Assets are accurate and complete in all material respects. Except as disclosed in Schedule 4.20(c), Seller has no outstanding material disputes concerning its products and services with any Seller Customers, and Seller has no actual knowledge of any material dissatisfaction on the part of any such Seller Customer. Except as disclosed in Schedule 4.20(c), Seller has not received any written, or, to Seller's actual knowledge, oral information from any Seller Customer, and has no reason to believe, that such Seller Customer shall not continue as a customer of Purchaser after the Closing or intends to terminate or materially modify existing Contracts with Seller.

                     (d) Except as disclosed in Schedule 4.20(d), there are no material unresolved claims or problems between Seller and any of the principal vendors, suppliers, distributors, or representatives of the Business, and none of such Persons has advised Seller of its intention to cease doing business with Seller, or with Purchaser following the Closing Date, whether as a result of the transactions contemplated hereunder or otherwise.

                     (e) Except as disclosed in Schedule 4.20(e), each accepted and unfilled order entered into by Seller for the sale, license or lease or other disposition by Seller of Products was made in the ordinary course of the Business.

                     (f) To Seller's knowledge, all of the Assigned Agreements are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity.

                  4.21 Sale of Products; Services.

   Attached hereto as Schedule 1.68 is a complete list of all products manufactured, sold, licensed, leased or delivered by Seller in connection with the Business during the five-year period ending on the date of this Agreement. To Seller's knowledge, each product that has been sold, distributed or otherwise made available by Seller to any Person: (a) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract or customer's or Seller's published specifications and with all applicable legal requirements; and (b) was free in all material respects of any design defects or construction defects at the time of sale. Except as disclosed in Schedule 4.21, no product manufactured or sold by Seller since January 1, 2001, has been the subject of any recall or other similar action of any Governmental Authority, and, to Seller's knowledge, no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product. Except as disclosed in Schedule 4.21, to Seller's knowledge, no product manufactured, sold, licensed, leased or delivered by Seller in connection with the Business is subject to any guaranty, warranty, or other indemnity beyond Seller's applicable standard terms and conditions of sale, lease or licensing. Except as disclosed in Schedule 4.21, there is no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand pending or, to Seller's knowledge, threatened with respect to any such contractual commitments or express warranties for replacement or repair thereof or other damages in connection therewith. Except as disclosed in Schedule 4.21, to Seller's knowledge, all services that have been performed by Seller were properly performed and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable legal requirements.

                  4.22 I-Tech Agreement.

   The Settlement and License Agreement by and between Seller and I-Tech Corp. dated October 24, 2003 (the "I-Tech Agreement"), was at the time of execution duly authorized and executed by Seller, sets forth the entire agreement between Seller and I-Tech, has not been amended or modified, and is in full force and effect. Seller has complied in all respects and otherwise discharged all obligations under the I-Tech Agreement, including but not limited to Seller's payment obligations. Furthermore, Seller has delivered to Purchaser copies of all correspondence between Seller and I-Tech relevant to Seller's past, present and future performance under the I-Tech Agreement and Seller's rights and obligations thereunder.

                  4.23 Certain Transactions and Agreements.

   None of the officers and directors of Seller (including Stockholder), and, to the knowledge of Seller, none of the Employees or affiliates of Seller or any member of the immediate families of such officers, directors, Employees or affiliates, has any direct ownership interest in any firm or corporation that competes with, or does business with, or has any Contract with, the Business (except with respect to any interest in less than one percent (1%) of the stock of any corporation whose stock is publicly traded). None of said officers, directors, Employees, affiliates or family members has any interest in any of the Purchased Assets or any property that is used in or pertains to the Business.

                  4.24 No Brokers.

   Seller is not obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement and the Ancillary Agreements or in connection with the transactions contemplated hereby and thereby. Purchaser shall not incur any Liability, either directly or indirectly, to any such investment banker, broker, finder or similar party as a result of any Contract entered into by Seller relating to this Agreement, any of the Ancillary Agreements, the transactions contemplated hereby and thereby or any act or omission of Seller, any of its employees, officers, directors, stockholders, agents or affiliates.

                  4.25 Restrictions on Business.

   Except as set forth on Schedule 4.25, there is no agreement, judgment, injunction, order or decree binding on Seller or Stockholder that has or could reasonably be expected to have the effect of prohibiting or impairing any current business practice of Seller or the conduct of the Business by Seller as currently being conducted, other than agreements, which if enforced would not have a Material Adverse Effect on the Business as currently conducted.

                  4.26 Fairness of Consideration.

   Seller's Board of Directors has determined that the consideration received by Seller pursuant to this Agreement (including Purchaser's assumption of the Assumed Liabilities) represents fair and reasonably equivalent consideration for the Purchased Assets and title thereto to be transferred to Purchaser at the Closing under this Agreement.

                  4.27 No Other Negotiations.

   During the period from February 20, 2004 through and including the date of this Agreement, neither Seller nor any of its officers, directors, stockholders, employees, affiliates, attorneys, financial advisors or other agents or representatives has, directly or indirectly, solicited, initiated, sought, facilitated, encouraged, entertained, discussed, supported, or negotiated any Acquisition Proposal.

                  4.28 Investment Representations.

   Seller is an "accredited investor" within the meaning of the Securities Act. Seller is aware that the Purchaser Securities issued or issuable pursuant to this Agreement have not been registered under the Securities Act or any applicable state securities laws, and agrees that the Purchaser Securities will not be offered or sold in the absence of registration under the Securities Act and any applicable state securities laws or an exemption from the registration requirements of the Securities Act and any applicable state securities laws, which shall be accompanied by an opinion of counsel to Seller satisfactory to Purchaser and its counsel that registration of such securities is not required. Seller agrees not to transfer the Purchaser Securities in violation of the provisions of any applicable federal or state securities laws. In this connection, Seller represents that it is familiar with Rule 144 and Rule 145 promulgated by the SEC pursuant to the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Seller understands that the offering and sale of the Purchaser Securities is intended to be exempt from registration under the Securities Act, by virtue of the private placement exemption provided by Rule 506 of Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act, based, in part, upon the representations, warranties and agreements contained in this Agreement, and Purchaser may rely on such representations, warranties and agreements in connection therewith. Seller is acquiring the Purchaser Securities for its own account and for investment, and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Purchaser Securities except in compliance with the Securities Act. Seller represents that by reason of its business and financial experience, and the business and financial experience of those persons, if any, retained by Seller to advise it with respect to its investment in the Purchaser Securities, Seller together with such advisors have knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment. The financial condition and investments of Seller are such that Seller is in a financial position to hold the Purchaser Securities for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, its investment in the Purchaser Securities. Seller has carefully examined this Agreement and all exhibits and schedules thereto and the Purchaser SEC Filings. Seller acknowledges that Purchaser has made available to Seller all documents and information that Seller has requested relating to Purchaser and has provided answers to all of Seller's questions concerning Purchaser and/or the Purchaser Securities. In evaluating the suitability of the acquisition of the Purchaser Securities hereunder, Seller has not relied upon any representations or other information (whether oral or written) other than as set forth in the Purchaser SEC Reports or as contained herein..

                  4.29 Accuracy of Material Facts; Copies of Materials.

   Except as set forth in Schedule 4.29(a), no representation, warranty or covenant of Seller contained in this Agreement, any Exhibit or Schedule hereto or in any certificate furnished or to be furnished by or on behalf of Seller pursuant hereto contains or shall contain any untrue statement of a material fact or omits to state material facts necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they are made. Except as disclosed on Schedule 4.29(b), Seller has delivered to Purchaser true and complete copies of each contract, agreement, license, lease and similar document (or, if oral summaries of same) referred to in any Schedule hereto or included in the Purchased Assets.

                  4.30 Warranty Disclaimer.

   SELLER, STOCKHOLDER AND PURCHASER AGREE THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE ANCILLARY AGREEMENTS, SELLER AND STOCKHOLDER HAVE NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, AS TO THE BUSINESS, THE PURCHASED ASSETS, THE ASSUMED LIABILITIES, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER MATTER PERTAINING TO ANY OF THE FOREGOING. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER AND STOCKHOLDER EXPRESSLY DISCLAIM AND MAKE NO REPRESENTATION OR WARRANTY TO PURCHASER (1) AS TO MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY, WITH RESPECT TO ANY OF THE TANGIBLE ASSETS BEING SO TRANSFERRED, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT (OR ANY OTHER REPRESENTATION OR WARRANTY REFERRED TO IN SECTION 2-312 OF THE CALIFORNIA UNIFORM COMMERCIAL CODE OR THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION OR IN ANY STATUTE APPLICABLE TO REAL PROPERTY), (2) WITH RESPECT TO ANY PROJECTIONS, ESTIMATES OR BUDGETS HERETOFORE DELIVERED TO OR MADE AVAILABLE TO PURCHASER, (3) WITH RESPECT TO THE VALIDITY OR PATENTABILITY OF

INTELLECTUAL PROPERTY, (4) WITH RESPECT TO THE SCOPE OF INTELLECTUAL PROPERTY,
(5) WITH RESPECT TO ANY WARRANTY AGAINST NONINFRINGEMENT OF THIRD PARTY RIGHTS, INCLUDING INTELLECTUAL PROPERTY RIGHTS, OR (6) WITH RESPECT TO ANY OTHER INFORMATION OR DOCUMENTS MADE AVAILABLE TO PURCHASER EXCEPT, IN THE CASE OF CLAUSES (4), (5) AND (6) ONLY, AS EXPRESSLY COVERED BY A REPRESENTATION OR WARRANTY CONTAINED IN SECTIONS 4.1 THROUGH 4.29 HEREOF. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE ASSETS ARE BEING SOLD, CONVEYED, TRANSFERRED, ASSIGNED AND DELIVERED AND THE ASSUMED LIABILITIES ARE BEING ASSUMED "AS IS" AND "WHERE IS". ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, INCLUDING BUT NOT LIMITED TO THOSE CONTAINED OR REFERRED TO IN THE SCHEDULES HERETO, ARE NOT, AND SHALL NOT BE DEEMED TO BE, REPRESENTATIONS OR WARRANTIES OF SELLER AND STOCKHOLDER.

                                   ARTICLE V.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby jointly and severally represent and warrant to Seller and Stockholder as follows:

                  5.1 Organization.

   Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the requisite corporate power to own, lease and operate its properties and to conduct its business as it is currently being conducted. Purchaser is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which failure to be so qualified or licensed would have a Material Adverse Effect on Purchaser.

                  5.2 Purchaser Capital Structure.

                     (a) The authorized capital stock of Purchaser consists of 500,000,000 shares of Purchaser Common Stock and 5,000,000 shares of Preferred Stock, $0.001 par value ("Purchaser Preferred Stock"), 500,000 shares of which are designated Series RP Preferred Stock. The shares of Series RP Preferred Stock are issuable upon the exercise of rights attached to shares of Purchaser Common Stock pursuant to the Rights Agreement dated as of September 25, 2002 between Purchaser and American Stock Transfer & Trust Company. As of June 30, 2004, (i) 222,850,320 shares of Purchaser Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable,
(ii) 71,244,248 shares of Purchaser Common Stock were reserved for issuance pursuant to Purchaser's stock option plans, and employee stock purchase plan,
(iii) an aggregate of 58,647,020 shares of Purchaser Common Stock were reserved for future issuance upon conversion of Purchaser's 5-1/4% convertible subordinated notes due 2008 and Purchaser's 2-1/2% convertible subordinated notes due 2010; and
(iv) 937,185 shares of Purchaser Common Stock were reserved for future issuance upon exercise of warrants at a weighted average price of USD 1.57 per share of Purchaser Common Stock. As of the date hereof, no shares of Purchaser Preferred Stock are issued or outstanding.

                     (b) Except for this Agreement, the Ancillary Agreements and the shares of Purchaser Common Stock reserved for issuance in connection with this Agreement and as set forth in this Section 5.2 or as reserved for future grants of options under Purchaser's stock option plans or Purchaser's employee stock purchase plan, there are (i) no equity securities of any class of Purchaser, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights or other commitments or agreements of any character to which Purchaser is a party or by which it is bound obligating Purchaser to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Purchaser.

                     (c) The shares of Purchaser Common Stock to be issued in connection with this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any restriction on transfer under Purchaser's Certificate of Incorporation or Bylaws.

                  5.3 Authorization.

   This Agreement and all of the Ancillary Agreements to which Purchaser is or will be a party have been, or upon their execution and delivery hereunder will have been, duly and validly executed by Purchaser and constitute, or will constitute, valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their respective terms. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which Purchaser is or will be a party and, at the time of the Closing will have the requisite corporate power and authority to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The execution, delivery and performance by Purchaser of the Agreement and the Ancillary Agreements have been duly and validly approved and authorized by Purchaser's Board of Directors.

                  5.4 No Conflicts; Consents.

   The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which Purchaser is or will be a party do not, and the consummation of the transactions contemplated hereby and compliance by Purchaser with the provisions hereof and thereof will not, contravene, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any Encumbrance pursuant to, (i) any provision of the Certificate of Incorporation or Bylaws of Purchaser, (ii) any judgment, order, rule, law or regulation of any court or Governmental Authority, foreign or domestic, applicable to Purchaser, or (iii) any provision of any agreement, instrument or understanding to which Purchaser is a party or by which Purchaser is bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or any governmental authority is required to be obtained on the part of Purchaser to permit the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, except for (i) the filing of a report on Form 8-K with the SEC, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or be reasonably likely to have a Material Adverse Effect on Purchaser.

                  5.5 SEC Filings.

                     (a) Purchaser has timely filed and made available to Seller all forms, reports and documents required to be filed by Purchaser with the SEC since April 30, 2003, other than registration statements on Form S-8 (collectively, the "Purchaser SEC Reports"). Each of the Purchaser SEC Reports
(i) at the time it was filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time it was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Purchaser SEC Report or necessary in order to make the statements in such Purchaser SEC Report, in the light of the circumstances under which they were made, not misleading.

                     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Purchaser SEC Reports, including any Purchaser SEC Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and presented fairly or will present fairly, in all material respects, the consolidated financial position of Purchaser and its subsidiaries as of the respective dates, and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                  5.6 Absence of Certain Changes or Events.

   Since May 1, 2003, (i) Purchaser has not suffered any event or occurrence that has had a Material Adverse Effect on Purchaser and (ii) there have been no material changes in Purchaser's accounting policies or practices.

                  5.7 Litigation and Claims.

   There are no claims, actions, suits, proceedings or, to Purchaser's knowledge, investigations in progress or pending before any Governmental Authority, against Purchaser that relate to the Business or any of the Purchased Assets, nor, to Purchaser's knowledge, any threat thereof, which if resolved adversely to Purchaser, would be reasonably expected to have a Material Adverse Effect on Purchaser's financial condition or materially impair its ability to carry out and perform its obligations hereunder.

                  5.8 Brokers.

   Seller shall not incur any Liability, either directly or indirectly, to any investment banker, broker, finder or similar party as a result of any Contract entered into by Purchaser relating to this Agreement, any of the Ancillary Agreements, the transactions contemplated hereby and thereby or any act or omission of Purchaser, any of its employees, officers, directors, stockholders, agents or affiliates.

                  5.9 Accuracy of Material Facts.

   No representation, warranty or covenant of Purchaser contained in this Agreement, any Exhibit or Schedule hereto or in any certificate furnished or to be furnished by or on behalf of Purchaser pursuant hereto contains or shall contain any untrue statement of a material fact or omits to state material facts necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

                                  ARTICLE VI.

                       COVENANTS OF SELLER AND STOCKHOLDER

                  6.1 Advice of Changes.

   Seller and Stockholder will promptly notify Purchaser in writing of any event occurring subsequent to the date of this Agreement and prior to the Closing Date that would render any representation or warranty of Seller or Stockholder contained in this Agreement, if made on or as of the date of that event or the Closing Date untrue or inaccurate in any material respect, and shall promptly thereafter amend or add any schedule hereto to reflect such event. Any such disclosure after the date hereof and prior to the Closing Date shall not be deemed to amend or add any schedule hereto unless an amended or additional schedule is delivered to Purchaser promptly, but in no event later than three Business Days prior to the Closing except with respect to events occurring less than three days prior to Closing in which case the amended or additional schedule shall be delivered within one business day and in any event at or prior to the Closing. Notwithstanding the foregoing, in no event shall Seller be permitted to add or amend a schedule prior to Closing pursuant to this Section
6.1 in order to satisfy the condition set forth in Section 9.3(a).

                  6.2 Conduct of Business.

   During the period on and from the date of this Agreement to the Closing, Seller and Stockholder will use commercially reasonable efforts to maintain and preserve intact (i) the rights and privileges pertinent to the Business, and (ii) Seller's relationships with its consultants, independent contractors, licensors, suppliers, distributors and other customers and all others with whom it deals, all in accordance with the ordinary and usual course of the Business. Except as provided in Schedule 6.2, during the period on and from the date of this Agreement to the Closing, neither Seller nor Stockholder will, without the prior written consent of Purchaser:

                           (i) encumber or permit to be encumbered any of the
                  Purchased Assets;

                           (ii) dispose of any of the Purchased Assets;

                           (iii) waive or release any right or claim relating to
                  any Purchased Assets;

                           (iv) enter into any transaction not described in the
                  preceding clauses of this Section 6.2 with respect to any Purchased Asset outside of the ordinary course of business consistent with past practice, including any capital expenditure commitment involving more than Ten Thousand Dollars ($10,000) with respect to the Business where the expenditure is likely to occur, in whole or in part, after the Closing;

                           (v) amend Seller's certificate of incorporation or
                  bylaws in any way;

                           (vi) permit its corporate existence or any
                  Governmental Permit to be suspended, lapsed, revoked or modified in any material respect;

                           (vii) amend in any material respect or terminate any
                  Assigned Agreement except (A) in the ordinary course of business consistent with past practice, (B) with prompt notice to Purchaser and (C) where the effect of such amendment or termination would not have and could not reasonably be expected to have a Material Adverse Effect on the Business, any Purchased Asset or on the prospects for consummating the transactions contemplated by this Agreement;

                           (viii) increase any benefits payable, termination pay
                  policies or employment agreements with any director, officer or employee of the Business or Seller;

                           (ix) incur any indebtedness relating to the Business
                  or any of the Purchased Assets, except accounts payable in the ordinary course of business and reasonable expenses, including legal and accounting fees, incurred in connection with the consummation of the transactions contemplated by this Agreement; or

                           (x) enter into or become bound by any lease of
                  personal property or other agreement in connection with the Business outside the ordinary course thereof where the aggregate scheduled payments thereunder would exceed Ten Thousand Dollars ($10,000) or acquire or lease any real property; or

                           (xi) agree to do any of the things described in the
                  preceding clauses of this Section 6.2.

                  6.3 Access to Information.

   Until the earlier of (i) the date of termination of this Agreement pursuant to Article XI (the "Expiration Date") or (ii) the Closing, Seller will allow Purchaser and its agents reasonable access upon notice and during normal working hours to its files, books, records, and offices relating to the Purchased Assets and all aspects of the Business, except where prohibited by contract or protected by privilege. Until the earlier of (i) the Expiration Date or (ii) the Closing, Seller shall cause its accountants to cooperate with Purchaser and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants that relate to the Business.

                  6.4 Regulatory Approvals.

   Prior to the Closing, Seller and Stockholder will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority that may be reasonably required, or that Purchaser may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Seller will use commercially reasonable efforts to obtain all such authorizations, approvals and consents.

                  6.5 Satisfaction of Conditions Precedent.

   Seller and Stockholder will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent to the Closing hereunder, and to cause the transactions contemplated hereby to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

                  6.6 Exclusive Dealings.

   Between the date hereof and the earlier of (i) the Closing Date or (ii) the Expiration Date, Seller and Stockholder jointly and severally agree that neither Seller nor Stockholder shall, directly or indirectly, alone or in concert with others, (a) enter into any agreement, understanding or arrangement relating to any Acquisition Proposal (as hereinafter defined); (b) consider, or engage in any discussions or negotiations relating to, any Acquisition Proposal; (c) provide any nonpublic information regarding Seller or its business or operations to any party (other than to representatives of Purchaser) in connection with or in anticipation of an Acquisition Proposal; (d) solicit or encourage the submission of any Acquisition Proposal; or (e) permit any representative or affiliate of Seller or of Stockholder to do any of the foregoing.

The term "Acquisition Proposal," as used herein, refers to any proposal, plan, agreement, understanding or arrangement contemplating (i) any merger, consolidation, reorganization, recapitalization or similar transaction involving Seller or any of its affiliates, (ii) any transfer or issuance of any capital stock or other securities of Seller or any of its affiliates, or (iii) any transfer of any material asset of Seller or any of its affiliates.

                  6.7 Books and Records.

   If, in order properly to prepare documents required to be filed with Governmental Authorities (including Tax authorities) or its financial statements, it is necessary that any party hereto or any successors be furnished with additional information relating to the Purchased Assets, the Assumed Liabilities, or the Business, and such information is in the possession of any other party hereto, such party agrees to use commercially reasonable efforts to promptly furnish such information to the party needing such information, at the cost and expense of the party being furnished such information. From and after the date of this Agreement and continuing beyond the Closing, Seller and Stockholder shall cooperate with Purchaser and provide to Purchaser at Purchaser's expense all financial information that may be required to enable Purchaser to comply with all applicable laws, rules and regulations, and any governmental filing requirements, with respect to reporting and reflecting the transactions contemplated by this Agreement.

                  6.8 Discharge of Excluded Liabilities.

   Seller and Stockholder shall pay, perform and discharge and indemnify and hold Purchaser and its affiliates harmless from the Excluded Liabilities in accordance with Section 12.2(a)(ii) including, without limitation, any and all of Seller's obligations to Employees, including expenses and other amounts arising from any Contracts, claims, suits, and other Liabilities of any nature whatsoever, whether known or unknown, accrued or not accrued, fixed or contingent, directly or indirectly, with respect to the employment, compensation or termination of employment by Seller of any employees, including without limitation the Employees and the New Purchaser Employees, whether in connection with the transactions contemplated hereby or otherwise.

                  6.9 Stockholder Proxies and Consents.

   The Stockholder agrees that, during the period from the date of this Agreement through the Closing or, if sooner to occur, the Expiration Date, the Stockholder shall not cause or permit any transfer to be effected of (i) any securities of Seller beneficially owned by the Stockholder as of the date hereof or (ii) any additional securities of Seller of which the Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date (collectively, the "Founder Shares").

                  6.10 Other Obligations of Seller.

   Seller and Stockholder shall jointly and severally take all of the following actions prior to Closing:

         (a) Seller shall cause the adoption, without subsequent modification or amendment, of the 2004 Data Transit Severance Plan in the form included in
Schedule 4.16(c) and shall cause such plan to be implemented in all respects; such implementation to include the effectuation of a formal commitment by Seller to pay severance compensation equal to 8 weeks of salary to any Seller employee that does not receive a job offer from Purchaser.

         (b) Seller shall implement, without subsequent modification or amendment, the Data Transit Corp. Amended 2001 Incentive Compensation Plan in the form previously provided to Purchaser and shall commit to pay to the participants of such plan in a manner based upon previous awards of benefits under such plan as previously disclosed to Purchaser, which commitments may, subject to the plan's terms, obligate Seller to make cash distributions to participants in an aggregate amount up to $2,158,000.

         (c) So that Seller may assign same to Purchaser as provided in this Agreement, Stockholder shall assign to Seller by execution of documentation and other actions required in connection therewith, in each case in a manner reasonably satisfactory to Purchaser, all of Stockholder's issued patents, provisional patents and patent applications.

         (d) Seller shall deliver to Purchaser its current unaudited financial statements as soon as practicable. Such financial statements shall conform to the requirements of Section 4.6 relative to the Seller Unaudited Financial Statements.

         (e) So that Seller may assign same to Purchaser as provided in this Agreement, Stockholder shall assign to Seller by execution of documentation and other actions required in connection therewith, in each case in a manner reasonably satisfactory to Purchaser, all assets and other rights to or otherwise associated with the "BusProbes" business formerly conducted by Stockholder.

         (f) Seller shall terminate its current written agreements with its distributors and manufacturer's representatives in accordance with the terms thereof, which have been disclosed to Purchaser.

         (g) Seller shall inventory and identify by location its tooling that is held by Eclipse Metal and other suppliers in a written report delivered at or before Closing to Purchaser.

         (h) Beginning on the date of this Agreement and continuing through Closing, (i) Seller shall cease all deliveries of any Products to Customers and any other actions (including invoicing Customers for any Products) that could constitute consummation of sales or otherwise cause revenues to be recognized, provided that if Closing does not occur within 10 Business Days following the date hereof, Seller may resume Product deliveries, so long as the Current Customer Backlog updated to Closing continues to exceed $350,000 and (ii) Seller shall cease any inventory returns, provided that if Closing does not occur within 10 Business days following the date hereof, Seller may resume inventory returns, so long as the book value of inventory at any such time does not decrease below the book value at the date hereof as a result of any returns.

         (i) Contemporaneously with the execution hereof, Seller shall purchase from Purchaser eight (8) Xgig Analyzers (version 1.6) for 4 Gig Fibre Channel for an aggregate purchase price of $350,000 and the obligation for such purchase shall remain an Excluded Liability.

                                  ARTICLE VII.

                             COVENANTS OF PURCHASER

                  7.1 Advice of Changes.

   Purchaser will promptly notify Seller in writing of any event occurring subsequent to the date of this Agreement and prior to the Closing Date that would render any representation or warranty of Purchaser contained in this Agreement, if made on or as of the date of that event or the Closing Date untrue or inaccurate in any material respect.

                  7.2 Regulatory Approvals.

   Prior to the Closing, Purchaser will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority that may be reasonably required in connection with the consummation of the transactions contemplated by this Agreement. Purchaser will use commercially reasonable efforts to obtain all such authorizations, approvals and consents.

                  7.3 Satisfaction of Conditions Precedent.

   Purchaser will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent to the Closing hereunder, and to cause the transactions contemplated hereby to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transaction contemplated hereby.

                  7.4 Discharge of Assumed Liabilities.

   Subject to and upon the terms and conditions of this Agreement, after the Closing, Purchaser shall pay, perform and discharge and indemnify and hold Seller and its affiliates harmless from, the Assumed Liabilities according to their terms.

                  7.5 SEC Filings.

   Purchaser agrees to abide by the reporting requirements of the SEC during the one (1) year period following Closing.

                                 ARTICLE VIII.

                              ADDITIONAL AGREEMENTS

                  8.1 Confidentiality.

   The parties acknowledge that the Confidentiality Agreement is binding upon the parties hereto and in full force and effect, except to the extent that the provisions hereof supersede provisions to similar effect contained in the Confidentiality Agreement. The terms of the Confidentiality Agreement (exclusive of such superseded provisions) are incorporated in this Agreement by this reference.

                  8.2 Publicity.

   Except as may otherwise be required by law, Purchaser shall make or cause to be made any public announcements in respect of this Agreement or the transactions contemplated herein or otherwise communicate with any news media in its reasonable discretion following consultation with Dale Smith. Except as may otherwise be required by law, neither Seller nor Stockholder shall make or cause to be made any public announcements in respect of this Agreement or the transactions contemplated herein or otherwise communicate with any news media without the prior written consent of Purchaser. Nothing contained in this Section shall prevent any party at any time from furnishing any information pursuant to the requirements of any Governmental Authority.

                  8.3 Restrictions on Transferability of Purchaser Securities.

   The Promissory Note and certificates representing the shares of Purchaser Common Stock issuable upon conversion thereof shall bear a legend as provided in the Purchaser Note. The Purchaser Securities shall not be transferable in the absence of an effective registration statement under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. In the absence of an effective registration statement under the Securities Act, neither the Purchaser Common Stock nor any interest therein shall be sold, transferred, assigned or otherwise disposed of, unless Purchaser shall have previously received an opinion of counsel knowledgeable in federal securities law, in form and substance reasonably satisfactory to Purchaser and accompanied by such supporting documents as Purchaser may reasonably request, to the effect that registration under the Securities Act is not required in connection with such disposition. Purchaser shall be entitled to give stop transfer instructions to its transfer agent with respect to the Purchaser Securities in order to enforce the foregoing restrictions. Notwithstanding the foregoing, Purchaser agrees that it shall not require an opinion of counsel in connection with Rule 144 transactions except in unusual circumstances. Purchaser shall be obligated to reissue promptly an unlegended Promissory Note or stock certificates if Seller shall request such reissuance and shall have obtained an opinion of counsel reasonably acceptable to Purchaser to the effect that the securities proposed to be disposed of may lawfully be disposed of without registration, qualification or legend.

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

                  8.4 Form S-3 Registration Statement.

                     (a) Within fourteen (14) days after the Closing Date, Purchaser shall prepare and file with the SEC, and shall use all reasonable efforts to cause to become effective within ninety (90) days after the Closing Date, a registration statement (the "Registration Statement") on Form S-3 or on such other form as is then available under the Securities Act covering the issuance of shares of Purchaser Common Stock upon conversion of the Promissory Note (the "Registrable Securities"); provided, however, that Seller shall provide all such information and materials to Purchaser and take all such action as may be required in order to permit Purchaser to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement. Such provision of information and materials is a condition precedent to the obligations of Purchaser pursuant to this
Section 8.4. The offering made pursuant to such registration shall not be underwritten.

                     (b) Notwithstanding Section 8.4(a), Purchaser shall be entitled to postpone the filing or declaration of effectiveness of the Registration Statement for a reasonable period of time up to sixty (60) calendar days after the deadlines therefore set forth in Section 8.4(a) if Purchaser determines that there exists material nonpublic information about Purchaser which would be required by the Securities Act to be disclosed in the Registration Statement, the disclosure of which, in the good faith determination of the Board of Directors of Purchaser, would be detrimental to Purchaser.

                     (c) Subject to the limitations of Section 8.4(b), Purchaser shall: (i) prepare and file the Registration Statement with the SEC in accordance with Section 8.4(a) with respect to the Registrable Securities and shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after filing and to keep such Registration Statement continuously effective until the earlier to occur of: (A) the date that all of the Registrable Securities would be eligible for resale under Rule 144(k) or a successor provision, or (B) the date on which Seller shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary during the Registration Period; and (iii) furnish to Seller such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents Seller may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold. Prior to the filing with the SEC of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), Purchaser will (A) provide draft copies thereof to the Seller and reasonably discuss such documents with the Seller (and its counsel) and (B) furnish to Seller and its legal counsel identified to the Purchaser, (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the registration statement, each prospectus, and each amendment or supplement thereto, and (ii) such number of copies of the prospectus and all amendments and supplements thereto and such other documents, as Seller may reasonably request in order to facilitate the

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

disposition of the Registrable Securities. Purchaser shall promptly provide to Seller copies of all correspondence and communications received from the SEC regarding the registration of the Registrable Securities.

                     (d) All expenses incurred in connection with the registration of the Registrable Securities pursuant to this Section 8.4, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for Purchaser and expenses of any special audits incidental to or required by such registration, shall be borne by Purchaser, except Purchaser shall not be required to pay (i) fees of legal counsel of Seller and (ii) underwriters' fees, discounts or commissions relating to the Registrable Securities.

                     (e) Purchaser shall use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as Seller reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that Purchaser shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or bylaws,
(x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8.4(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. Purchaser shall promptly notify Seller of the receipt by Purchaser of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

                     (f) As promptly as practicable after becoming aware of such event or development, Purchaser shall notify Seller in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Seller. Purchaser shall also promptly notify Seller in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Seller by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of

Purchaser's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                     (g) In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, Purchaser shall amend the Registration Statement, or file a new Registration Statement, or both, so as to cover all of such Registrable Securities as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefore arises. Purchaser shall use it best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under the Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities issuable during the Registration Period is greater than the number of shares available for resale under such Registration Statement.

                     (h) Notwithstanding any other provision of this Section 8.4, Purchaser shall have the right at any time to require that Seller suspend further open market offers and sales of Registrable Securities pursuant to the Registration Statement whenever, and for so long as, in the reasonable judgment of Purchaser in good faith after consultation with counsel, there is or may be in existence material undisclosed information or events with respect to Purchaser (the "Suspension Right"). In the event Purchaser exercises the Suspension Right, such suspension will continue only for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to Purchaser and its stockholders or until such time as the information or event is no longer material, each as determined in good faith by Purchaser after consultation with counsel. Purchaser will use all reasonable efforts to limit the length of any suspension to thirty (30) calendar days or less.

                     (i) Purchaser will indemnify Seller and each of its officers, directors and stockholders, and each person controlling Seller within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any registration, qualification or compliance effected pursuant to this Section 8.4, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or any alleged violation by Purchaser of any rule or regulation promulgated under the Securities Act or the Exchange Act in connection with any such registration, qualification or compliance, and Purchaser will reimburse Seller, each of its officers and directors, and each person controlling Seller, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that Purchaser will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Purchaser by Seller or controlling person and specifically for use therein.

                     (j) It shall be a condition to Purchaser's obligations hereunder to register the Registrable Securities of Seller that Seller agrees to, and Seller hereby does agree to, (i) indemnify Purchaser, each of Purchaser's directors and officers, and each person who controls Purchaser within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) reimburse Purchaser, its directors, officers, persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Purchaser by Seller specifically for use therein.

                     (k) Each party entitled to indemnification under Section 8.4(i) or 8.4(j) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to differing or potentially differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 8.4(i) or 8.4(j) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                     (l) Contribution. If the indemnification provided for in this Section 8.4 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (i) or (j) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the actions, statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Seller, Stockholder and Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (l) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (l). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. In no event shall Seller be required to contribute any amount in excess of the dollar amount of the proceeds to be received by Seller or Stockholder from the sale of Registrable Securities pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  8.5 Tax Allocation.

   Seller, Stockholder and Purchaser shall cooperate in the preparation of a joint schedule (the "Allocation Schedule") allocating the Purchase Price and the Assumed Liabilities (the "Section 1060 Purchase Price") among the Purchased Assets and the Covenant Not to Compete. If Seller and Purchaser are able to agree upon the Allocation Schedule within 20 Business Days following the Closing Date, Seller and Purchaser shall each file IRS Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with the Allocation Schedule. If Purchaser and Seller are unable to complete the Allocation Schedule within 20 Business Days following the Closing Date, each of Seller and Purchaser may file IRS Form 8594 and any federal, state, local and foreign Tax Returns, allocating the Section 1060 Purchase Price among the Purchased Assets and the Covenant Not to Compete in the manner each believes appropriate, provided such allocation is reasonable and in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  8.6 Taxes and Facility Costs.

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

                     (a) Seller and Stockholder on the one hand and Purchaser on the other hand shall each be responsible for 50 percent of any and all Transfer Taxes. The amount of any Transfer Taxes shall be determined by reference to the Allocation Schedule or, if the Allocation Schedule is not agreed to as provided herein, by reference to Purchaser's allocation of the Purchase Price among the Purchased Assets. The party that is responsible under applicable law for preparing and filing a Transfer Tax Return (the "Paying Party") shall prepare and timely file such Tax Return, and shall timely remit amounts due under each Tax Return to the appropriate Tax authority. Prior to the 24th day of the month in which Closing occurs (or if the Closing Date is on or after the 24th day of a month, the 24th day of the next month), the other party (the "Reimbursing Party") shall pay to the Paying Party one-half of the amount of any Transfer Taxes determined in accordance with the first sentence of this Section 8.6(a) by check or wire transfer. To the extent that the amount of Transfer Taxes is later determined as a result of an audit by a Tax authority or claim for refund to be different than the amount shown on any Tax Return then, if the amount determined to be due is greater, the Reimbursing Party shall promptly pay to the Paying Party, and if the amount determined to be due is less, the Paying Party shall promptly reimburse the Reimbursing Party, one-half of such difference. The parties shall cooperate to the extent reasonably requested to minimize the imposition of Transfer Taxes, including but not limited to Purchaser providing a resale certificate with respect to the Inventory.

                     (b) With respect to any real or personal property Taxes (or other similar Taxes) relating to the Purchased Assets for which Tax Returns have been filed by Seller prior to the Closing Date, and such Tax Returns cover a taxable period ending after the Closing (a "Straddle Period"), Purchaser shall pay Seller at Closing the portion of any such Taxes shown to be due on such Tax Returns attributable to any Tax period (or portion thereof) beginning immediately after the Closing, determined on a per diem basis, and Seller shall timely remit the full amount of such Taxes to the appropriate Tax authority. With respect to any real or personal property Taxes (or other similar Taxes) attributable to the Purchased Assets for which Tax Returns have not been filed prior to the Closing Date, and such Tax Returns cover a Straddle Period, Purchaser shall prepare and timely file, and shall timely make all payments required with respect to, any such Tax Returns; provided, however, that Seller will promptly reimburse Purchaser upon receipt of a copy of the filed Tax Return to the extent any payment made by Purchaser is attributable to any Tax period (or portion thereof) ending on or before the Closing Date, determined on a per diem basis. To the extent that the amount of any such real or personal property Taxes (or other similar Taxes) is later determined as a result of an audit by a Tax authority or claim for refund to be different than the amount shown on any such Tax Return, Purchaser shall promptly pay to Seller, or Seller shall promptly pay to Purchaser, as applicable, one-half of any such difference.

                     (c) Seller and Purchaser acknowledge and agree that (i) Seller will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Seller to any New Purchaser Employee prior to or on the Closing, and (ii) Purchaser will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Purchaser to any New Purchaser Employee after the Closing.

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

                     (d) With respect to any rent, percentage rent charges, other charges under the Lease or utility costs associated with the Facility under the Lease, Purchaser shall reimburse Seller at Closing the portion of such payments previously made by Seller attributable to any period occurring after the Closing, determined on a per diem basis.

                  8.7 Advance to Seller.

   In the event that the Registration Statement is not effective on or before November 1, 2004 for any reason, Purchaser shall advance the sum of $1,000,000 to Seller as an unsecured commercial loan which shall be evidenced by a promissory note executed by Seller that shall bear simple interest at the annual rate of 8% and that shall be repayable to Purchaser on or before 30 days following the maturity and repayment in full of the Purchaser Note. The $1,000,000 note shall be in a mutually acceptable customary form.

                  8.8 New Purchaser Employees.

                     (a) Prior to the Closing Date, Purchaser will make offers (with base compensation equal to or greater than their current base compensation as disclosed to Purchaser) of full-time employment (to be effective as of the Closing Date) to at least 24 Employees (in addition to Dale Smith), including the Key Business Employees, such offers to be conditioned upon the consummation of the transactions contemplated hereby at the Closing. All obligations of Seller or Stockholder to all Employees through the Closing Date, including any obligations for salary, sales commissions, bonus compensation, payroll taxes, accrued vacation, fringe benefits and severance pay, are and shall remain, the sole obligations of Seller or Stockholder, respectively.

                     (b) All employment arrangements between Purchaser and any New Purchaser Employees will be negotiated directly between Purchaser and such employee, and Purchaser shall indemnify and hold Seller harmless from any and all claims arising from Purchaser's negotiations with or hiring and employment of such Employees.

                     (c) Purchaser shall provide terms of employment to New Purchaser Employees, including salaries and stock options commensurate with seniority and experience, subject to the terms of Purchaser's existing employment policies and plans, including vesting provisions. Purchaser would also provide such other employment benefits as Purchaser customarily makes available to its employees.

                     (d) Seller will retain, and Purchaser will not assume, any employer or employment-related obligations of Seller to the New Purchaser Employees or any other liability of Seller related to any New Purchaser Employee that arises or accrues on or before the Closing, including, without limitation:
(i) accrued personal time off (including sick leave); (ii) any obligation to provide health, medical, disability, severance, life or other insurance benefits or any stock, stock option rights, or pension savings plan or similar benefits pursuant to any Seller employee benefit plan, plans, agreement or arrangement, including benefits under the 2004 Data Transit Severance Plan; (iii) any government-mandated employee or employment-related payments; (iv) workers' compensation and disability insurance premiums (if any) paid or payable by Seller on

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

behalf of New Purchaser Employees who are on workers' compensation or disability leave as of the Closing; or (v) any bonuses accrued or earned by any of the New Purchaser Employees on or prior to the Closing, including compensation to be paid in accordance with the 2001 Amended Incentive Compensation Plan. Any Liabilities to any of the employees of Seller resulting from Purchaser's failure to offer employment to any such employee will be, and will remain, Seller's sole responsibility.

                     (e) Notwithstanding any possible inferences to the contrary, Purchaser and Seller do not intend for this Section 8.8 to create any rights or obligations except as between Purchaser and Seller, and no past, present or future employee of Seller or Purchaser shall be treated as a third party beneficiary of this Agreement.

                     (f) Seller shall execute and deliver agreements and instruments, in such form as may be reasonably satisfactory to Purchaser, releasing those New Purchaser Employees who accept employment with Purchaser from any obligations of such New Purchaser Employees to Seller that may first arise after the Closing with respect to the Business under employment agreements, confidentiality agreements, invention agreements or other similar agreements to the extent that such obligations would restrict or inhibit such New Purchaser Employees' performance of their duties as employees of Purchaser.

                     (g) Seller shall comply with all requirements and assume all obligations under COBRA, the Health Insurance Portability and Accountability Act of 1996, the Women's Health and Cancer Rights Act of 1998 and the Family Medical Leave Act of 1993 with respect to the termination of any Business Employees in connection with the transactions contemplated by this Agreement.

                     (h) Seller agrees to comply with the provisions of the WARN Act and any other federal, state or local statute or regulation regarding termination of employment in connection with the transactions contemplated by this Agreement and to perform all obligations that might otherwise be required by Seller with respect to the cessation of any operations of the Business or the termination of any New Purchaser Employee in connection with the transactions contemplated by this Agreement.

                     (i) Seller and Purchaser agree to cooperate fully with respect to the actions which are necessary or reasonably desirable to accomplish the transactions contemplated hereunder, including, without limitation, the provision of records and information as each may reasonably request and the making of all appropriate filings under ERISA and the Code.

                  8.9 NASDAQ Quotation.

   Purchaser agrees to use commercially reasonable efforts (i) to continue the quotation of Purchaser Common Stock on the NASDAQ National Market ("NNM") or any successor market on which Purchaser Common Stock may be listed or quoted following the Closing and (ii) to cause the shares of Purchaser Common Stock to be issued upon

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

conversion of the Promissory Note to be approved for quotation on the NNM upon the effectiveness of the Registration Statement.

                                  ARTICLE IX.

                              CONDITIONS TO CLOSING

                  9.1 Conditions to Each Party's Obligations.

   The respective obligations of each party to effect the transactions to be performed by such party at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived in writing by each party:

                     (a) No order shall have been entered, and not vacated, by a court or administrative agency of competent jurisdiction, in any action or proceeding which enjoins, restrains or prohibits the sale of the Purchased Assets or consummation of any other transaction contemplated hereby.

                     (b) All permits, authorizations, approvals and orders required to be obtained under all applicable statutes, codes, ordinances, rules and regulations in connection with the transactions contemplated hereby shall have been obtained and shall be in full force and effect at the Closing Date.

                     (c) There shall be no litigation pending or threatened by any regulatory body or private party in which (i) an injunction is or may be sought against the transactions contemplated hereby, or (ii) relief is or may be sought against any party hereto as a result of this Agreement and in which, in the good faith judgment of the Board of Directors of either Purchaser or Seller (relying on the advice of their respective legal counsel), such regulatory body or private party has the probability of prevailing and such relief would have a Material Adverse Effect upon such party.

                  9.2 Conditions to Obligations of Seller.

   The obligations of Seller to effect the transactions to be performed by it at the Closing are subject to the satisfaction at or prior to the Closing of the following additional conditions, any of which may be waived in writing by
Seller:

                     (a) All of the representations and warranties of Purchaser set forth in Article V hereof shall be true on and as of the Closing Date with the same force and effect as if they had been made at the Closing (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be accurate as of such specified earlier date) except for changes contemplated by this Agreement and except to the extent that the failure of any such representation or warranty to be true and correct on and as of the Closing Date individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Purchaser, or a Material Adverse Effect upon the consummation of the transactions contemplated hereby, and Purchaser shall have delivered to Seller a certificate to such effect dated the Closing Date and signed by the President or a Vice President of Purchaser.

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

                     (b) All of the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser at or prior to the Closing shall have been duly complied with and performed in all material respects, and Purchaser shall have delivered to Seller a certificate to such effect dated the Closing Date and signed by the President or a Vice President of Purchaser.

                     (c) Purchaser shall have offered full-time employment in form and substance reasonably satisfactory to Purchaser (with base compensation equal to or greater than their current base compensation as disclosed to Purchaser) to at least 24 Employees (in addition to Dale Smith), including the Key Business Employees, for employment by Purchaser immediately subsequent to the Closing; Purchaser shall have interviewed an additional 15 Employees for either employment or engagement as independent contractors of Purchaser on terms reasonably satisfactory to Purchaser.

                     (d) Purchaser shall have executed and delivered the Ancillary Agreements.

                  9.3 Conditions to Obligations of Purchaser.

   The obligations of Purchaser to effect the transactions to be performed by it at the Closing are subject to the satisfaction at or prior to the Closing of the following additional conditions, any of which may be waived in writing by
Purchaser:

                     (a) All the representations and warranties of Seller set forth in Article IV hereof (including the schedules modifying such representations and warranties) shall be true on and as of the Closing Date with the same force and effect as if they had been made at the Closing (other than representations and warranties which by their express terms are made solely as a specified earlier date, which shall be accurate as of such specified earlier date) except for changes contemplated by this Agreement and except to the extent that the failure of any such representation or warranty to be true and correct on and as of, the Closing Date, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on the Business or the Purchased Assets or a Material Adverse Effect upon the consummation of the transactions contemplated hereby, and Seller shall have delivered to Purchaser a certificate to such effect dated the Closing Date and signed by the President of Seller. Notwithstanding the foregoing, in no event shall Seller be permitted to add or amend a schedule prior to Closing pursuant to Section 6.1 in order to satisfy this condition.

                     (b) All of the terms, covenants and conditions of this Agreement to be complied with and performed by Seller at or prior to the Closing shall have been duly complied with and performed in all material respects, and Seller shall have delivered to Purchaser a certificate to such effect dated the Closing Date and signed by the President of Seller.

                     (c) Any and all governmental, corporate or contractual (and other third party) consents, assignments or approvals required to allow the consummation of the sale of the Purchased Assets and the other transactions contemplated hereby, including the

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consents in writing of all persons, if any, necessary to permit Seller to assign and transfer all of the Purchased Assets to Purchaser, free and clear of all Encumbrances other than Permitted Encumbrances, all of which are identified on
Schedule 9.3(c), shall have been obtained and delivered to Purchaser.

                     (d) Seller and Stockholder shall have executed and delivered the Ancillary Agreements.

                     (e) Purchaser shall have obtained a commitment in form and substance reasonably satisfactory to Purchaser that all four (4) of the Employees identified on Schedule 1.51 as Individual Key Employees and at least nine (9) of the twelve (12) Employees identified on Schedule 1.51 as Group Key Employees will accept full-time employment by Purchaser immediately subsequent to the Closing on terms that are satisfactory to Purchaser.

                     (f) The Stockholders have approved the transactions contemplated by this Agreement in the manner required by the laws of the state of Seller's incorporation.

                     (g) Since December 31, 2003, there shall have been no change to the Business that could reasonably be expected to have a Material Adverse Effect on Purchaser's ability to conduct the Business after Closing.

                     (h) Stockholder shall remain the sole stockholder of Seller and there shall be no outstanding options or any other arrangements to purchase shares of the capital stock of Seller as of the Closing Date.

                     (i) Seller shall have completed in all respects the settlement to Purchaser's satisfaction of the past litigation or any other disputes with I-Tech such that (i) at Closing seller shall have completely performed all monetary obligations, whether then due or not, under any agreement with I-Tech in settlement of past litigation, (ii) there shall not be any basis for any claims by I-Tech that (A) any settlement agreement is not at any relevant time in full force and effect in all respects or (B) Seller is in breach of any such settlement agreement and (iii) Seller shall have resolved all aspects of whether it has satisfied I-Tech that Seller accurately accounted to I-Tech concerning its May 2004 royalty obligations and has secured written confirmation of such satisfaction from I-Tech, including confirmation that I-Tech does not intend to exercise its audit rights concerning the May 2004 royalty calculation.

                     (j) Seller's Current Customer Backlog updated as of Closing shall not be less than $350,000.

                     (k) Seller shall disclose the entirety of its Contracts with Intel, and Purchaser shall be reasonably satisfied that Seller's Contracts with Intel can be assigned to Purchaser on terms acceptable to Purchaser.

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                                   ARTICLE X.

                              POST-CLOSING MATTERS

                  10.1 Further Assurances of Seller.

                     (a) Seller shall, from time to time, at the reasonable request of Purchaser, and without further consideration, execute and deliver such instruments of transfer, conveyance and assignment in addition to those delivered pursuant to Section 3.2 hereof, and take such other actions as may be reasonably necessary to assign, transfer, convey and vest in Purchaser, and to put Purchaser in possession of, the Purchased Assets. In the event that any subsidiary or affiliate of Seller (including Stockholder) owns or holds rights to any of the Purchased Assets, Seller and Stockholder jointly and severally covenant and agree to cause each such subsidiary or affiliate to take whatever action and execute whatever documents as are necessary to implement this Agreement and the Ancillary Agreements. From and after the date of the Closing, Seller agrees to convey, transfer, and assign to Purchaser, free and clear of all Encumbrances, other than Permitted Encumbrances, any tangible or intangible rights, properties or assets then held by Seller the conveyance, transfer or assignment of which would have been necessary for the representations and warranties of Seller herein to be true and correct as of the date of the Closing, or the conveyance, transfer or assignment of which was or is required by the covenants of Seller contained in this Agreement. Purchaser will be allowed to visually inspect and verify and confirm the condition of the Purchased Assets before crating in accordance with generally accepted standards.

                     (b) If, after the Closing in order properly to utilize the Purchased Assets or prepare documents or reports required to be filed with the Governmental Authorities or prepare Purchaser's financial statements related to the Business or the Purchased Assets, it is reasonably necessary that Purchaser obtain additional information within Seller's or Stockholder's possession, Seller shall furnish or cause its representatives to furnish such information to Purchaser as promptly as possible. Seller shall maintain and make available the information and records specified in this Section for a period of three (3) years after the Closing.

                     (c) After the Closing, at Purchaser's request, Seller and Stockholder will assist Purchaser, upon its request, to the extent reasonable, in the determination of the legitimacy of any product return and warranty claim with respect to Products. The items noted on Schedule 10.1 constitute Purchased Assets and will be transferred after Closing upon satisfaction of the conditions noted on Schedule 10.1.

                  10.2 Further Assurances of Purchaser.

   Purchaser shall, from time to time at the request of Seller, and without further consideration, execute and deliver such instruments of assumption, and take such other action, as may be reasonably necessary to effectively confirm the assumption by Purchaser of the Assumed Liabilities. After the Closing, Purchaser will arrange all product returns and warranty returns for the Products; although its actions in so doing

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will not reduce the responsibility of Seller or Stockholder with respect thereto pursuant to the other terms of this Agreement.

                  10.3 Covenant not to Compete.

                     (a) For the three-year period beginning at Closing, each of Seller and Stockholder covenants and agrees that he, she or it will not, anywhere in the world, except as expressly permitted by subsection (b) of this
Section 10.3: (i) engage, directly or indirectly, as owner (other than solely as an owner of less than 1% of a publicly traded corporation), partner, stockholder, joint venturer, employee, consultant, licensor, or in any other capacity whatsoever become financially interested, in any business activity which (A) is directly competitive with, or is a contractor or subcontractor for a business activity that is directly competitive with, the Business as currently conducted or currently proposed to be conducted by Seller or (B) is providing or proposes to provide services to that portion of any business that competes directly or indirectly with the Business as currently conducted or currently proposed to be conducted by Seller; (ii) directly or indirectly interfere with or raid the officers, employees, consultants, agents and/or independent contractors of Purchaser or any subsidiary, affiliate or successor of Purchaser then engaged in the Business or any business similar to the Business or in any manner attempt to persuade any such person to discontinue any relationship with such entity; or (iii) directly or indirectly solicit any customer or supplier of the Business to cease doing business with Purchaser or any subsidiary, affiliate or successor of Purchaser then engaged in the Business or any business similar to the Business.

                     (b) For purposes of this Section 10.3, Purchaser, Seller and Stockholder mutually acknowledge that Seller and Stockholder shall retain rental Contracts and rights thereunder with existing Customers concerning analyzer units delivered prior to May 31, 2004 (such items constituting Excluded Assets), on the condition that Seller shall not renew or extend any such rental Contracts and shall not otherwise enter into any similar agreements after Closing with any person or entity, provided that Purchaser shall honor accrued credits against purchase price and offer equivalent products on similar terms. Additionally, Seller shall (i) assist and otherwise cooperate with Purchaser in replacing such Contracts with new rental or other arrangements concerning analyzers manufactured by Purchaser, such arrangements to be between such Customers and Purchaser as determined by Purchaser, (ii) retain in Seller's control and custody all analyzers manufactured by Seller that shall be returned to Seller from former rental Customers and not rent, resell or otherwise market them in any way and (iii) upon an express written request from Purchaser signed by the senior executive in charge of the Network Tools Division of Purchaser, deliver to Purchaser (at Purchaser's cost) components and subcomponents of analyzers formerly subject to the aforementioned rental Contracts as specified in such request.

                     (c) Each of Seller and Stockholder agrees that the time period provided for, and the geographical area encompassed by, the covenants contained in this Section 10.3 are necessary and reasonable in order to protect Purchaser in the conduct of the Business and the utilization of the assets, tangible and intangible, including the goodwill of Seller relating to the Business, acquired by virtue of this Agreement.

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                     (d) If any court having jurisdiction at any time hereafter shall hold any provision or clause of this Section 10.3 to be unreasonable as to its scope, territory or term, and if such court in its judgment or decree shall declare or determine that scope, territory or term which such court deems to be reasonable, then such scope, territory or term, as the case may be, shall be deemed automatically to have been reduced or modified to conform to that declared or determined by such court to be reasonable.

                     (e) It is expressly agreed that monetary damages would be inadequate to compensate Purchaser for any breach by Seller or Stockholder of their respective covenants as set forth in this Section 10.3 and, accordingly, that in the event of any breach or threatened breach by Seller or Stockholder of any such covenant, Purchaser will be entitled to seek and obtain preliminary and permanent injunctive relief in any court of competent jurisdiction, in addition to any other remedies at law or in equity to which Purchaser may be entitled.

                  10.4 Name Change.

   Promptly after the Closing, but in no event later than three (3) Business Days thereafter, Seller will change its name to DJ Holdings, Inc. and otherwise cease using the "Data Transit" name or any variant thereof.

                  10.5 Collection of Accounts Receivable.

   Effective immediately upon Closing (and expressly conditioned thereon), Seller hereby appoints Purchaser as its sole and exclusive collection agent for a period of six (6) months following the Closing Date to take whatever measures Purchaser considers appropriate (in a manner consistent with Purchaser's collection efforts concerning its accounts receivable) to collect Seller's accounts receivable outstanding on the Closing Date, provided that Purchaser shall not settle an account receivable for less than face value without Seller's consent. Seller shall furnish Purchaser with the necessary information and provide Purchaser access to Seller's books and records as reasonably necessary to enable Purchaser to perform its duties as collection agent. Purchaser shall remit the proceeds of its efforts to Seller promptly following collection thereof. Neither Seller nor Stockholder (nor any other agent or representative thereof) shall contact accounts receivable debtors during the period of Purchaser's appointment hereunder.

                  10.6 Post Closing Retention.

                     (a) Immediately after the Closing, in addition to copies of the Assigned Agreements delivered to Purchaser as part of the transactions contemplated by this Agreement, Seller shall deliver to Purchaser or destroy copies of any Purchased Assets in Seller's possession or control that are primarily or exclusively related to the Business, whether such copies are in paper form, on computer media or stored in another form. Except as otherwise provided in this Agreement, and except to the extent lawfully transferable, all Governmental Permits may be retained by Seller.

                     (b) Purchaser shall, at its exclusive cost and expense, retain and preserve in good condition and readable form all items delivered under Section 10.7 (a)

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for a period of 6 years. If Purchaser chooses not to retain and preserve any such item for such period, Purchaser shall give Seller ninety (90) days prior written notice prior to destroying or ceasing to preserve such item and at Seller's request, return such item to Seller.

                     (c) Seller shall, at its exclusive cost and expense, retain and preserve in good condition and readable form all Books and Records constituting Excluded Assets for a period of 6 years. If Seller chooses not to retain and preserve any such item for such period, Seller shall give Purchaser ninety (90) days prior written notice prior to destroying or ceasing to preserve such item and at Purchaser's request, deliver such item to Purchaser.

                     (d) In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any party, each of the other parties shall cooperate with him, her or it and his, her or its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification hereunder).

                                  ARTICLE XI.

                            TERMINATION OF AGREEMENT

                  11.1 Termination by Purchaser.

   This Agreement may be terminated at any time before the Closing by action of the Board of Directors of Purchaser upon written notice to Seller, specifying the basis for such termination, if (i) Seller or Stockholder shall have breached in any material respect any of its respective representations, warranties, covenants or agreements contained in this Agreement, which breach (A) would cause the conditions in Section 9.3(a) or (b) not to be satisfied and (B) shall not have been cured within ten (10) days following receipt by Seller or Stockholder of written notice of such breach by Purchaser or (ii) through no fault of Purchaser, the Closing shall not have occurred on or before August 31, 2004.

                  11.2 Termination by Seller.

   This Agreement may be terminated at any time before the Closing by action of the Board of Directors of Seller upon written notice to Purchaser, specifying the basis for such termination, if (i) Purchaser shall have breached in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (A) would cause the conditions in
Section 9.2(a) or (b) not to be satisfied and (B) shall not have been cured within ten (10) days following receipt by Purchaser of written

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notice of such breach by Seller or (ii) through no fault of Seller, the Closing shall not have occurred on or before August 31, 2004.

                  11.3 Mutual Consent.

   This Agreement may be terminated at any time before the Closing, by the mutual written consent of Purchaser and Seller, approved by their respective Boards of Directors.

                  11.4 Effect of Termination.

   Upon any termination of this Agreement, all parties hereto shall be relieved of all further obligations under this Agreement, except for (i) the provisions of Section 13.7(b), regarding the payment of certain expenses and (ii) the continuing obligations of the parties under the Confidentiality Agreement.

                                  ARTICLE XII.

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

                  12.1 Survival of Representations and Warranties.

   The representations and warranties set forth in this Agreement shall be deemed to have been made on the date hereof, and again as of the Closing Date and shall survive the Closing for a period of eighteen (18) months after the Closing. After the expiration of such eighteen (18) month period, such representations and warranties shall expire and be of no further force and effect unless a claim or claims with respect thereto shall have been asserted under this Article XII prior to the expiration of such period.

                  12.2 Indemnification by Seller and Stockholder.

                     (a) Subject to the terms and conditions of this Article XII, Seller and Stockholder jointly and severally agree to indemnify, defend and hold harmless Purchaser, the stockholders, officers, directors, employees and attorneys of Purchaser, all subsidiaries and affiliates of Purchaser, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Purchaser Group") from, against, for and in respect of any and all Losses asserted against, relating to, imposed upon or incurred by Purchaser and/or any other member of the Purchaser Group by reason of, resulting from, based upon or arising out of any of the following (collectively, "Indemnifiable Losses"):

                           (i) the breach, inaccuracy, untruth or incompleteness
of any representation or warranty of Seller contained in or made pursuant to this Agreement, any Ancillary Agreement or any certificate or Schedule delivered by Seller or Stockholder in connection herewith;

                           (ii) the breach or violation of any covenant or
agreement of Seller or Stockholder contained in or made pursuant to this Agreement or in any Ancillary Agreement;

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                           (iii) any of the Excluded Liabilities;

                           (iv) its share of any Transfer Taxes;

                           (v) any Encumbrance (other than Permitted
Encumbrances) on the Purchased Assets existing at the Closing or arising as a result of the transactions contemplated by this Agreement;

                           (vi) the failure of Seller to deliver the Purchased
Assets to Purchaser at the locations specified in Section 2.4 hereof, or

                           (vii) any breach by Seller or Stockholder of this
Article XII.

                     (b) Neither Seller nor Stockholder shall be required to indemnify Purchaser and/or any other member of the Purchaser Group for any Indemnifiable Losses arising principally from a breach of any representation or warranty of Seller or Stockholder contained in Article IV of this Agreement unless and until the aggregate amount of the Indemnifiable Losses exceeds $50,000 for each event or series of events arising out of or with respect to, or resulting from a common set of facts (the "Article IV Losses"). Notwithstanding the foregoing, for the purposes hereof, breaches of the warranties and representations set forth in Section 4.11 by virtue of Seller's failure to disclose agreements concerning Seller IP Rights shall constitute a series of events arising out of a common set of facts.

                     (c) Neither Seller nor Stockholder shall be required to indemnify Purchaser and/or any other member of the Purchaser Group for any
Article IV Losses unless the aggregate amount of all Article IV Losses for which one or more of the Purchaser Group seeks indemnification hereunder exceeds $500,000 (the "Basket Amount"), in which event Seller shall be liable to indemnify the Purchaser Group for all such Article IV Losses, excluding Article IV Losses within the Basket Amount. Notwithstanding anything to the contrary herein, Seller's and Stockholder's obligation under this Article XII to indemnify Purchaser and/or any other member of the Purchaser Group for Article IV Losses shall not exceed the sum of 25% of the Purchase Price plus $500,000.

                     (d) The provisions of Sections 12.2(a), 12.2(b) and 12.2(c) above shall not limit, in any manner, Seller's and Stockholder's obligation to indemnify members of the Purchaser Group for any other indemnifiable losses including, but not necessarily limited to, any indemnifiable losses arising from
(i) fraud, willful misconduct or intentional misrepresentation on the part of Seller or Stockholder, (ii) any of the matters described in Sections 12.2(a)(ii)-(a)(vii), or (iii) any breach of any covenant or agreement of Seller or Stockholder to be performed by Seller or Stockholder following the Closing, including, without limitation, Seller's and Stockholder's obligations with respect to Defenses and Claims in Section 2.4(b), Seller's and Stockholder's obligations with respect to Section 8.4(j), Seller's and Stockholder's obligations to perform and discharge all Excluded Liabilities and pay any amounts contemplated by Section 12.5, and Seller's and Stockholder's obligations arising out of the Covenant Not to Compete and the

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Confidentiality Agreement. The provisions of Sections 12.2(b) and 12.2(c) above shall not apply to any Indemnifiable Losses except Article IV Losses.

                     (e) Seller and Stockholder shall not be liable for damages in excess of the actual damages suffered by a member of the Purchaser Group as a result of the act, circumstance or condition for which indemnification is sought, net of any insurance proceeds received by Purchaser.

                     (f) Seller and Stockholder shall have no liability or obligation to Purchaser with respect to claims made pursuant to Section 12.2(a)(i) unless Seller and Stockholder have received notice of such claim (describing the claim in reasonable detail, the amount thereof with reasonable certainty and the basis thereof) within the applicable survival period set forth in Section 12.1.

                     (g) Purchaser's exclusive remedy against Seller and Stockholder for any Indemnifiable Losses hereunder shall be indemnification under this Article XII; provided, however, that nothing contained in this
Article XII shall limit, in any manner, any remedy at law or in equity to which Purchaser or any other member of the Purchaser Group shall be entitled against Seller or Stockholder as a result of fraud, willful misconduct or intentional misrepresentation by Seller or Stockholder any of their respective representatives or agents.

                  12.3 Indemnification by Purchaser.

                     (a) Subject to the terms and conditions of this Article XII, Purchaser agrees to indemnify, defend and hold harmless Seller, its stockholders, officers, directors, employees and attorneys, all subsidiaries and affiliates of Seller, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Seller Group") from, against, for and in respect of any and all Losses asserted against, relating to, imposed upon or incurred by Seller and/or any other member of the Seller Group by reason of, resulting from, based upon or arising out of any of the following (collectively, "Seller Losses"):

                           (i) the breach, inaccuracy, untruth or incompleteness
of any representation or warranty of Purchaser contained in or made pursuant to this Agreement, any Ancillary Agreement or any certificate or Schedule delivered by Purchaser in connection herewith;

                           (ii) the breach or violation of any covenant or
agreement of Purchaser contained in or made in pursuant to this Agreement;

                           (iii) its share of any Transfer Taxes;

                           (iv) any Assumed Liability or any other liability
which arises after the Closing with respect to Purchaser's ownership or operation of the Business;

                           (v) any breach by Purchaser of this Article XII.

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                     (b) Purchaser shall not be required to indemnify Seller
and/or any other member of the Seller Group for any Seller Losses arising principally from a breach of any representation or warranty of Purchaser contained in Article V of this Agreement unless and until the aggregate amount of the Seller Losses exceeds $50,000 for each event or series of events arising out of or with respect to, or resulting from a common set of facts (the "Article V Losses").

                     (c) Purchaser shall not be required to indemnify Seller and/or any other member of the Seller Group for any Article V Losses unless the aggregate amount of all Article V Losses for which one or more of the Seller Group seeks indemnification hereunder exceeds the Basket Amount, in which event Purchaser shall be liable to indemnify the Seller Group for all Article V Losses, excluding Article V Losses within the Basket Amount. Notwithstanding anything to the contrary herein, Purchaser's obligations under this Article XII for Article V Losses shall not exceed the sum of 25% of the Purchase Price plus $500,000.

                     (d) The provisions of Section 12.3(a), 12.3(b) and 12.3(c) above shall not limit, in any manner, Purchaser's obligation to indemnify members of the Seller Group for Seller Losses arising from (i) fraud, willful misconduct or intentional misrepresentation on the part of Purchaser, (ii) any of the matters described in Section 12.3(a)(ii) through (a)(v), or (iii) any breach of any covenant or agreement of Purchaser to be performed by Purchaser following the Closing, including, without limitation, Purchaser's obligation to perform and discharge all Assumed Liabilities and pay any amounts contemplated by Sections 2.5 and 13.7, Purchaser's obligations with respect to Section 8.4(i) and Purchaser's obligations arising out of the Confidentiality Agreement. The provisions of Sections 12.3(b) and 12.3(c) above shall not apply to any Seller Losses except Article V Losses.

                     (e) Purchaser shall not be liable for damages in excess of the actual damages suffered by a member of the Seller Group as a result of the act, circumstance or condition for which indemnification is sought, net of any insurance proceeds received by Seller or Stockholder.

                     (f) Purchaser shall have no liability or obligation to Seller or Stockholder with respect to claims made pursuant to Section 12.3(a)(i) unless Purchaser has received notice of such claim (describing the claim in reasonable detail, the amount thereof with reasonable certainty and the basis thereof) within the applicable survival period set forth in Section 12.1.

                     (g) Seller's and Stockholder's exclusive remedy against Purchaser for any Seller Losses hereunder shall be indemnification under this
Article XII; provided, however, that nothing contained in this Article XII shall limit, in any manner, any remedy at law or in equity to which Seller or Stockholder or any other member of the Seller Group shall be entitled against Purchaser as a result of fraud, willful misconduct or intentional misrepresentation by Purchaser or any of its representatives or agents.

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                  12.4 Procedures for Indemnification.

                     (a) As used in this Article XII, the term "Indemnitor" means the party against whom indemnification hereunder is sought, and the term "Indemnitee" means the party seeking indemnification hereunder.

                     (b) A claim for indemnification hereunder (an "Indemnification Claim") shall be made by Indemnitee by delivery of a written notice to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought in reasonable detail (and shall include relevant documentation related to the Indemnification Claim), the amount of the asserted Indemnifiable Losses or Seller Losses, as the case may be, and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim.

                     (c) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 12.5 hereof shall be observed by Indemnitee and Indemnitor.

                     (d) If the Indemnification Claim involves a matter other than a Third Party Claim, Indemnitor shall have twenty (20) Business Days to object to such Indemnification Claim by delivery of a written notice of such objection to Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by Indemnitor, and the Indemnification Claim shall thereafter be paid by Indemnitor in accordance with Section 12.4(e) hereof. Any dispute arising under this Article XII shall be resolved in accordance with the provisions of Section 13.16 hereof.

                     (e) Upon determination of the amount of an Indemnification Claim, whether by (i) an agreement between Indemnitor and Indemnitee, (ii) an arbitration award, or (iii) a final judgment (after expiration of all periods for appeal of such judgment) or other final nonappealable order, Indemnitor shall pay the amount of such Indemnification Claim by check or wire transfer within seven (7) Business Days of the date the Indemnitor is notified in writing of such amount.

                     (f) Upon payment of any amount pursuant to any claim for indemnification hereunder, Indemnitor shall be subrogated, to the extent of such payment, to all of Indemnitee's rights of recovery against any third party with respect to the matters to which such claim relates.

                  12.5 Defense of Third Party Claims.

   Should any claim be made, or suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) be instituted against Indemnitee which, if prosecuted successfully, would be a matter for which Indemnitee is entitled to indemnification under this Agreement (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

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                     (a) Indemnitee shall give Indemnitor written notice of any such claim promptly after receipt by Indemnitee of notice thereof, and Indemnitor will undertake control of the defense thereof by counsel of its own choosing reasonably acceptable to Indemnitee. Indemnitee may participate in the defense through its own counsel at its own expense. The assumption of the defense of any Third Party Claim by Indemnitor shall not be an acknowledgment by Indemnitor that such Third Party Claim is subject to indemnification under the provisions of this Article XII and that such provisions are binding on Indemnitor. If, however, Indemnitor fails or refuses to undertake the defense of such Third Party Claim within seven (7) Business Days after written notice of such claim has been delivered to Indemnitor by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 12.6, settlement of such Third Party Claim with counsel of its own choosing. Failure of Indemnitee to furnish written notice to Indemnitor of a Third Party Claim shall not release Indemnitor from Indemnitor's obligations hereunder, except to the extent Indemnitor is prejudiced by such failure.

                     (b) Indemnitee and Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

                  12.6 Settlement of Third Party Claims.

   Unless Indemnitor has failed to fulfill its obligations under this Article XII, no settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of Indemnitor, which consent shall not be unreasonably withheld or delayed. If Indemnitor has assumed the defense of a Third Party Claim as contemplated by Section 12.5, no settlement of such Third Party Claim may be made by Indemnitor without the prior written consent by or on behalf of Indemnitee which consent shall not be unreasonably withheld or delayed. In the event of any dispute regarding the reasonableness of a proposed settlement, the party that will bear the larger financial loss resulting from such settlement shall make the final determination in respect thereto, which determination shall be final and binding on all involved parties.

                                 ARTICLE XIII.

                                     GENERAL

                  13.1 Governing Law.

   It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                  13.2 Bulk Sales.

   Purchaser hereby waives compliance with any applicable bulk sales law, provided that Seller warrants and agrees to pay and discharge when due all claims of creditors which could be asserted against Purchaser by reason of such noncompliance, excluding claims for payment of Assumed Liabilities.

                  13.3 Assignment; Binding upon Successors and Assigns.

   Neither of the parties hereto may assign any of its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that Purchaser may assign its rights under this Agreement (i) to any majority-owned subsidiary of Purchaser, provided that Purchaser guarantees the obligations of such subsidiary hereunder, or (ii) to any successor of Purchaser through any merger or consolidation, or purchase of all or substantially all of Purchaser's stock or all or substantially all of Purchaser's assets. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  13.4 Severability.

   If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the illegal, void or unenforceable provision.

                  13.5 Entire Agreement.

   This Agreement, the Schedules hereto, the Confidentiality Agreement, the Ancillary Agreements, the documents and instruments and other agreements among the parties hereto referenced herein and therein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.

                  13.6 Counterparts.

   This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  13.7 Expenses.

                     (a) The parties shall each pay their own legal, accounting and financial advisory fees and other out-of-pocket expenses incurred incident to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated, whether or not the transactions contemplated hereby are consummated.

                     (b) Each party shall indemnify the other against, and agrees to hold the other harmless from, all liabilities and expenses (including reasonable attorneys' fees) in connection with any claim by any person for compensation as a broker, finder or in any similar capacity, by reason of services allegedly rendered to the indemnifying party in connection with the transactions contemplated hereby.

                  13.8 Other Remedies.

   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

                  13.9 Amendment.

   Any term or provision of this Agreement may be amended by a written instrument signed by Purchaser and Seller.

                  13.10 Waiver.

   Each party hereto may, by written notice to the other party: (i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the other; (ii) waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement; (iii) waive compliance with any of the covenants of the other contained in this Agreement; or (iv) waive or modify performance of any of the obligations of the other. Except as specifically contemplated by this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

                  13.11 Notices.

   All notices and other communications hereunder will be in writing and will be deemed given (i) upon receipt if delivered personally (or if mailed by registered or certified mail), (ii) the next Business Day after dispatch if sent by overnight delivery service, (iii) upon dispatch if transmitted by facsimile (and confirmed by a copy delivered in accordance with clause (i) or (ii)), properly addressed to the parties at the following addresses:

         Seller or Stockholder:Data Transit, Inc.
                               c/o Dale Smith
                               612 Mindy Way
                               San Jose, California 95123

                               Facsimile No.: (408) 227-2599

         with a copy to:       Parsons, Behle & Latimer
                               201 South Main Street, Suite 1800
                               Salt Lake City, Utah 84111
                               Attention: George M. Flint III, Esq.
                               Facsimile No.: (801) 536-6111

         Purchaser:            Finisar Corporation.
                               1308 Moffett Park Drive
                               Sunnyvale, California 94089
                               Attention: Gabe Kralik, General Counsel

                               Facsimile No.: (408) 542-3885

         with a copy to:       Thompson & Knight LLP
                               333 Clay Street, Suite 3300
                               Houston, Texas 77002
                               Attention: Wilburn O. McDonald, Jr., Esq.

                               Facsimile No.: (713) 654-1871

         Either party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

                  13.12 Construction and Interpretation of Agreement.

                     (a) As used in this Agreement, all terms used in the singular will be deemed to include the plural, and vice versa, as the context may require. The words "hereof", "herein", and "hereunder" refer to this Agreement as a whole, including the attached exhibit(s), as the same may from time to time be amended or supplemented, and not to any subdivision in this Agreement. When used in this Agreement, "including" means "including, without limitation" and "discretion" means sole discretion. Unless otherwise expressly stated, when a party's approval or consent is required under this Agreement, such party may grant or withhold its approval or consent in its discretion. References to "Section" or "Exhibit" will be to the applicable section or exhibit of this Agreement. Descriptive headings are inserted for convenience only and will not be utilized in interpreting the Agreement.

                     (b) This Agreement has been negotiated by the parties and reviewed by their respective counsel and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

                     (c) Any reference to a "Material Adverse Effect" when used in reference to (i) Seller or Purchaser, means any change, event, violation, inaccuracy, circumstance or effect (regardless of whether such events or changes are inconsistent with the representations or warranties made by such person in this Agreement) that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), business, properties, assets (including intangible assets), employees, operations or results of operations of Seller or Purchaser, as the case may be, taken as a whole, and (ii) the Purchased Assets or the Business, means a material diminution in the value, condition, status or ability to use the Purchased Assets or Business.

                  13.13 No Rights of Set Off.

   Purchaser waives and relinquishes any and all rights to set off or to apply any monies held or indebtedness or other obligations now or hereafter owing by Purchaser to Seller, Stockholder or any of their Affiliates against any obligations of Seller, Stockholder or any of their Affiliates now or hereafter existing under this Agreement or any Ancillary Agreement.

                  13.14 No Joint Venture.

   Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section.

                  13.15 Absence of Third Party Beneficiary Rights.

   No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

                  13.16 DISPUTE RESOLUTION.

   This Agreement shall be construed, governed by, and enforced, in accordance with the laws of the State of California, without regard to conflicts of law principles. Except for disputes arising under Section 10.3 of this Agreement, all disputes or controversies arising out of or in connection with this Agreement, its interpretation, performance, or termination, shall be submitted initially to informal dispute resolution, in which case one representative from each party will meet at a neutral location in San Francisco, California within thirty (30) days of the commencement of the conflict in order to attempt in good faith to resolve the dispute. In the event that the parties are unable to resolve such dispute within thirty (30) days following the first meeting of the parties, then the dispute shall be submitted to non-binding mediation conducted by Action Dispute Resolution Services located at 450 Sansome Street, Suite 1100 San Francisco, CA 94111-3319, (415) 772-0900. The parties shall share equally the costs of mediation. Except for disputes arising under Section 10.3 hereof, if the parties are unable to resolve the dispute, either informally or by non-binding mediation, the parties shall submit the dispute to binding arbitration in Santa Clara County, California under the Commercial Rules of the American Arbitration Association. The parties shall be entitled to conduct discovery proceedings in accordance with the Commercial Rules of the American Arbitration Association. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the parties. Each party shall bear its own costs and attorneys' and witnesses' fees. The arbitration award shall be final and each party shall comply in good faith and submit itself to the jurisdiction of the appropriate state or federal courts in Santa Clara County, California for the sole purpose of the entry of such arbitrator's award to render effective such arbitration decision. Notwithstanding the foregoing, judgment on the award by the arbitrator may be entered in any court having jurisdiction. If judicial enforcement or review of the arbitrator's decision is sought, the prevailing party shall be entitled to costs and reasonable attorneys' fees.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                               FINISAR CORPORATION

                               By: /s/ JERRY RAWLS

                               Title: CEO

                               DATA TRANSIT CORP.

                               By: /s/ DALE SMITH

                               Title: CEO/CTO

                               STOCKHOLDER

                               /s/ DALE SMITH
                               Dale T. Smith

                               /s/ JANIS H. SMITH
                               Janis H. Smith

EXHIBIT A

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN EFFECT WITH RESPECT TO THE NOTE OR AN OPINION OF COUNSEL SATISFACTORY TO FINISAR CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AS A RESULT OF AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. ADDITIONALLY, THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE NOTE.

AUGUST 6, 2004                                                    $16,270,000.00

                               FINISAR CORPORATION
                     8% INSTALLMENT NOTE DUE AUGUST 5, 2006

         This 8% Installment Note (this "NOTE") is issued by Finisar Corporation, a Delaware corporation (the "COMPANY") to Data Transit Corp. ("SELLER" and the initial "HOLDER"), pursuant to Section 3.3 of that certain Asset Purchase Agreement, dated as of August 4, 2004, among the Company, Seller and the other parties identified therein (the "PURCHASE AGREEMENT"). This Note evidences a portion of the consideration owed to the Holder in connection with the transaction evidenced by the Purchase Agreement.

         FOR VALUE RECEIVED, the Company promises to pay to the Holder the principal sum of Sixteen Million Two Hundred Seventy Thousand and no/100 Dollars ($16,270,000.00), on August 5, 2006 (the "MATURITY DATE"), or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the Principal Amount in accordance with the provisions hereof. The Principal Amount may be decreased as set forth in Section 2(a) below. This Note is subject to the following additional provisions.

         1. Definitions. In addition to the terms defined elsewhere in this Note (which are listed below with a cross reference to the section where the term is defined), (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms have the meanings indicated:

                  "BANKRUPTCY EVENT" means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company thereof; (b) there is commenced against the Company any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company is adjudicated by a court of competent jurisdiction insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered;
         (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) under applicable bankruptcy law the Company makes a general assignment for the benefit of creditors; (f) the Company fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

                  "CLOSING PRICE" means, for any date, the price as reported by Bloomberg L.P. determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by Seller.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

                  "CONVERSION AND INTEREST PAYMENT AMOUNT" means, on any Conversion Date, a dollar amount equal to the product of (a) the Conversion Price then in effect, times (b) the Conversion Share Amount.

                  "CONVERSION DATE" means the First Conversion Date and each second following Monday during the Term; provided however, if such Monday is not a Trading Day, then the applicable Conversion Date shall be the next Trading Day.

                  "CONVERSION NOTICE" means a written notice in the form attached hereto as Exhibit A.

                  "CONVERSION PRICE" means, on each Conversion Date, the average Closing Price for the three Trading Days preceding that Conversion Date.

                  "CONVERSION SHARE AMOUNT" means, on each Conversion Date, a number of Underlying Shares equal to 10% of the applicable Reference Period Volume.

                  "EARN-OUT ADJUSTMENT AMOUNT" shall mean the product of (i) the difference between 100% and the aggregate of the percentages set forth on Schedule I attributable to the goals achieved (to the extent such goals shall have been achieved) in accordance therewith, multiplied by
         (ii) Three Million One Hundred Eighty-Eight Thousand Three Hundred Seventy-Five and no/100 Dollars ($3,188,375).

                  "EARN-OUT ADJUSTMENT DATE" means the fifth Trading Day following the delivery of the Earn-out Report unless the Seller shall have notified the Company that it does not agree with such report in which case such date shall be the fifth Trading Day following the date on which the Seller and the Company shall have reached a mutual agreement concerning the Earn-out Report or the Earn-Out Report shall have become final by operation of Section 13.16 of the Purchase Agreement.

                  "EARN-OUT MEASUREMENT PERIOD" shall mean the six (6) - month period of time beginning on the first day of the month immediately following the closing of the transactions contemplated by the Purchase Agreement.

                  "EARN-OUT REPORT" shall mean the report prepared by the Company reflecting in reasonable detail the extent to which the goals described on Schedule I shall have been attained at the end of the Earn-out Measurement Period.

                  "ELIGIBLE MARKET" means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq Small Cap Market or the OTC Bulletin Board.

                  "EQUITY CONDITIONS" means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved Underlying Shares is sufficient for such issuance; (ii) the Underlying Shares are listed or quoted (and are not suspended from trading) on an Eligible Market and the Underlying Shares are approved for listing on such Eligible Market upon issuance; (iii) such issuance would be permitted in full without violating the rules or regulations of the Eligible Market on which the Underlying Shares are listed or quoted; (iv) no Event of Default nor any event that with the passage of time and without being cured would constitute a Event of Default has occurred and not been cured; (v) the firm engaged by Holder to resell the Underlying Shares acquired by it hereunder can effect a sale of Converted Shares without violation of any legal, regulatory or contractual restrictions applicable to it or to Seller (including without limitation, Regulation M); (vi) either (A) if the Converted Shares are being sold pursuant to a registration statement, such registration shall have been declared effective and it shall have not expired or been terminated, suspended or otherwise become unavailable with respect to sales of Converted Shares and the Company shall not have exercised its "Suspension Right" (as defined in the Purchase Agreement) with respect thereto or (B) if the Converted Shares are being sold pursuant to Rule 144, the Rule 144 Condition shall at that time be satisfied; and (vii) the Conversion Price is greater than or equal to the Floor Price.

                  "EVENT OF DEFAULT" shall have the meaning set forth in Section 9.

                  "FIRST CONVERSION DATE" means the first Monday that is at least four (4) Trading Days subsequent to the Initial Conversion Event; provided however, if such Monday is not a Trading Day, then the First Conversion Date shall be the next Trading Day.

                  "FLOOR PRICE" means $.50 per share of Common Stock.

                  "INITIAL CONVERSION EVENT" means the sooner to occur of (i) the date that a registration statement with respect to the Underlying Shares shall have been declared effective by the Commission and (ii) the Rule 144 Sale Date.

                  "ORIGINAL ISSUE DATE" means the date of the first issuance of this Note.

                  "PRINCIPAL AMOUNT" means on any day the then remaining outstanding, unpaid and unconverted principal amount of this Note.

                  "REFERENCE PERIOD" means for each Conversion Date the 14-day period ending on the Sunday immediately preceding that Conversion Date; each Reference Period shall begin on a Monday and end on a Sunday. In determining the Reference Period for a Conversion Date, the proviso contained in the definition of the terms "Conversion Date" and "First Conversion Date" shall be disregarded.

                  "REFERENCE PERIOD VOLUME" means the total trading volume for shares of Common Stock on the Nasdaq National Market or any other Eligible Market during any Reference Period as reported by Bloomberg L.P., or any successor performing similar functions.

                  "RULE 144" means Rule 144 promulgated by the Commission under the Securities Act as in effect from time to time.

                  "RULE 144 CONDITION" means that the Holder may at that time actually sell Underlying Shares pursuant to Rule 144; provided, however, that if at any time the Holder may not sell Underlying Shares pursuant to Rule 144 due to the volume or any other restrictions thereunder then the Rule 144 Condition shall be deemed not to be satisfied until such time as such restrictions or limitations have been satisfied.

                  "RULE 144 SALE DATE" means the first date on which the Company shall have received an opinion, which opinion and which counsel shall be reasonably acceptable to the Holder and the

         Company, to the effect that the Holder may sell Underlying Shares pursuant to and in compliance with Rule 144; provided, however, that in no event shall the Rule 144 Sale Date be a day that is earlier than one day after the first anniversary of the Closing Date.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "TERM" means the period of time beginning on the date hereof and continuing thereafter while the Principal Amount and any interest accrued thereon remains unpaid in whole or in part.

                  "TRADING DAY" means (a) any day on which the Common Stock is listed or quoted and traded on any Eligible Market, or (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the Nasdaq National Market (or any successor thereto).

                  "TRANSFER" means, with respect to this Note, a sale, assignment, transfer or exchange of, the grant of a mortgage, pledge, security interest or other encumbrance on or with respect to, or any other disposition hereof (including, without limitation, by operation of law).

                  "TRANSFER AGENT" means American Stock Transfer and Trust Company or any successor thereto.

                  "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of the Principal Amount and in payment of accrued and unpaid interest.

Other Defined Terms                   Section Where Defined
-------------------                  ------------------------
Alternate Consideration              Section 12(b)

Company                              Opening Paragraph

Conversion Schedule                  Section 6(d)

Converted Shares                     Section 7(a)

Event of Default                     Section 9(a)

Event Notice                         Section 9(b)

Event Price                          Section 9(b)

Fundamental Transaction              Section 12(b)

Holder                               Opening Paragraph

Maturity Date                        Second Opening Paragraph

New Note                             Section 5(b)

Note                                 Opening Paragraph

Note Register                        Section 4

Notice of Deferral                   Section 6(b)

Notice of Optional Conversion        Section 6(c)

Permitted Transfer                   Section 5(a)

Prepayment Notice                    Section 8

Prepayment Notice Date               Section 8

Purchase Agreement                   Opening Paragraph

Seller                               Opening Paragraph

         2. Principal Amount; Adjustment.

                  (a) The Principal Amount shall be reduced on the Earn-out Adjustment Date by an amount equal to the Earn-out Adjustment Amount unless the Earn-out Adjustment Amount is equal to $0 in which case there shall be no such reduction.

                  (b) The Company hereby waives and relinquishes any and all rights to set off any amount due or payable by it hereunder against any obligations of the Seller or any of its Affiliates now or hereafter existing or arising under the Purchase Agreement, any Ancillary Agreement or otherwise.

                  (c) The Principal Amount shall be due and payable in cash on the Maturity Date.

         3. Interest.

                  (a) The Company shall pay interest to the Holder on the Principal Amount at the rate of 8% per annum, payable in Common Stock on Conversion Dates as the Principal Amount is converted as provided in Sections 6 and 7. Between the Original Issue Date and the Earn-out Adjustment Date, no interest shall accrue on the portion of the Principal Amount equal to Three Million One Hundred Eighty-Eight Thousand Three Hundred Seventy-Five and no/100 Dollars ($3,188,375).

                  (b) Interest shall be calculated on the basis of a 365-day year and shall accrue daily commencing on the Original Issue Date. Interest paid in Underlying Shares shall be rounded up to the nearest whole share and otherwise paid as provided in Sections 6 and 7.

                  (c) Notwithstanding the foregoing, the Company may not pay the interest in Common Stock unless, at such time, the Equity Conditions are satisfied with respect to such Common Stock.

         4. Note Register. The Company shall register this Note upon records to be maintained by the Company for that purpose (the "NOTE REGISTER") in the name of each record holder thereof from time to time. The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest hereon, and for all other purposes, absent actual notice to the contrary.

         5. Registration of Permitted Transfers and Exchanges.

                  (a) No Holder shall Transfer all or any portion of this Note without the prior written consent of the Company (which consent may be withheld at the discretion of the Company), except (i) a Transfer to a spouse, children (natural or adopted), stepchildren, grandchildren or descendants or a trust for the benefit of any of them, or an entity or foundation owned by a Holder, a spouse, children (natural or adopted), stepchildren, grandchildren or descendants; or (ii) a Transfer by any Holder to an Affiliate of such Holder (any such Transfer, a "PERMITTED TRANSFER").

                  (b) The Company shall register the Permitted Transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein. Upon any such Permitted Transfer, a new note, in substantially the form of this Note (any such new note, a "NEW NOTE"), evidencing the portion of this Note so transferred shall be issued to the transferee (each, a "Holder") and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note. No service charge or other fee will be imposed in connection with any such registration of Permitted Transfer.

                  (c) Each New Note shall have the following legend affixed:

                  NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN EFFECT WITH RESPECT TO THE NOTE OR AN OPINION OF COUNSEL SATISFACTORY TO FINISAR CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AS A RESULT OF AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. ADDITIONALLY, THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE NOTE.

         6. Conversion of the Principal Amount and Payment of Interest in Underlying Shares.

                  (a) Mandatory Conversion of Principal Amount and Payment of Interest. Subject to limitations set forth in this Section 6 and in accordance with the procedures set forth in Section 7, following the Initial Conversion Event, this Note shall be payable and convertible on the Conversion Dates in installments of Underlying Shares, each of which shall equal the Conversion and Interest Payment Amount. The Conversion and Interest Payment Amount on each Conversion Date will be applied first to payment of accrued and unpaid interest and then to conversion of the Principal Amount. Subject to the limitations expressed in the first sentence of this subsection 6(a), the Conversion and Interest Payment Amount shall automatically convert into and be payable with Underlying Shares on each Conversion Date (in each case based on the Conversion Share Amount and Conversion Price applicable to such Conversion Date). The Principal Amount shall not convert into Underlying Shares, and interest shall not be paid in the form of Underlying Shares, except in each case as provided in this Section 6.

                  (b) Deferred Conversion. Upon delivery by the Holder or the Holder's agent of a Notice of Deferral to the Company in the form of Exhibit B attached hereto (a "NOTICE OF DEFERRAL") at least two Trading Days before a Conversion Date by virtue of delivery of an Extension Notice under the Plan, there shall be no conversion under subsection 6(a) on the next Conversion Date and there shall be no further conversions under subsection 6(a) until the next following Conversion Date; provided that a Notice of Deferral shall not be effective if there was no conversion pursuant to subsection 6(a) on either of the two then most recent preceding Conversion Dates by virtue of a Notice of Deferral; except that this limitation shall not apply to a Notice of Deferral attributable solely to an Extension of a Selling Period pursuant to the provisions of Section 2 of the Plan, which Notice of Deferral shall be effective irrespective of (i) whether or not a conversion occurred on either of such preceding Conversion Dates and
         (ii) the date on which
         such Notice of Deferral was delivered during the Reference Period for that Conversion Date. The term "Plan" is defined the Stock Resale Agreement. The terms "Extension" and "Selling Period" are defined in the form of Plan attached to the Stock Resale Agreement. For example, subject to the foregoing provisos, if September 20, 2004 were a Conversion Date, then, if a Notice of Deferral were delivered prior to the close of business on September 15, 2004, (i) the next Conversion Date would be October 4, 2004 and not September 20, 2004 and (ii) the Reference Period with respect to such Conversion Date would begin on September 20, 2004 and end on October 3, 2004.

                  (c) Conversion Schedule. On each Conversion Date, the Company shall deliver a Conversion Notice to the Holder and the Transfer Agent, instructing the Transfer Agent to issue the Converted Shares to the Holder at the address specified in writing by the Holder to the Company from time to time together with a schedule in the form of Schedule II attached hereto (the "CONVERSION SCHEDULE").

                  (d) Conversion Restrictions.

                           (i) Notwithstanding anything to the contrary
                  contained herein, this Note shall not be convertible to the extent that such conversion or exercise would result in the Holder owning more than 4.99% of the outstanding shares of the Common Stock of the Issuer at the date of conversion, other than in connection with a Fundamental Transaction as contemplated in Section 12(b).

                           (ii) Notwithstanding anything to the contrary
                  contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any conversion of, or payment of interest on, this Note (or otherwise in respect hereof) shall be limited to the extent necessary to insure that the voting power represented by the Underlying Shares into which this Note may be converted or with which interest may be paid (together with all Underlying Shares into which this Note shall theretofore have been converted and with which interest shall theretofore have been paid) will not exceed 19.9% of the voting power represented by all of the issued and outstanding shares of Common Stock of the Company before such conversion.

                           (iii) Notwithstanding anything contained in this
                  Section 6 to the contrary, from and after such time as the Principal Amount shall have been reduced to $3,188,375 there shall be no further conversions or interest payments until such time as the Earn-out Adjustment Amount shall have been calculated at which time conversions and interest payments shall resume based on the Principal Amount of this Note as established hereunder.

                           (iv) If a conversion or payment of interest hereunder
                  may not be effected in full due to the application of this
                  Section 6(d), the Company shall honor and effect such conversion and interest payment to the extent permissible hereunder and shall promptly deliver to the Holder a Conversion Schedule indicating the Principal Amount which has not been converted.

                  (e) Equity Conditions. Notwithstanding anything contained in this Section 6 to the contrary, if the Equity Conditions are not satisfied on any Conversion Date, then there shall be no conversion or interest payment on such date and the next Conversion Date on which a conversion under subsection 6(a) occurs shall be no earlier than five trading days after the date on which the Equity Conditions are next satisfied; provided that, if the Floor Price shall exceed the Conversion Price on two consecutive Conversion Dates during the Term, item (vii) of the Equity Conditions shall thereafter not be considered in determining whether the Equity Conditions shall have been satisfied.

                  (f) Option to pay in Cash. Notwithstanding anything contained in this Section 6 to the contrary, the Company may pay cash in lieu of issuing Underlying Shares on conversion of the

         Principal Amount or payment of accrued interest thereon on any Conversion Date without advance notice, so long as such cash payment is greater than or equal to the applicable Conversion and Interest Payment Amount.

         7. Mechanics of Conversion.

                  (a) The number of Underlying Shares issuable on each Conversion Date as provided in Section 6 shall equal the Conversion and Interest Payment Amount, divided by the Conversion Price on that Conversion Date (for each conversion, the "CONVERTED SHARES").

                  (b) Upon each conversion of this Note, the Company shall promptly (but in no event later than the second Trading Day following each Conversion Notice) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder a certificate representing the Converted Shares issuable upon such conversion, bearing the following legend, if applicable:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO FINISAR CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                  (c) Notwithstanding subsection (b) above, the Company shall cause its legal counsel to consult with the Company's transfer agent with a view to causing the certificates representing Converted Shares to be issued without restrictive legends in accordance with applicable laws and regulations. The Holder agrees, at the Company's expense, to cooperate with the Company in this regard and to execute certificates, questionnaires and any other documents reasonably requested by the Company's legal counsel for such purpose.

                  (d) The Holder shall be deemed to have become holder of record of such Converted Shares as of the Conversion Date.

                  (e) The Holder shall not deliver the original Note upon a conversion hereunder, except upon the final conversion resulting in payment of the Principal Amount and accrued interest in full, at which time Holder shall deliver this Note marked "Cancelled -- Paid in Full." Rather, execution and delivery of the Conversion Notice shall have the same effect as a prepayment of a portion of the Principal Amount to the extent converted by the issuance of Conversion and Interest Payment Amounts as provided in Section 6.

         8. Prepayments. At any time following the Original Issue Date and prior to the Maturity Date, upon delivery of a written notice to the Holder (a "PREPAYMENT NOTICE" and the date such notice is delivered by the Company, the "PREPAYMENT NOTICE DATE"), the Company shall be entitled to prepay in cash all or any part of the Principal Amount (together with the accrued and unpaid interest in the portion so prepaid). Once delivered, the Company shall not be entitled to rescind a Prepayment Notice. The prepayment shall be due on the 5th Trading Day immediately following the Prepayment Notice Date.

         9. Events of Default.

                  (a) "EVENT OF DEFAULT" means any default by the Company in the payment or conversion (free of any claim of subordination) of the Principal Amount or interest thereon, as and when the same becomes due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or prepayment or otherwise).

                  (b) At any time or times following the occurrence of an Event of Default, the Holder shall have the option to elect, by notice to the Company (an "EVENT NOTICE"), to require the Company to repurchase all or any portion of the Principal Amount, at a repurchase price equal to the balance thereof, plus all accrued but unpaid interest thereon, through the date of payment. The aggregate amount payable pursuant to the preceding sentence is referred to as the "EVENT PRICE." The Company shall pay the aggregate Event Price to the Holder no later than the third Trading Day following the date of delivery of the Event Notice, and upon receipt thereof the Holder shall deliver the original Note.

                  (c) Upon the occurrence of any Bankruptcy Event, all of the Principal Amount and accrued but unpaid interest thereon shall immediately become due and payable in full in cash, without any further action by the Holder, and the Company shall immediately be obligated to repurchase this Note at the Event Price pursuant to the preceding paragraph as if the Holder had delivered an Event Notice immediately prior to the occurrence of such Bankruptcy Event.

                  (d) In connection with any Event of Default, the Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.

         10. Charges, Taxes and Expenses. Issuance of certificates for Converted Shares shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Converted Shares or this Note in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Note or receiving Converted Shares in respect hereof (including receiving the Converted Shares in full or partial payment of the purchase price under the Purchase Agreement).

         11. Reservation of Underlying Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Note (taking into account the adjustments contemplated by Section 12), free from preemptive rights or any other contingent purchase rights of persons other than the Holder. The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company covenants that, once the Registration Statement becomes effective, it shall keep the Registration Statement effective as agreed in the Purchase Agreement.

         12. Certain Adjustments. Certain provisions of this Note are subject to adjustment from time to time as set forth in this Section 12.

                  (a) Stock Dividends and Splits. If the Company, (i) pays or declares a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case an equitable adjustment shall be made such that (A) the Floor Price shall be proportionately adjusted to reflect such event, (B) the Conversion Share Amount, if such event shall occur during a Reference Period, shall be proportionately adjusted to reflect such event and (C) the Conversion Price shall be proportionately and equitably adjusted if, and only if, the effective date for such event is Conversion Date or one of the three Trading Days to be used for the determination of the Conversion Price. Any adjustment made pursuant to this paragraph shall become effective immediately after the agreed determination of the Company and the Holder.

                  (b) Fundamental Transactions. If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends, distributions and other transactions to which Section 12(a) applies and ordinary dividends and distributions paid exclusively in cash) or evidences of its indebtedness or other assets, including securities, or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 12(a) above) (in any such case, a "FUNDAMENTAL TRANSACTION"), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "ALTERNATE CONSIDERATION"). For purposes of any such conversion, the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction must issue to the Holder a new note consistent with the foregoing provisions and evidencing the Holder's right to convert such note into Alternate Consideration and deliver an undertaking pursuant to which it will assume the obligation to comply with the provisions of Sections 8.3,
         8.4 and 8.9 and Article XIII of the Purchase Agreement with respect to such Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms (i) requiring any such successor or surviving entity to comply with the provisions of this paragraph (b), (ii) providing that the issuance price of such Alternate Consideration shall at the time of issuance be based on the principles upon which the Underlying Shares are priced hereunder and (iii) insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding the foregoing, if the Alternate Consideration is cash or is not freely saleable by Holder without restriction under the Securities Act then upon the consummation of such transaction the Holder may elect to convert the Principal Amount and receive cash in connection with such Fundamental Transaction or to have the then Principal Amount (together with all accrued but unpaid interest thereon) paid to it in full in cash in connection with such Fundamental Transaction.

                  (c) Calculations. All calculations under this Section 12 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (d) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 12, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder.

                  (e) Notice of Corporate Events. If the Company (i) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any transaction of the type described by the last sentence of Section 12(b) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         13. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of this Note. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon conversion of this Note, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

         14. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (Sunnyvale, California time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Sunnyvale, California time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:
(i) if to the Company, to 1308 Moffett Park Drive, Sunnyvale, California 94089, facsimile: (408) 542-3885, attention Chief Financial Officer, or such other address or facsimile number as the Company may provide to the Holder in accordance with this Section or (ii) if to the Holder, to the address or facsimile number appearing on the Company's stockholder records or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

         15. Miscellaneous.

                  (a) This Note shall be binding on and inure to the benefit of the Holder and the Company and their respective permitted successors and assigns.

                  (b) Subject to Section 15(a), above, nothing in this Note shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Note. This Note shall inure to the sole and exclusive benefit of the Company and the Holder.

                  (c) GOVERNING LAW. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  (d) The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

                  (e) In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

                  (f) No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

                  (g) In view of the factors involved in the transactions contemplated by this Note, and in particular Sections 6 and 7, the Holder would not have an adequate remedy at law for money damages in the event that this Note has not been performed in accordance with its terms. Holder therefore shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

                               FINISAR CORPORATION

                               By: ____________________________

                                   Name:   Jerry S. Rawls
                                   Title:  President and Chief Executive Officer

                                    EXHIBIT A
                                CONVERSION NOTICE
            (To be delivered by the Company on each Conversion Date)

The undersigned hereby confirms that the Principal Amount indicated below converts into shares of Common Stock of the Company, as of the date written below. If shares are to be issued in the name of a Person other than the Holder listed below, the Holder will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. All terms used in this notice shall have the meanings set forth in the Note.

Conversion calculations:

                             ___________________________________________________
                             Conversion Date

                             ___________________________________________________
                             Principal amount of Note owned prior to conversion

                             ___________________________________________________
                             Principal amount of Note to be Converted

                             ___________________________________________________
                             Principal amount of Note remaining after Conversion

                             ___________________________________________________
                             Amount of Interest to be paid on Conversion Date

                             ___________________________________________________
                             Number of Shares of Common Stock to be Issued

                             ___________________________________________________
                             Applicable Conversion Price

                             FINISAR CORPORATION

                             By:________________________________________________

                              Name:
                              Title:

By accepting the delivery of this Conversion Notice the Holder represents and warrants to the Company that its ownership of the Common Stock does not exceed the restrictions set forth in Section 6(d) of the Note.

                                    EXHIBIT B
                               NOTICE OF DEFERRAL

              (To be delivered by the Holder or the Holder's Agent)

The undersigned hereby elects to defer conversion of the 8% Installment Note due August 5, 2006 (the "Note") pursuant to Section 6(b) thereof.

Date of Notice of Deferral:  __________________

Deferred Conversion Date:    __________________

If this Notice of Deferral is attributable solely to an Extension of a Selling Period pursuant to the provisions of Section 2 of the Plan, the Holder or the Holder's agent must attach a copy of the applicable Notice of Extension by the Holder's nationally recognized securities brokerage firm as required under the Plan. If such Notice of Extension is not attached, then this Notice of Deferral shall be considered not attributable solely to an Extension of a Selling period pursuant to the provisions of Section 2 of the Plan.

 All terms used in this notice shall have the meanings set forth in the Note.

                                  [Holder or Holder's Agent]

                                  By:_____________________________________
                                      Name:
                                      Title:

                                   SCHEDULE I

                    CALCULATION OF EARN-OUT ADJUSTMENT AMOUNT

This Schedule I determines the basis of the Earn-out Report concerning the amount, if any, of the Earn-out Adjustment Amount.

One of the Company's objectives in the transactions contemplated by the Purchase Agreement is to acquire a skilled and motivated workforce capable of developing and marketing products. Another of the Company's objectives is the integration of the acquired workforce into the Company's existing workforce, and to effectively use the combined workforce in the Company's business operations. Therefore the value of the acquisition will be measured in part by the Company's attainment of these objectives by completing the goals described below.

The Company shall make commercially reasonable efforts to maximize attainment of the goals as described in this Schedule I.

Except as otherwise provided in this Schedule I, capitalized terms used herein shall have the meanings ascribed to them in the 8% Installment Note to which this Schedule I is attached (the "Note") or the Purchase Agreement, as applicable.

Within ten (10) Business Days following the expiration of the Earn-out Measurement Period, the Company shall deliver to Seller the Earn-out Report accompanied by the certification of the then most senior executive in charge of the Company's Network Tools Division with respect to its accuracy. The Earn-out Report shall set forth in reasonable detail a determination whether the goals described in Items (a) through (d) of this Schedule I shall have been attained, including sufficient supporting schedules and data, together with the resulting Earn-out Adjustment Amount. The Company agrees to keep books and records in sufficient detail to be able to accurately determine such matters. In the event of a disagreement with respect to the adjustment of the Principal Amount of the Note pursuant to Section 2(a) thereof, the provisions of Section 13.16 of the Purchase Agreement shall apply. The Principal Amount shall be adjusted as provided in Section 2 of the Note as follows:

                     (a) Engineering integration goals - Applicable to 16.66% of the aggregate goals. The Earn-out Report shall set forth in reasonable detail the basis for the determination whether the following goals have been attained by the Company:

                           1) Prior to the end of the Earn-out Measurement Period, a BusDoctor 108 Plus 3G SAS/SATA, BusDoctor 252 Plus 3G SAS/SATA, and PacketMaker 3G product shall be manufactured by and shipped from the Company.

                           2) Prior to the end of the Earn-out Measurement Period, conduct a feasibility analysis for PacketMaker(TM) utilizing the the Company's XGig chassis. The feasibility analysis includes a report detailing the obstacles and benefits.

                           3) Prior to the end of the Earn-out Measurement Period, deliver a comprehensive detailed report describing the Organization of all Seller Technology Assets and Documentation describing Seller Technology Assets in electronic form on Seller's computer equipment.

                           4) Prior to the end of the Earn-out Measurement Period, create a comprehensive Seller personnel knowledge matrix concerning Seller Technology Assets.

         If all of the four (4) above-listed engineering integration goals shall have been attained at the end of the Earn-out Measurement Period, 16.66% of the aggregate goals shall be considered to have been achieved. If one or more of the four (4) aforementioned goals shall not have been attained, then, for each goal not attained, the aforementioned 16.66% attributable to the goals set forth in this Section (a) shall be reduced by 25%.

                     (b) Manufacturing integration goals - Applicable to 16.67% of the aggregate goals - the following are equally weighted goals. The Earn-out Report shall set forth in reasonable detail the basis for the determination whether the following goals have been attained by the Company:

                           1) Within the first 3 months following the beginning of the Earn-out Measurement Period, (A) all Products in the categories of BusDoctor 108 Plus 3G SAS/SATA, BusDoctor 252 Plus 3G SAS/SATA, and PacketMaker 3G products shall have been manufactured and tested by the Company, using where possible, seller provided inventory and sub-assemblies; and (B) all Seller drawings and test procedures shall have been under the Company ECO control.

                           2) Prior to the end of the Earn-out Measurement Period, all Products being sold by the Company shall have (A) all drawings and test procedures conforming to the Company standards; all drawings and test procedures under the Company ECO control; and (B) all Bills of Materials and part numbers conforming to the Company standards utilizing the Company part numbers and Bills of Materials database.

         If both of the above-listed manufacturing integration goals shall have been attained at the end of the Earn-out Measurement Period, 16.67% of the aggregate goals shall be considered to have been achieved. If one or more of the two (2) aforementioned goals shall not have been attained, then, for each goal not attained, the aforementioned 16.67% attributable to the goals set forth in this Section (b) shall be reduced by 50%.

                     (c) Employee retention goals - Applicable to 16.67% of the aggregate goals -

                           "Category One Employees" shall mean Individual Key Employees, as defined in Schedule 1.51 to the Purchase Agreement.

                           "Category Two Employees" shall mean Group Key Employees as defined in Schedule 1.51 to the Purchase Agreement.

                           Should fewer than two Category One Employees resign from the Company before the end of the Earn-out Measurement Period AND should fewer than four Category Two Employees resign before the end of Earn-out Measurement Period, the percentage of the 16.67% of the Deferred Purchase Price payable pursuant to this Subsection (c) shall be 100%.

                           Should fewer than three Category One Employees resign before the end of Earn-out Measurement Period AND should fewer than five Category Two Employees resign before the end of Earn-out Measurement Period, the percentage of the 16.67% of the Deferred Purchase Price payable pursuant to this Subsection (c) shall be 50%.

                           Should three or more Category One Employees resign before the end of Earn-out Measurement Period OR should five or more Category Two Employees resign before the end of Earn-out Measurement Period, the percentage of the 16.67% of the Deferred Purchase Price payable pursuant to this Subsection (c) shall be 0%.

         The aggregate goals attained attributable to this Subsection (c) shall equal the product of 16.67% multiplied by the applicable percentage provided above, which shall depend on the results of employee retention specified herein. If the applicable percentage is 100% due to the actual employee retention, 16.67% of the aggregate goals shall be considered to have been achieved.

                     (d) MBO goals - Applicable to 50% of the aggregate goals - The Earn-out Report shall set forth in reasonable detail the basis for the determination whether the following goal has been attained -

         Prior to the end of the Earn-out Measurement Period, the acquired workforce shall have performed the following equally weighted tasks:

                           1) Visit each Business manufacturer's representative and distributor to effect orderly and efficient transition;

                           2) Visit the location of the user of the Products at each of the top 20 (in 2003 sales volume) Business customers to effect orderly and efficient transition;

                           3) Comprehensive technical visit (at least three days in duration) to Medusa Laboratories facility in Austin, Texas, followed by a reasonably detailed report recommending how Medusa Laboratories' services and technologies might be more effectively used to increase revenues of the Business;

                           4) Seven technical sales training sessions (each of which will be at least two days in duration) for the Company's sales force and key customers, three in North America, two each in Asia and Europe; and

                           5) Comprehensive technical visit (at least five days in duration) to the Company's software development team in Brazil, followed by a reasonably detailed report recommending how such team's services and technologies might be more effectively used to develop software in future Business products.

         If all of the five (5) above-listed goals shall have been attained at the end of the Earn-out Measurement Period, 50% of the aggregate goals shall have achieved. If any of the five (5) aforementioned goals shall not have been attained, then, for each goal not attained, the aforementioned 50% attributable to the goals set forth in this Section
         (d) shall be reduced by 20% (i.e. from 50% to 40%).

                                   SCHEDULE II

                               CONVERSION SCHEDULE

8% Installment Note due August 5, 2006 in the original principal amount of $16,270,000 issued by Finisar Corporation. This Conversion Schedule reflects conversions made under the above referenced Note through the date hereof.

Dated: ___________

                                              AGGREGATE PRINCIPAL
                                                AMOUNT REMAINING
                                                  SUBSEQUENT TO
DATE OF CONVERSION   AMOUNT OF CONVERSION           CONVERSION        APPLICABLE CONVERSION PRICE
------------------   --------------------     -------------------     ----------------------------

EXHIBIT I

                             STOCK RESALE AGREEMENT

         STOCK RESALE AGREEMENT (the "Agreement") made as of this 6th day of August, 2004, by and between Finisar Corporation, a Delaware corporation (the "Company"), and Data Transit Corp. ("Stockholder").

         WHEREAS, pursuant to an Asset Purchase Agreement dated as of August 4, 2004 (the "Asset Purchase Agreement") by and among the Company, Stockholder, Dale T. Smith and Janis H. Smith, the Company is acquiring substantially all of Stockholder's assets on the terms and subject to the conditions expressed in the Asset Purchase Agreement (the "Purchase");

         WHEREAS, as part of the consideration paid by the Company under the Asset Purchase Agreement, the Company has delivered that certain $16,270,000 8% Installment Note payable to Stockholder (the "Note"); and

         WHEREAS, a condition to the consummation of the Purchase and the other transactions contemplated by the Asset Purchase Agreement, the parties have agreed to, among other things, restrict the ability of the Stockholder to sell or otherwise transfer any shares of Company Common Stock acquired by Stockholder as a result of the conversion of the Note (the "Shares") as set forth herein.

         NOW THEREFORE, in consideration of the mutual promises and obligations set forth herein, the parties agree as follows:

I. TRANSFER RESTRICTIONS

         1.1 TRANSFER OF SHARES. Stockholder hereby agrees and covenants to the Company that Stockholder shall not, directly or indirectly sell, offer to sell, contract to sell, grant any option to purchase, or otherwise transfer or dispose of (in each case, a "Transfer"), any of the Shares except in accordance with the provisions hereof as follows:

         (a) Upon each conversion of the Note, Stockholder shall not Transfer any of the Converted Shares, except pursuant to a current prospectus under an effective registration statement or an exemption from registration under the Securities Act and other applicable securities laws and regulations (including, if applicable, Rule 144) and a Rule 10b5-1 Sales Plan in substantially the same form as Exhibit A attached hereto and incorporated herein for all purposes (the "Plan"). The Plan is currently by and between Stockholder and Merrill, Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and shall continue to be by and between Stockholder and Merrill Lynch or other nationally recognized securities brokerage firm that is reasonably acceptable to the Company (the "Firm"), so long as the Plan complies in all respects with the provisions of Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, and any restrictions or requirements set forth under applicable law and the terms in the Plan regarding the timing, manner and volume of sales of Converted Shares and other financial aspects shall not materially change during the Term hereof.

         (b) On each Conversion Date under the Note, the Company will deliver to the Firm a Conversion Notice. Upon receipt by the Firm of the Conversion Notice, Stockholder shall be deemed to have instructed the Firm to sell the Converted Shares determined as of such Conversion Date (subject to all applicable securities laws and the limitations set out in the Plan) within the two-week period beginning on such Conversion Date except as extended by delivery of a "Deferral Notice" as provided in the Note and the Plan. For this purpose, Stockholder has initially engaged the Firm as part of the Plan to execute such Transfers and will continue to engage such firm or any other nationally recognized securities brokerage firm selected by Stockholder that is reasonably acceptable to the Company.

         (c) Stockholder shall not enter into any offsetting, corresponding or hedging transaction concerning the Shares.

         (d) In order to enforce the covenants in this Section 1, the Stockholder acknowledges and agrees that the Company may impose stop transfer instructions with respect to the Shares.

         1.2 REGISTRATION RIGHTS. The Company has granted Seller registration rights as provided in Section 8.4 of the Asset Purchaser Agreement.

II. GENERAL PROVISIONS

         2.1 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by same-day courier, overnight delivery service or confirmed facsimile, provided that if delivered on a date that is not a business day or after 5:00 p.m. on a business day (in each case at the place of delivery), such notice shall be deemed delivered on the next succeeding business day, if such notice is delivered to the party to be notified at such party's address or facsimile number specified in the Asset Purchase Agreement.

         2.2 NO WAIVER. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

         2.3 STOCKHOLDER UNDERTAKING. Stockholder hereby agrees to take any additional action and execute any additional documents reasonably necessary in order to carry out or effect one or more of the obligations or restrictions imposed on either Stockholder or the Shares pursuant to the express provisions of this Agreement.

         2.4 ENTIRE AGREEMENT. This Agreement and the Asset Purchase Agreement (together with all the annexes or exhibits thereto and other agreements delivered in connection therewith) set forth the entire agreement between the parties hereto with respect to the matters provided herein and therein and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter.

         2.5 CAPITALIZED TERMS. Capitalized terms used herein shall have the meanings ascribed to them in the Note.

         2.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         2.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Stockholder and the Stockholder's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

         2.8 SPECIFIC PERFORMANCE. Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Agreement, the other party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms. Each party therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

         2.9 AMENDMENT AND WAIVER. This Agreement shall not be amended nor any Section hereof waived without the written consent of the Company and the Stockholder.

         2.10 TERM. The term of this Agreement shall begin on the date first above written and continue until such time that (i) the Note has been entirely converted into Shares and (ii) Stockholder, together with its affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), has Transferred more than 90% of the Shares into which the Note has been converted (the "Term"). Following the Term, this Agreement shall terminate and be of no further force or effect.

         2.11 GOVERNING LAW. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.

         IN WITNESS WHEREOF, the parties have executed this Stock Resale Agreement on the day and year first above written.

                                        STOCKHOLDER:
                                        DATA TRANSIT CORP.

                                        By:___________________________

                                        Title:_________________________

                                        COMPANY:
                                        FINISAR CORPORATION

                                        By:___________________________

                                        Title:_________________________

EXHIBIT A

Client's name: Data Transit Corp.
Issuer's name: Finisar Corporation
Type of securities: Common Stock

Account number:__________

                RULE 10b5-1 SALES PLAN AND CLIENT REPRESENTATIONS

      Data Transit Corp., a Delaware corporation ("Data Transit"), as of the date below, establishes this Sales Plan ("the Plan") in order to sell shares of the Issuer's common stock pursuant to the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

1. Data Transit requests that Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") execute the Plan as follows:

            Data Transit has arranged with Finisar Corporation ("the Issuer") for the Issuer periodically to provide written notice to Merrill Lynch and Data Transit that shares have been issued to Data Transit upon each conversion of an 8% Installment Note (the "Note") made by the Issuer and payable to Data Transit ("Conversion Notice"), which Conversion Notice will specify the number of shares issued to Data Transit upon such conversion. Starting on the date of receipt of each such Conversion Notice and subject to applicable regulations, Merrill Lynch will sell at least 80% of the number of shares specified in such Conversion Notice as having been issued upon such conversion (the remaining 20% of such shares are referred to herein as "Carryover Shares") utilizing the principles of best execution in
            (i) block trades (in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction);
            (ii) purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or (iii) ordinary brokerage transactions and transactions in which a broker solicits purchasers on the principal exchange or market on which the shares are traded (the "Exchange") during the period (each a "Selling Period") beginning on such date and ending on the Friday of the week following the week during which such Conversion Notice was delivered to Merrill Lynch. Data Transit has arranged with the Issuer that Merrill Lynch, in its sole discretion (without any influence by Data Transit), may deliver a notice ("Extension Notice") to the Issuer during any Selling Period that such Selling Period shall not end on the aforementioned Friday but instead shall end on the Friday of the third week following the week during which such Conversion Notice was delivered to Merrill Lynch, as long as the Extension Notice is delivered at least two (2) trading days before the end of the then current Selling Period. Such extension of the Selling Period shall be hereinafter referred to as an "Extension". No more than one such Extension Notice may be delivered by Merrill Lynch to the Issuer during any three (3) consecutive Selling Periods, except concerning an Extension arising due to suspensions as provided in Section 2, which shall not be limited. No Conversion Notice shall be issued during a Selling Period or an Extension. Except as provided in
            Section 2, all such shares issued upon each conversion are to be sold during such Selling Periods as it may be extended in accordance with these provisions; provided that any Carryover Shares are not required to be sold during such Selling Periods, but must be sold during the next succeeding Selling Period, and no Extension shall be required in such event.

            For example, if Merrill Lynch were to receive a Conversion Notice on Monday, September 13, 2004 that a portion of the Installment Note had been converted and as a result 500,000 shares of the Issuer's common stock had been issued to Data Transit, then Merrill Lynch would during the Selling Period beginning on Monday, September 13, 2004 and ending on the close of business on Friday, September 24, 2004 sell such 500,000 shares. At any time during that Selling Period Merrill Lynch (at least two (2) trading days prior to the end thereof) could deliver an Extension Notice to extend the September 24, 2004 date to October 8, 2004, except that a notice delivered pursuant to Section 2 hereof may be delivered on any day of the Selling Period to which it related. Up to 100,000 of such shares could be carried over and sold during the next succeeding Selling Period even if no Extension Notice had been sent.

Sales of the Issuer shares resulting from conversion of the Note shall continue until all of the shares underlying the Note have been issued and sold.

2.    SUSPENSION

      Merrill Lynch may suspend sales allocated under this Plan for any of the following reasons:

      a. a day specified by the Plan is not a day on which the shares trade regular way on the Exchange;

      b.    trading of the shares on the Exchange is suspended for any reason;

      c. there has been a material reduction in the trading volume of the shares relative to the volume occurring during the Reference Period (as defined in the Note);

      d. Merrill Lynch cannot effect a sale of shares due to any legal, regulatory or contractual restrictions applicable to it or any legal or regulatory restrictions applicable to Data Transit (including without limitation, Regulation M); or

      e. if the shares are being sold pursuant to a registration statement, the termination, expiration, suspension or unavailability of the registration statement;

then, notwithstanding the limitations on Extensions set forth in Section 1, (i) Merrill Lynch will use its reasonable efforts to minimize the length and effects of any suspension under 2(c), and (ii) shares designated under the Plan for sale during the period when sales under the Plan are suspended will be sold as soon as possible thereafter. If sales are suspended on two days on which trading occurs on the Nasdaq National Market in any Selling Period, an Extension will result, thereby extending the Selling Period then in effect as provided in
Section 1 above.

3.    TERMINATION

      The Plan shall end on the earliest of:

      a.    the completion of all sales contemplated in Section 1 of the Plan;

      b.    Data Transit's or Merrill Lynch's reasonable determination that:

                  (i) the Plan does not comply with Rule 10b5-1 or other applicable securities laws;

                  (ii) Data Transit has not, or Merrill Lynch has not, complied with the Plan, Rule 10b5-1 or other applicable securities laws;

                  (iii) Data Transit has made misstatements in Data Transit's
                        Client Representations to Merrill Lynch;

                  (iv)  the filing of a bankruptcy petition by the Issuer; or

                  (v) receipt by Merrill Lynch of written notice of termination from Data Transit pursuant to Section 12 below.

4. At the sole discretion of Merrill Lynch, (i) shares allocated under the Plan for sale may be sold in bulk or in smaller increments, depending upon market demand and conditions and (ii) subject to the limitations set forth in
Section 1 above, it may elect or not elect during any Selling Period to deliver an Extension Notice.

5. In the event of a stock split or reverse stock split, the share quantity and dollar amount at which shares are sold will be automatically adjusted proportionately.

6. In the event of a reincorporation or other corporate reorganization resulting in an automatic share-for-share exchange of new shares for the type of shares subject to the Plan, then the new shares will automatically replace the type of shares originally specified in the Plan.

7. Compliance with Rule 144 and Rule 145. The following provisions apply only to the extent applicable.

            a. Data Transit understands and agrees that if Data Transit is an affiliate or control person for purposes of Rule 144 under the Securities Act of 1933, as amended (the ""Securities Act"),"), or if the securities subject to the Plan are restricted securities subject to limitations under Rule 144 or eligible for resale under Rule 145, then all sales of securities under the Plan will be in accordance with the applicable provisions of Rule 144. Data Transit requests and authorizes Merrill Lynch to complete and file on Data Transit's behalf the Forms 144 (pre-signed on its behalf) necessary to effect the Plan, if any.

            b. If appropriate, Data Transit understands and agrees that upon Data Transit's prompt signature and delivery to Merrill Lynch of Form 144, Merrill Lynch will make one Form 144 filing at the beginning of each three-month period, commencing with the date of the first sale made in connection with the Plan, and that each Form 144 shall state the following: "This proposed sale is made pursuant to a plan intended to comply with Rule 10b5-1(c), previously adopted on [insert plan adoption date], when Data Transit was not aware of material nonpublic information".

            c. Merrill Lynch will conduct sales pursuant to Rule 144 or Rule 145 if appropriate, including applying Rule 144 volume limitations as if the sales under the Plan were the only sales subject to the volume limitations.

            d. Data Transit agrees not to take any action or to cause any other person or entity to take any action that would require Data Transit to aggregate sales of securities pursuant to Rule 144; and not to take any action that would cause the sales of securities under the Plan not to comply with Rule 144 or Rule 145.

8. Indemnification.

            a. Data Transit agrees to indemnify and hold harmless Merrill Lynch from and against all claims, losses, damages and liabilities arising out of inquires and/or proceedings resulting from assertions that:

                        (i) the Plan or sales made under the Plan do not comply with Rule 10b5-1 or with state securities laws or regulations prohibiting trading while in possession of material nonpublic information and

                        (ii) Merrill Lynch has not executed any sales pursuant to the provisions of the Plan.

            b.    This indemnification will survive termination of the Plan.

9. In consideration of Merrill Lynch accepting orders to sell securities under this Plan Data Transit makes the following representations, warranties and covenants:

            a. Data Transit established the Plan in good faith, in compliance with the requirements of Rule 10b5-1, and at a time when Data Transit was not aware of material nonpublic information about the Issuer, whose securities are the subject of the Plan.

            b. Data Transit has consulted with legal counsel and other advisors in connection with Data Transit's decision to enter into the Plan and has confirmed that the Plan meets the criteria set forth in Rule 10b5-1.

            c. Data Transit owns or has the right to acquire all shares that are subject to the Plan free and clear of liens or encumbrances of any kind.

            d. Except as provided in the Plan and while the Plan is in effect, Data Transit confirms that:

                        (i) Data Transit will not engage in offsetting or hedging transactions in violation of Rule 10b5-1; and

                        (ii) Data Transit will notify Merrill Lynch in advance of any sales or purchases of, or derivative transactions on, any of the Issuer's securities by it.

            e. Data Transit further confirms Data Transit's understanding that while this Plan is in effect, Data Transit may not disclose to the persons at Merrill Lynch effecting sales under the Plan for Data Transit any information concerning the Issuer that might influence the execution of the Plan nor will it otherwise attempt to influence execution of the Plan, including without limitation the decision whether to deliver an Extension Notice.

            f.    Compliance with insider trading policies.

                        (i) The Plan does not violate the Issuer's insider trading policies.

                        (ii) Data Transit has informed the Issuer of the existence and provisions of the Plan, and, if necessary under the Issuer's insider-trading policies, authorized representatives of the Issuer have approved the Plan and have been provided with a copy of the Plan.

            g. Data Transit agrees to make or cause to be made all necessary filings, including Rule 144 filings, filings pursuant to
                  Section 13 and Section 16 of the Exchange Act, and any other filings necessary pursuant to the Securities Act and/or the Exchange Act.

            h.    Delivery requirements

                  (i) Prior to the date of execution of any sales specified under the Plan, Data Transit agrees to have delivered into the custody of Merrill Lynch certificates representing that number of securities that may be sold pursuant to the Plan (or other appropriate evidence thereof), together with all transfer documents and other authorizations required for Merrill Lynch to effect settlement of sales of such securities on Data Transit's behalf.

                  (ii) Data Transit agrees that Merrill Lynch's obligation to execute sales under the Plan is conditioned on the satisfaction of the foregoing delivery requirements.

            i. Data Transit agrees to inform Merrill Lynch as soon as possible of (a) any subsequent restrictions imposed on Data Transit due to changes in the securities (or other) laws or of any contractual restrictions imposed on the Issuer that would prevent Merrill Lynch or Data Transit from complying with the Plan and (b) the occurrence of any event as set forth in the Plan that would cause the Plan to end or be suspended under
                  Section 2 or Section 3 of the Plan.

10. The Plan may be modified or amended only upon:

                  (i) the written agreement of Data Transit and Merrill Lynch with prompt written notice to the Issuer and

                  (ii) the receipt by Merrill Lynch of a certificate that Data Transit has signed to the effect that the representations, warranties and covenants contained in Data Transit's Client Representations, dated the date hereof, are true as of the date of such certificate.

11. The Plan may be signed in counterparts, each of which will be an original.

12. The Plan , including the representations, warranties and covenants in
Section 9, constitute the entire agreement between Data Transit and Merrill Lynch and supersede any prior agreements or understandings regarding the Plan.

13. All notices given by the parties under the Plan will be as follows:

            a.    If to Merrill Lynch:

                  Managing Director and Administrative Manager
                  Merrill Lynch, Pierce, Fenner & Smith, Inc.
                  [branch office address]

            b.    If to Data Transit: [client address].

IF DATA TRANSIT IS SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 16 OF THE EXCHANGE ACT, COMPLETE THE FOLLOWING SECTION 13 TO HAVE TRANSACTION INFORMATION FOR OPEN MARKET TRANSACTIONS UNDER THE PLAN FORWARDED TO A DESIGNATED THIRD PARTY.

14. Data Transit authorizes Merrill Lynch to transmit transaction information via fax and/or email for open window and transactions under the Plan (sales and purchases) to:

a.    Name:___________________       b.    Name:______________________
      Title:__________________             Title:_____________________
      Organization:___________             Organization:______________
      Fax:____________________             Fax Number:________________
      Tel.:___________________             Tel.:______________________
      e-mail:_________________             e-mail:____________________

      Reasonable efforts will be made to transmit transaction information for open market transactions under the Plan (purchase or sale) by the close of business on the day of the purchase or sale, but no later than the close of business on the first trading day following the purchase or sale. Data Transit acknowledges that Merrill Lynch: (1) has no obligation to confirm receipt of any email or faxed information by the designated contact and (2) has no responsibility or liability for filing a Form 4 with the SEC or for compliance with Section 16 of the Securities Exchange Act of 1934. If any of the above contact information changes, or Data Transit would like to terminate this authorization, Data Transit will promptly notify Merrill Lynch in writing. Data Transit further authorizes Merrill Lynch to transmit transaction information to a third party service provider who will make the information available to Data Transit's designated representative(s) listed above.

15. This Plan will be governed by and construed in accordance with the internal laws of the State of New York.

                                                 Data Transit Corp.

                                      By: ____________________________

                                      Name:
                                         Title:
                                         Date:

                                      Acknowledged and Agreed this___
                                      day of ________, 2004:

                                      Merrill Lynch, Pierce, Fenner & Smith
                                              Incorporated

                                      By: ____________________________
                                          Name:
                                          Title:

                               FIRST AMENDMENT TO

                            ASSET PURCHASE AGREEMENT

      THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "First Amendment") is entered into by and among FINISAR CORPORATION, a Delaware corporation ("Purchaser"), DATA TRANSIT CORP., a Delaware corporation ("Seller"), and DALE
T. SMITH and JANIS H. SMITH, individual residents of San Jose, California (collectively "Stockholder"). For the purposes of this First Amendment, all capitalized terms used herein and not otherwise defined shall have the same meaning as ascribed to them in the Original Agreement.

                                   WITNESSETH

      WHEREAS, Purchaser and Seller have entered into that certain Asset Purchase Agreement dated effective August 4, 2004 (the "Original Agreement"), for the purposes and consideration therein expressed, pursuant to which Purchaser purchased substantially all the assets of Seller related to the Business, excluding cash and certain other assets as more particularly provided therein, and Purchaser agreed to assume certain of the liabilities of Seller related to the Business on the terms and conditions set forth therein;

      WHEREAS, the Closing the sale of the Purchased Assets, subject to the terms and conditions of the Original Agreement occurred on August 6, 2004;

      WHEREAS, Purchaser and Seller desire to amend the Original Agreement to reflect the extension of the number of days after Closing within which Purchaser shall prepare and file with the SEC a Registration Statement on Form S-3 from 14 days to 28 days;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                       I.

      The Original Agreement is hereby amended as follows: the reference to "fourteen (14) days" in the first sentence of Section 8.4(a) shall be replaced with a reference to "twenty-eight (28) days."

                                       II.

      All other provisions contained in the Original Agreement are hereby ratified and remain in full force and effect except to the extent set forth in this First Amendment.

      EXECUTED AND DELIVERED effective as of August 20, 2004.

                                                 FINISAR CORPORATION

                                                 By: /s/ JERRY S. RAWLS

                                                 Title: CEO

                                                 DATA TRANSIT CORP.

                                                 By: DALE SMITH

                                                 Title: CEO/CTO

                                                 STOCKHOLDER

                                                 /s/ DALE T. SMITH
                                                 Dale T. Smith

                                                 /s/ JANIS H. SMITH
                                                 Janis H. Smith

                               SECOND AMENDMENT TO

                            ASSET PURCHASE AGREEMENT

      THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Second Amendment") is entered into by and among FINISAR CORPORATION, a Delaware corporation ("Purchaser"), DATA TRANSIT CORP., a Delaware corporation ("Seller"), and DALE T. SMITH and JANIS H. SMITH, individual residents of San Jose, California (collectively "Stockholder"). For the purposes of this Second Amendment, all capitalized terms used herein and not otherwise defined shall have the same meaning as ascribed to them in the Original Agreement.

                                   WITNESSETH

      WHEREAS, Purchaser and Seller have entered into that certain Asset Purchase Agreement dated effective August 4, 2004 (the "Original Agreement"), for the purposes and consideration therein expressed, pursuant to which Purchaser purchased substantially all the assets of Seller related to the Business, excluding cash and certain other assets as more particularly provided therein, and Purchaser agreed to assume certain of the liabilities of Seller related to the Business on the terms and conditions set forth therein;

      WHEREAS, the Closing the sale of the Purchased Assets, subject to the terms and conditions of the Original Agreement occurred on August 6, 2004;

      WHEREAS, Purchaser and Seller have entered into the First Amendment to Asset Purchase Agreement ("First Amendment") dated August 20, 2004, under which the Original Agreement was amended to extend of the number of days after Closing within which Purchaser shall prepare and file with the SEC a Registration Statement on Form S-3 from 14 days to 28 days;

      WHEREAS, Purchaser and Seller now desire to amend the Original Agreement to reflect the extension of the number of days after Closing within which Purchaser shall prepare and file with the SEC a Registration Statement on Form S-3 from 28 days to 49 days;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                       I.

      The Original Agreement is hereby amended as follows: the reference to "twenty-eight (28) days" in the first sentence of Section 8.4(a) shall be replaced with a reference to "forty-nine (49) days."

                                       II.

      All other provisions contained in the Original Agreement are hereby ratified and remain in full force and effect except to the extent set forth in this Second Amendment.

      EXECUTED AND DELIVERED effective as of September 9, 2004.

                                                 FINISAR CORPORATION

                                                 By: /s/ S. K. WORKMAN

                                                 Title: CFO

                                                 DATA TRANSIT CORP.

                                                 By: /s/ DALE SMITH

                                                 Title: CEO/CTO

                                                 STOCKHOLDER

                                                 /s/ DALE T. SMITH
                                                 Dale T. Smith

                                                 /s/ JANIS H. SMITH
                                                 Janis H. Smith

                               THIRD AMENDMENT TO

                            ASSET PURCHASE AGREEMENT

      THIS THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Third Amendment"), dated December 10, 2004 is entered into by and among FINISAR CORPORATION, a Delaware corporation ("Purchaser"), DATA TRANSIT CORP., a Delaware corporation ("Seller"), and DALE T. SMITH and JANIS H. SMITH, individual residents of San Jose, California (collectively "Stockholder"). For the purposes of this Third Amendment, all capitalized terms used herein and not otherwise defined shall have the same meaning as ascribed to them in the Amended Agreement (as hereinafter defined).

                                   WITNESSETH

      WHEREAS, Purchaser, Seller and Stockholder have entered into that certain Asset Purchase Agreement dated effective August 4, 2004 (the "Original Agreement"), which was amended on August 20, 2004 upon the execution of the First Amendment to Asset Purchase Agreement (the "First Amendment") and on September 9, 2004 upon the execution of the Second Amendment to Asset Purchase Agreement (the "Second Amendment") (the Original Agreement, as amended by the First Amendment and Second Amendment, shall hereinafter be referred to as the "Amended Agreement"), for the purposes and consideration therein expressed, pursuant to which Purchaser purchased substantially all the assets of Seller related to the Business, excluding cash and certain other assets as more particularly provided therein, and Purchaser agreed to assume certain of the liabilities of Seller related to the Business on the terms and conditions set forth therein;

      WHEREAS, the Closing the sale of the Purchased Assets, subject to the terms and conditions of the Amended Agreement occurred on August 6, 2004;

      WHEREAS, Purchaser and Seller desire to amend the Amended Agreement in order to reflect the changes hereinafter addressed;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Amended Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                       I.

      Section 8.4 of the Amended Agreement is hereby amended as follows: the first sentence of Section 8.4(a) shall be replaced with the following sentence:
"On or before February 28, 2005, Purchaser shall prepare and file with the SEC, and shall use all reasonable efforts to cause to become effective on or before March 31, 2005, a registration statement (the "Registration Statement") on Form S-3 or on such other form as is then available under the Securities Act covering the issuance of shares of Purchaser

Common Stock upon conversion of the Promissory Note (the "Registrable Securities"); provided, however, that Seller shall provide all such information and materials to Purchaser and take all such action as may be required in order to permit Purchaser to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement."

                                       II.

      The Parties agree that Purchaser shall advance the sum of $1,000,000 to Seller on or before December 17, 2004 in discharge of its obligations arising pursuant to Section 8.7 of the Amended Agreement. The Parties also agree to comply with the other provisions of Section 8.7.

                                      III.

      The Parties agree that the Engineering Integration Goals, Manufacturing Integration Goals and MBO Goals set forth in Schedule I of the Promissory Note have been achieved as of November 15, 2004; therefore 83.33% of the aggregate goals relative to the determination of the Earn-Out Adjustment Amount (as such term is defined in the Promissory Note) have been achieved as of such date.

                                       IV.

      All other provisions contained in the Amended Agreement are hereby ratified and remain in full force and effect except to the extent set forth in this Third Amendment.

      EXECUTED AND DELIVERED effective as of December 10, 2004.

                                                           FINISAR CORPORATION

                                                           By: /s/ S. K. WORKMAN

                                                           Title: CFO

                                                           DATA TRANSIT CORP.

                                                           By: /s/ DALE SMITH

                                                           Title: CEO/CTO

                                                           STOCKHOLDER

                                                           /s/ DALE T. SMITH
                                                           Dale T. Smith

                                                           /s/ JANIS H. SMITH
                                                           Janis H. Smith

                                       3